As filed with the Securities and Exchange Commission on October 25, 2006.

Registration No. 333-137299

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1 to

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADVANCED BIOENERGY, LLC
(Name of Small Business Issuer in Its Charter)

Delaware	2860	20-2281511
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
of Incorporation or Organization)	Classification Code Number)

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

(763) 226-2701

(Address and telephone number of Principal Executive Offices)

Revis L. Stephenson III

Chairman and Chief Executive Officer

10201 Wayzata Boulevard, Suite 250

Minneapolis, Minnesota 55305

(763) 226-2701

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Peter J. Ekberg

Jonathan R. Zimmerman

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

Phone: (612) 766-7000

Fax: (612) 766-1600

Approximate Date of Commencement of Proposed Sale to the Public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Units to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Membership Units	3,750,000	$20	$75,000,000	$8,025

(1)           Determined pursuant to Section 6(b) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall have filed a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated October 25, 2006

ADVANCED BIOENERGY, LLC
a Delaware Limited Liability Company

, 2006

The securities being offered by Advanced BioEnergy, LLC are
Limited Liability Company Membership Units:

Maximum Offering Amount:                                            $75,000,000                                                                                    Maximum Number of Units:                                               3,750,000

Offering Price: $20 per Unit
Minimum Purchase Requirement:1,250 Units ($25,000)
Additional Increments: 100 Units ($2,000)

We are offering limited liability company membership units in Advanced BioEnergy, LLC, a Delaware limited liability company. This document constitutes the prospectus by which we are offering and selling the units.  You should read this entire prospectus and the documents referred to herein carefully in order to fully understand our business, the offering and the units we are offering. Investors should note the following significant risks.

•      There is one class of membership units in our company. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions.

•      Unitholders who are also members of our company have the right to vote and participate in our management as provided in our operating agreement. These voting and participation rights are very limited.

•      We have restricted the ability to transfer units to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, which include transfers by gift to the member’s descendants; transfers upon the death of a member; certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and transfers that comply with the “qualified matching services” requirements. Otherwise, no transfer of our units is permitted.

•      There is no public or other market for our securities. We do not anticipate such a market will develop.

•      Our company is highly leveraged and our assets are not diversified.

•      Unitholders may have tax liabilities in excess of their distributions.

•      Distributions are generally payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions.

•      We were recently organized and lack significant operating history.

•      There is no minimum aggregate proceeds for this offering and if we do not raise a minimum of $40 million, we may not raise sufficient funds to construct a plant near Rochester, Indiana, as described in this prospectus.

•      The operation of our company involves transactions between our company and certain of our executive officers and directors. See “Certain Relationships and Related Transactions” for additional details.

We are offering the units at a purchase price of $20 per unit. The minimum purchase requirement is 1,250 units for a minimum investment of $25,000. Additional units may be purchased in increments of 100. The offering will end no later than August 31, 2007.  If we sell the maximum number of units prior to August 31, 2007, the offering will end on the date that the maximum number of units has been sold.  We may also decide to end the offering any time after we have sold units in the offering and prior to August 31, 2007.  There is no minimum aggregate number of units that must be purchased in the offering.  Investments will be immediately available to us; however, they will be placed in escrow pending our acceptance of your subscription.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk (see “Risk Factors” starting on page 6), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop.

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our units.  Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business.  Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

ANNEXES

A.              Certificate of Formation

B.                Third Amended and Restated Operating Agreement

C.                Subscription Agreement

SUITABILITY OF INVESTORS

Investing in the units involves a high degree of risk, the units have very limited transferability and we have no exit strategy.  Accordingly, the purchase of units is suitable only for persons of substantial financial means who have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following suitability tests: (1) you have annual income from whatever source of at least $60,000 and a net worth of at least $100,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $250,000 exclusive of home, furnishings and automobiles. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus from our own research, studies conducted by third parties, independent industry associations or general publications and other publicly available information.  In particular, we have based much of our discussion of the ethanol industry, including government regulation relevant to the industry and forecasted growth in demand, on information published by the Renewable Fuels Association, the national trade association for the U.S. ethanol industry. Because the Renewable

Fuels Association is a trade organization for the ethanol industry, it may present information in a manner that is more favorable to that industry than would be presented by an independent source. Forecasts are particularly likely to be inaccurate, especially over long periods of time.

ETHANOL UNITS

All references in this prospectus to gallons of ethanol are to gallons of denatured ethanol. Denatured ethanol is ethanol blended with approximately 5.0% denaturant, such as gasoline, to render it undrinkable and thus not subject to alcoholic beverage taxes.

PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, financial statements and attached annexes before you decide whether to invest.

The Company

We were formed on January 4, 2005 and are organized as a Delaware limited liability company.  Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305. Our telephone number is (866) 794-5424 or (763) 226-2101.  We also maintain a corporate office at 137 N. 8th Street, Geneva, Nebraska 68361.

We are a development-stage company engaged in the biofuels business with no prior operating history. We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant located near Fairmont, Nebraska, known as the Nebraska plant. We do not expect to generate any revenue until we begin operating an ethanol plant.  We intend to build a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Rochester, Indiana, known as the Indiana plant, as well as a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant. We are also considering biofuel opportunities in other locations.

The Nebraska Plant

We are currently building and plan to operate a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska. We expect the Nebraska plant will annually process approximately 36 million bushels of corn into 100 million gallons of ethanol, 321,000 tons of distillers grains for animal feed and 296,000 tons of carbon dioxide.

The total cost of the Nebraska plant, including the construction of the ethanol plant and start-up expenses, is expected to be approximately $142.0 million.  We have entered into a lump-sum design-build agreement with Fagen, Inc. for the design and construction of the Nebraska ethanol plant for a price of $98.0 million, plus approved change orders, with the total price to be adjusted based on agreed-upon changes. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design services. Fagen, Inc. is building our plant using the technology of ICM, Inc.  We anticipate completion of the Nebraska plant construction in September 2007.  We believe we have sufficient cash on hand and debt financing in place to cover construction and related start-up costs necessary to make the Nebraska plant operational.

Once the Nebraska plant is operational, we intend to sell all of the ethanol and most of the distillers grains produced at the facility. There are no current plans to capture and market the carbon dioxide; however, at some point in the future we may decide it is feasible to do so.  We have entered into an ethanol fuel marketing agreement with Renewable Products Marketing Group, L.L.C., an experienced ethanol marketer known as RPMG, which provides for compensation to RPMG in exchange for serving as the exclusive marketer of ethanol produced at the Nebraska plant and provides that all transportation of ethanol from the Nebraska plant will be coordinated by RPMG. We intend to market our distillers grains to the local livestock markets surrounding the plant without the assistance of a third party marketer; however, if the local markets are unable to support purchases of our distillers grains at the prices we desire, we will market the distillers grains through Commodity Specialist Company, an experienced distillers grains marketer.

Additional Ethanol Plants and Other Corporate Opportunities

We are currently planning to construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Rochester, Indiana.  We have entered into a letter of intent with Fagen to construct this plant and, assuming successful completion of this offering and obtaining all necessary permits to construct this plant, we hope to have this plant operational during the third calendar quarter of 2008.  We are also planning to construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota.

We are also exploring the possibility of developing and building, or acquiring, one or more additional ethanol plants, as well as other biofuel opportunities. It is possible that we will take advantage of an opportunity that could result in our using equity raised in this offering for development of other projects or acquisitions, issuing additional equity or incurring additional significant debt obligations. If we decide to build one or more additional plants or undertake other projects, we may not be successful in completing these projects or in raising the additional capital necessary to complete these projects. Even if we are successful in building additional plants or starting other projects, the profitability of the operations of those additional plants or other projects will affect the value of your investment in this offering. We are in the preliminary stages of considering and identifying these opportunities.

The Offering

We are offering a maximum of 3,750,000 units at a purchase price of $20 per unit. You must purchase a minimum of 1,250 units to participate in the offering. You may purchase additional units in increments of 100 units. There is no minimum aggregate offering amount and our maximum aggregate offering amount is $75.0 million. The offering will terminate upon the earliest occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $75.0 million; (2) August 31, 2007; or (3) our termination or abandonment of the offering. We may close and accept individual subscriptions for units at any time prior to termination of this offering; however, we currently anticipate that we will accept or reject subscriptions within 60 days of receipt of funds from an investor.

Units outstanding after the offering (assuming the maximum number of units are sold in the offering)	10,915,600	units
Offering price	$20	per unit

The number of units outstanding after this offering is based on 7,165,600 units outstanding as of September 1, 2006 and includes 305,000 restricted units that are subject to forfeiture to our company in certain circumstances. The table above excludes the following:

•                  an estimated 18,000 units that may be issued to Revis L. Stephenson III and Robert W. Holmes pursuant to a project development fee agreement dated May 19, 2005;

•                  30,000 units to be issued to Donald Gales pursuant to Mr. Gales’ employment agreement; and

•                  up to 345,000 units that may be issued to entities affiliated with Revis L. Stephenson III and Donald Gales pursuant to deferred unit agreements to be entered into with Messrs. Stephenson and Gales pursuant to their employment agreements.

The Company will be offering its units solely through Donald E. Gales, the Company’s Chief Operating Officer and President, who is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 or under similarly applicable state laws. We anticipate this officer will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our officer for these sales. This individual is not a professional salesperson, has other duties and responsibilities with our company and has no duty to assess the suitability of investment for any investor. Investors are encouraged to discuss a potential purchase with their own financial advisors before investing.

The purpose of this offering is to raise capital to help fund the construction and start-up costs of a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Rochester, Indiana and to continue planning the construction of a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, as well as general company purposes.  If we do not receive sufficient proceeds in this offering, we will not have sufficient equity capital to construct the Indiana plant.  We do not anticipate using the proceeds from this offering to construct the Minnesota plant and anticipate raising additional capital and/or debt if we construct the Minnesota plant that may affect your interest in the company.

We may invest in the construction or acquisition of additional plants in other locations, as well as other biofuel opportunities.

Our directors are considered promoters of our company, having taken initiative in organizing our current business. Our directors previously participated as promoters in connection with our 2005 private placement of units. The primary purpose of that private placement was to raise seed capital to start our business. In that offering, we raised a total of $1.5 million from eight investors, all of whom are currently either directors or affiliates of our directors, except for one investor who was previously a director. Following completion of our seed capital private placement, we paid Revis L. Stephenson III and Robert W. Holmes a development fee equal to 125,000 restricted membership units in exchange for their efforts to organize and develop our company pursuant to a project development fee agreement. Under this agreement, we agreed to pay them together, a total fee to be paid in units equal to 1% of the total project cost for the Nebraska plant. These 125,000 units are subject to certain restrictions on ownership including a lock-up agreement impairing the transfer of these units until May 10, 2008. Mr. Stephenson may be entitled to additional units up to 1% of the total project cost on the date the Nebraska plant begins producing ethanol if the actual project development cost exceeds the estimated cost used for purposes of the previous distribution of 125,000 units to Mr. Stephenson and Mr. Holmes.

Our directors previously participated as promoters in connection with our public offering of units that closed in March 2006. The primary purpose of that offering was to raise capital to fund construction of the Nebraska plant. In that offering, we raised a total of $60.5 million from 748 investors, out of a maximum $67.3 million of units offered. No underwriting or other commissions were paid to our promoters (or others) in connection with this offering. To date, the proceeds have been invested primarily in the construction of our Nebraska plant, as well as for the acquisition of Indiana Renewable Fuels, LLC and general operating expenses.

Our Financing Plan

Our lump-sum design-build agreement with Fagen provides that the Nebraska plant currently under construction will cost $98.0 million, excluding any change orders we may approve. We expect that costs and expenses incidental to construction of the Nebraska plant, together with start-up inventories and working capital, will cost approximately $44.0 million for a total project completion cost of approximately $142.0 million. We believe that we have sufficient cash and adequate debt financing in place to complete construction of the Nebraska plant.

We expect that costs and expenses of constructing the Indiana plant along with the costs and expenses incidental to construction of the Indiana plant, together with start-up inventories and working capital, will total approximately $165.0 million.  We intend to raise a maximum of $75.0 million in this offering. Depending on the level of equity raised in this offering and the amount of any grants we may be awarded, we believe we will need to obtain significant senior and subordinate debt financing and government incentives to fully capitalize the Indiana plant. See “Estimated Sources of Funds.”  There are no assurances that we will be able to obtain the necessary debt financing, other financing, grants or government incentives sufficient to capitalize the Indiana plant.

We anticipate that we will need to conduct another equity financing to raise sufficient funds to construct the Minnesota plant.  Construction of the Minnesota plant will also require significant debt financing or other forms of financing to complete construction.  At this time, we have not secured any financing for construction of the Minnesota plant.

Financial Information

We are a development-stage company with no operating history and no revenues. Please see “Selected Financial Data” for a summary of our finances and our financial statements included with this prospectus for our detailed financial information.

Membership and Our Operating Agreement

If you purchase units in this offering, you will become a member in our company upon approval by our board of directors and your written agreement to be bound by our operating agreement, which is attached as annex B. Our operating agreement governs our company, our board of directors and our members. Each member has one vote per unit owned. Members may vote on a limited number of issues, such as dissolving our company, amending the operating agreement and electing future directors.

As a unitholder, you will have a capital account to which your contributions will be credited. Liquidating distributions from the company will be paid to unitholders in proportion to their respective capital account balances. We will increase unitholders’ capital accounts by the holders’ allocated share of our profits and other applicable items of income or gain. We will decrease capital accounts by the holders’ share of our losses and other applicable items of expenses or losses and any distributions that are made. Generally, we will allocate our profits and losses based upon the ratio each unitholder’s units bear to total units outstanding. At the time units are issued in the offering, the capital accounts of existing members will be adjusted so that the capital accounts of all members (i.e., existing members and new members acquiring units in the offering) are equal.

The transfer of units is restricted by our operating agreement to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Generally, unless a transfer is permitted under our operating agreement or by operation of law, such as upon death, units cannot be transferred without the prior written approval of a majority of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include transfers by gift to the member’s descendants; transfers upon the death of a member; certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and transfers that comply with the “qualified matching services” requirements. Your investment in our company may never be liquid and we currently do not generate any revenue and do not expect to generate any revenue during 2006.

We are treated as a partnership for federal income tax purposes. As such, we do not pay any federal income taxes at the company level and instead allocate net income to unitholders. Our unitholders must then include that income in their taxable income. This means that each unitholder must pay taxes upon the allocated shares of our income regardless of whether we make a distribution in that year. Our unitholders may be able to deduct their allocated share of any loss. However, this is subject to a number of rules that may restrict an investor’s ability to deduct the loss, including rules related to at-risk and passive losses and basis.

We may elect to reorganize as a corporation rather than a limited liability company, which would result in our company being taxed as a C corporation.  The tax consequences of the conversion will depend on how the conversion is implemented.  Individual unitholders will be forced to convert their units into corporation shares if the majority of members constituting a quorum at a meeting elect to effect a conversion.  See “Federal Income Tax Consequences of Owning Our Units.”

Management

Our operating agreement provides that we are managed by our board of directors. Our board of directors currently consists of eight individuals. At the first members’ meeting following commencement of substantial operations at the Nebraska plant, the number of directors will become fixed at nine. We have a classified board consisting of three classes, with all directors serving staggered three-year terms.

Directors are elected by plurality vote of the members, which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors. Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board of directors by giving advance written notice to our company with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unitholders representing at least 5% of our outstanding units and must be delivered to the secretary of the company not less than 60 nor more than 90 days prior to the first day of the month corresponding to the previous year’s annual meeting.

Distributions to Unitholders

We have not made any cash distributions since our inception, and we do not intend to declare any cash distributions until after we begin generating revenue and satisfy any loan covenants required by our lenders. We will not begin generating any revenue until we begin operation of a plant. Subject to loan covenants and restrictions, we intend to distribute our net cash flow as described in our operating agreement to holders of our units in proportion to their units held after we begin operation of a plant. By net cash flow, we mean our gross cash proceeds received, less any portion that our board of directors, in its sole discretion, shall determine should be used to pay or establish reserves for our expenses, debt obligations, capital improvements, replacements and contingencies.

Suitability of Investors

Investing in the units involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means who have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following suitability tests: (1)  you have annual income from whatever source of at least $60,000 and a net worth of at least $100,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $250,000 exclusive of home, furnishings and automobiles. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

Subscription Period

We will accept subscriptions at any time prior to (1) our acceptance of subscriptions for units equaling the maximum amount of $75.0 million; (2) August 31, 2007; or (3) our termination or abandonment of the offering. We reserve the right to cancel, modify or extend the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units.

Subscription Procedures

Before purchasing any units, investors must:

•                  read and complete the subscription agreement included as annex C to this prospectus;

•                  draft a check payable to “Fidelity Bank fbo Advanced BioEnergy, LLC” in the amount due for the units for which subscription is sought; and

•                  deliver to us these items and an executed copy of the signature page to our operating agreement.

All funds paid by subscribers will be held in escrow by Fidelity Bank until such time as our board of directors accepts the subscription.  At that time, the funds held in escrow will be released to us.  We are entitled to close on the funds placed in escrow at any time once our board of directors accepts the subscription.  There is no minimum aggregate amount that must be sold in this offering to effect a closing.  Once we accept your subscription, we will deliver to you a certificate evidencing the units purchased.  Your subscription may not be revoked after it is accepted by our board of directors. We may close and accept individual subscriptions for units at any time prior to termination of this offering; however, we currently anticipate that we will accept or reject subscriptions within 60 days of receipt of funds from an investor.

In the subscription agreement, an investor must make representations to us concerning, among other things, that the investor has received our prospectus, annexes and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription agreement also requires information about the nature of an investor’s desired ownership, state of residence and taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully and in its entirety.

Important Notices to Investors and Risk Factors

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see “Risk Factors” beginning on page 6 to read about important risks you should consider before purchasing units. These risks include, but are not limited to, the following:

•                  we are a development-stage company and have not yet generated any revenue and do not expect to generate revenue until plant operations begin;

•                  our board of directors has significant discretion as to the use of proceeds in this offering and may choose to use the proceeds in a manner that differs from the manner in which certain of our members would choose to use the proceeds from the offering;

•                  cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves and operating expenditures;

•                  our future plant operations are subject to construction risks and fluctuations in the prices of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, changes in technology and government support and regulations;

•                  we are very dependent on Fagen and ICM for the construction, design and technology for our plants and any loss of our relationships with Fagen and ICM may cause us to delay or abandon the projects;

•                  conflicts of interest may arise in the future between us, our members, our directors and the companies upon which we will depend;

•                  the units are subject to a number of transfer restrictions and no public market exists for our units and none is expected to develop;

•                  members’ voting rights are limited and we are managed by a board of directors and officers; and

•                  there is no minimum in this offering and we may elect to modify, terminate or abandon the offering prior to receiving sufficient funds to fully capitalize the Indiana project.

No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors in the securities.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, there are substantial restrictions on the transferability of the units within federal and state securities laws and the operating agreement to which the units are subject. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and its representatives, if any, are invited to ask questions of our representatives concerning the terms and conditions of this offering, us, our business and other relevant matters. We will provide the requested information to the extent that we possess this information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions or desiring additional information should contact us at (866) 794-5424 or (763) 226-2701 or at our current business address: Advanced BioEnergy, LLC, 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305.

RISK FACTORS

The purchase of units involves substantial risks, and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to Our Business

We are a development company and have no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and have no history of operations. We cannot provide assurance that we can manage our start-up activities effectively and properly staff operations, and any failure to complete these activities effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. Our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. We anticipate a period of significant growth, involving the construction and start-up of operations of the ethanol plants. This period of growth and the start-up of the ethanol plants is likely to be a substantial challenge to us. If we fail to manage our start-up effectively, you could lose all or a substantial part of your investment.

We may not be able to develop or expand our business as planned.

We plan to grow our business by investing in new or existing ethanol plants. We have no operational ethanol plants, one ethanol plant under construction and two ethanol plants in development.  We do not anticipate commencing operations from our first plant until September 2007.  Constructing ethanol plants is subject to a number of risks, any of which could prevent us from commencing operations at a particular plant as expected or at all, including zoning and permitting matters, adverse weather, defects in materials and workmanship, labor and material shortages, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties. Moreover, we will need substantial additional capital to expand our business, but we may not obtain this needed capital or it may not be available to us on acceptable terms.  If we are not able to develop or expand our business as planned, the value of your investment will decline and may become worthless.

We have little to no experience in the ethanol industry, which increases the risk of our inability to build and operate the ethanol plants.

We are presently, and for some time are likely to continue to be, dependent upon our current board of directors and management team to operate our business.  Most of these individuals are experienced in business generally but nearly all of these persons have very little or no experience in raising capital from the public, organizing and building an ethanol plant or governing and operating a public company.  No members of our board of directors have expertise in the ethanol industry.  Revis L. Stephenson III, our Chief Executive Officer, also has no prior experience in the ethanol industry.  In addition, certain directors are presently engaged in other activities that impose substantial demands on their time and attention. You should not purchase units unless you are willing to entrust all aspects of our management to our board of directors and management.

We will depend on Fagen, Inc. and ICM, Inc. for expertise in beginning operations in the ethanol industry and any loss of these relationships could cause us delay and added expense, placing us at a competitive disadvantage.

We will be dependent on our relationships with Fagen, Inc., ICM, Inc. and their employees. Any loss of these relationships may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays.  Unforeseen expenses and delays may reduce our ability to generate revenue and obtain profitability and may significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.

If we fail to finalize critical agreements, such as the design-build agreements for the Indiana and Minnesota plants, ethanol and distillers grains marketing agreements and utility supply agreements, or if the final agreements are unfavorable when compared to what we currently anticipate, our projects may fail or be harmed in ways that reduce the value of your investment.

You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed and plans that have not been implemented. In some instances these documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to primarily consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other potential sources of revenue.  Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of ethanol and distillers grains since we do not currently expect to have any other lines of business or alternative revenue sources.

We have a history of losses and may not ever operate profitably.

For the period of January 4, 2005 through June 30, 2006, we incurred an accumulated net loss of $1.6 million. We will continue to incur significant losses until we successfully commence operations of an ethanol plant. There is no assurance that we will be successful in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at an ethanol plant, there is no assurance that we will be able to operate profitably.

We have to recruit and retain qualified employees to operate the plants successfully.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in rural areas with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our projects. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

We may pursue strategic acquisitions, which could have an adverse impact on our business.

We periodically consider acquisitions and we may from time to time acquire complementary companies or businesses.  Acquisitions may result in difficulties in assimilating acquired companies, and may result in the diversion of our capital and our management’s attention from other business issues and opportunities.  We may not be able to successfully integrate companies that we acquire, including their personnel, financial systems, distribution, operations and plant operating procedures.  If we fail to successfully integrate acquired companies, our business could suffer.  In addition, the integration of any acquired business, and its financial results, into ours may adversely affect our operating results.

Risks Related to Our Financing Plan

The growth of our business will be dependent upon the availability of adequate capital.

The growth of our business will depend on the availability of adequate capital, which in turn will depend in large part on cash flow generated by our business and the availability of equity and debt financing.  To date, we have relied on equity capital and debt financing to commence construction of the Nebraska plant.  We cannot assure you that our operations will generate positive cash flow or that we will be able to obtain equity or debt financing on acceptable terms or at all.  Our credit facility contains provisions that restrict our ability to incur additional indebtedness or make substantial asset sales that might otherwise be used to finance our expansion.  Security interests in certain of our assets, which may further limit our access to certain capital markets or lending sources, secure our obligations under the credit facility.  As a result, we cannot assure you that we will be able to finance our current expansion plans.

We may not obtain the debt financing necessary to construct and operate the ethanol plants, which could result in the failure of these projects and our company.

In addition to the equity raised in this offering and the amount of any grants we may be awarded, we will need to obtain significant senior and subordinate debt financing, grants and government incentives to fully capitalize the Indiana plant and substantial additional financing in order to fully capitalize the Minnesota plant. We have entered into a loan agreement with Farm Credit Services of America establishing a senior credit facility for construction of the Nebraska plant, but Farm Credit Services of America is only obligated to lend the funds for construction if certain conditions are satisfied. We have no commitments for debt financing, grants or government incentives for either the Indiana plant or the Minnesota plant.

Any agreements with lenders may require us to abide by restrictive loan covenants that may hinder our ability to operate.

In order to implement our business plan we will incur substantial debt service requirements. Our debt load and service requirements, and the restrictive loan covenants accompanying our debt, could have important consequences that could hinder our ability to operate, including our ability to:

•      incur additional indebtedness;

•      make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•      make distributions to unitholders, or redeem or repurchase units;

•      make certain types of investments;

•      create liens on our assets;

•      utilize the proceeds of asset sales; and

•      merge or consolidate or dispose of all, or substantially all, of our assets.

In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unitholders (even for tax purposes) or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plants would be greatly affected and we may be forced to liquidate.

If we do not raise sufficient funding in this offering, it is unlikely we will construct the Indiana and Minnesota ethanol plants.

We estimate that we will need at least $40 million in equity funding to build the Indiana plant and substantial additional equity funding to build the Minnesota plant. While we are not seeking to raise sufficient funds to build both the Indiana and Minnesota plants in this offering, there can be no assurance that we will raise a sufficient amount in this offering to construct the Indiana plant. If we fail to raise the required amounts, it is unlikely that we will locate other sources of capital that will allow us to construct these plants.

Risks Related to Construction of the Ethanol Plants

We must satisfy certain conditions in order to secure a design-build agreement for the construction of the Indiana plant.

We have entered into a preliminary letter of intent with Fagen for the construction of the Indiana plant that requires us to satisfy certain conditions before a definitive design-build agreement may be executed. The letter of intent will terminate on December 31, 2007 unless the basic size and design of the ethanol plant have been determined and mutually agreed upon, a specific site or sites have been determined and agreed upon and at least 10% of the necessary equity has been raised. Further, the letter of intent will terminate on December 31, 2008 unless we have secured financing for the project. There is no guarantee that we will be able to satisfy these conditions or enter into a definitive design-build agreement with Fagen to design and build the ethanol plant. If we fail to satisfy these conditions, we may not be able to finance the project or find a design-build company willing to work on the project.

We may not be able to secure a design-build agreement for the construction of the Minnesota plant.

We have an oral agreement with Fagen to enter into a design-build agreement for the design and construction of our proposed Minnesota ethanol plant. No definitive agreement has been executed, and the parties might not agree to terms. If we are not able to execute a definitive design-build agreement with Fagen, we may not be able to finance the Minnesota plant or find a design-build company willing to work on the project.

We expect to be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the Indiana and Minnesota plants.

If we meet the conditions of the preliminary letter of intent, we expect to enter into a definitive design-build agreement with Fagen to design and build the Indiana plant using ICM technology. We have an oral agreement with Fagen to enter into a design-build agreement for the design and construction of the Minnesota plant, although no definitive agreement has been executed and the parties might not agree to terms and execute an agreement. We expect that Fagen will use ICM technology in the Minnesota plant. Therefore, we expect to be highly dependent upon Fagen and ICM for their expertise within the ethanol industry, and any loss of our relationship with either company could place us at a competitive disadvantage. We will depend on Fagen and ICM for timely completion of the plants; however, their involvement with other projects could delay the commencement and start-up operations of our projects. Fagen and ICM may also participate as investors in the projects. As a result, the terms and conditions of contracts negotiated with Fagen and ICM may not be negotiated at arm’s length. If either company were to terminate its relationship with us, we might not be able to secure a suitable replacement and our business would be materially harmed. If the plants are built and do not operate as we expect, our right to rely on Fagen or ICM to remedy any deficiencies or defects will be limited by our contracts with them. If the ethanol plants do not operate as we expected, our business may be materially harmed without an adequate remedy against our design-build contractors.

We will depend on Fagen, Inc. and ICM, Inc. to design and build our Nebraska plant, and their failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.

We have entered into a lump-sum design-build agreement with Fagen and a license agreement with ICM to design and build the Nebraska plant. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for certain engineering and design work on the Nebraska plant. Fagen Engineering, LLC and Fagen, Inc. are both owned by Ron Fagen. Fagen Engineering, LLC provides engineering services for projects constructed by Fagen, Inc.

We expect to be highly dependent upon Fagen’s and ICM’s experience and ability to train personnel in operating the Nebraska plant. If the Nebraska plant is built and does not operate to the level anticipated by us in our business plan, we will rely on Fagen and ICM to adequately address any deficiency. There is no assurance that Fagen and/or ICM will be able to address a deficiency in an acceptable manner. Their failure to address deficiencies could cause us to halt or discontinue production of ethanol, which could damage our ability to generate revenues and reduce the value of your units.

We may need to increase cost estimates for construction of the ethanol plants, and these increases could result in devaluation of our units if ethanol plant construction requires additional capital.

We have based our capital needs on a design for the Nebraska plant that will cost approximately $98.0 million with additional start-up and development costs of approximately $44.0 million for a total project completion cost of approximately $142.0 million, but there is no assurance that the final cost of the plant will not be higher. We have based our capital needs on a design for the Indiana plant that will cost approximately $165.0 million, including additional start-up and development costs, but there is no assurance that the final cost of the plant will not be higher. We have not determined the estimated cost of the Minnesota plant.

There is no assurance that there will not be design changes or cost overruns associated with the construction of the plants. The rising price of steel could affect the final cost of construction of the ethanol plants. In addition, shortages of steel could affect the final completion date of the projects. Advances and changes in technology may require changes to our current plans in order to remain competitive. We may determine that it is necessary to change the design of the plants in order to implement new technology. Any significant increase in the estimated construction cost of the plants could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays could result in devaluation of our units if our production and sale of ethanol and its by-products are similarly delayed.

We currently expect our Nebraska plant to be operating in September 2007 and our Indiana plant to be operating in the third calendar quarter of 2008; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions or other events that delay the construction schedule. We do not have an estimated completion date for the Minnesota plant.  Changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy change towards ethanol or these projects could cause construction and operation delays. If it takes longer to construct the plants than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.

Defects in plant construction could result in devaluation of our units if our plants do not produce ethanol and its by-products as anticipated.

There is no assurance that defects in materials and/or workmanship in the plants will not occur. Under the terms of the design-build agreement with Fagen for construction of the Nebraska plant, Fagen warrants that the material and equipment furnished to build the plant will be new, of good quality and free from material defects in material or workmanship at the time of delivery, and Fagan is required to correct all defects in material or workmanship for a period of one year after substantial completion of the plant. We expect such terms to be included in the design-build agreements for construction of the Indiana plant and Minnesota plant as well. Nonetheless, such defects in material or workmanship may still occur and could delay the commencement of operations, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plants’ operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units.

The plant sites may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.

The historical use of the land for the Nebraska plant has been the planting of row crops. We have obtained a satisfactory phase 1 environmental study and we have no reason to believe that there is a material risk of environmental problems. Soil studies have also been completed and the results were satisfactory. However, there can be no assurance that we will not encounter hazardous conditions at the Fairmont site or any alternative site that may delay the construction of the Nebraska plant. Fagen is not responsible for any hazardous conditions encountered at the plant site. Upon encountering a hazardous condition, Fagen will suspend work in the affected area. If we receive notice of a hazardous condition, we must correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value or your units.

We have not completed environmental studies of the land that we intend to use to build the Indiana and Minnesota plants.  We may determine that this land contains environmental hazards that will make construction costly or impossible, which could lead us to suspend development or construction of the plants or require us to purchase more expensive land on which to build the plants.  This could cause our results to suffer and reduce the value of your units.

Any delay or unanticipated cost in providing rail infrastructure to the plants could significantly impact our ability to operate the plants and reduce the value of your investment.

Rail service is available in Fairmont, Nebraska from the Burlington Northern Santa Fe Railroad. Our budget currently includes $7.1 million in rail infrastructure costs associated with the Nebraska plant. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plant since we expect to ship most or all of our ethanol and distillers grains by rail. As a result, the value of your investment could decline.

Similarly, access to the proposed Indiana and Minnesota sites by rail service is critical to the success of these plants.  Any delay in obtaining rail access, or inability to obtain rail access, could significantly impact our ability to operate those plants.

If we were not able to obtain the required zoning and permits to build at the proposed sites for the Indiana and Minnesota plants, we may not be able to proceed with those plants.

The proposed sites in Indiana are zoned for agricultural use, and we anticipate we will need a zoning change to construct an ethanol plant on either of these sites.  Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned as well, and a conditional use permit will likely be required.  Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the Township considers whether to adopt its own zoning code.  If we are not able to have the land rezoned and obtain the required permits, we will not be able to build the Indiana and Minnesota plants at their proposed sites and will attempt to find other locations to build the plants; however, this may prove unsuccessful. No assurance can be given that we will be successful in getting the proposed sites rezoned or that we will obtain the required permits.

Risks Related to Ethanol Production

We may have difficulty obtaining enough corn to operate the plants profitably.

There may not be an adequate supply of corn produced in the area surrounding our plants to satisfy our requirements.  Even if there is an adequate supply of corn and we make arrangements to purchase it, we could encounter difficulties finalizing the sales transaction and securing delivery of the corn.  If we do not obtain corn in the quantities we plan to use, we may not be able to operate our plants at full capacity.  If the price of corn in our local markets is higher than the national average, our profitability may suffer and we may incur significant losses from operations. As a result, our ability to make a profit may decline, causing a reduction in the value of your investment.

Our financial performance will be dependent on corn prices and market prices for ethanol and distillers dried grains, and the value of your investment in us may be directly affected by changes in these market prices.

Our results of operations and financial condition will be significantly affected by the cost and supply of corn and by the selling price for ethanol and distillers grains, which are commodities. Changes in the price and supply of these commodities are subject to and determined by market forces over which we have no control. A significant reduction in the quantity of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs with adverse financial consequences to us. Significant variations in actual growing conditions from normal growing conditions may adversely affect our ability to procure corn for the ethanol plants. Additionally, competition for corn origination from other ethanol plants or other buyers may increase our cost of corn and harm our financial performance. We will purchase our corn in the cash market and may hedge corn price risk through futures contracts and options to reduce short-term exposure to price fluctuations. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation, which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur these costs and they may be significant.

Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, this pricing may reduce our ability to generate revenues and harm our profitability because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.

Our revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, the level of government support and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production, creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income, which would decrease our revenues and you could lose some or all of your investment as a result.

Our ability to successfully operate is dependent on the availability of energy and water at anticipated prices.

Adequate energy and water is critical to plant operations. We have not yet entered into any definitive agreements to obtain energy and water resources for the Indiana and Minnesota plants, and we may have to pay more than we expect to access efficient energy and water resources. As a result, our ability to make a profit may decline.

We expect to depend on natural gas energy to power the ethanol plants.

We intend to use natural gas as the power source for our ethanol plants. Natural gas costs traditionally represent approximately 15% of the total cost of production of ethanol. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and June 30, 2006, the price per million British thermal units of natural gas based on the New York Mercantile Exchange (NYMEX), known as a MMBtu, has ranged from a low of $1.83 to a high of $15.38. On August 23, 2006, the price of the NYMEX future contract for September delivery settled at $6.875 per MMBtu. Any increase in the price of natural gas could lead to an increase in operating costs.

We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.

We currently have an agreement with a third-party marketing firm to market all of the ethanol we plan to produce at the Nebraska plant, and we may hire a third-party marketing firm to market all of the ethanol we plan to produce at our other plants. We currently expect to market our own distillers grains locally by selling to local livestock, poultry and swine markets. However, if the local markets do not provide an adequate outlet for our distillers grains at the prices we desire, we have contracted with Commodity Specialist Company to market and sell a portion or all of our distillers grains. As a result, we expect to be dependent on the ethanol marketer and any distillers grains marketer we engage. There is no assurance that we will be able to enter into contracts with any ethanol marketer for the ethanol at our Indiana and Minnesota plants or distillers grains marketer on terms that are favorable to us. If the ethanol or distillers grains marketer breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers grains may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

We do not have experience marketing ethanol and distillers grains, and we might be unsuccessful in selling any of the products we undertake to market on our own.

We currently expect to market our own distillers grains locally by selling to local livestock, poultry and swine markets, and we may market the ethanol produced at the Indiana and Minnesota plants on our own.  We do not have any experience marketing ethanol and distillers grains, which may make it difficult to sell these products at a desirable price or at all. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

We have no current plan to sell the raw carbon dioxide we produce to a third-party processor, resulting in the loss of a potential source of revenue.

At this time, we have no agreement to sell the raw carbon dioxide we produce. We cannot provide any assurances that we will sell our raw carbon dioxide at any time in the future. If we do not enter into agreements to sell our raw carbon dioxide, we will have to emit it into the air. Although emission of carbon dioxide does not violate current laws, this will result in the loss of a potential source of revenue.

Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plants or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Any advances and changes may make the ethanol production technology installed in our plants less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plants to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required or we may determine that it is in the best interests of our company to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

There is currently a shortage of rail cars to transport ethanol.  If we are not able to obtain rail cars at favorable prices, we may not be able to operate profitably.

We currently expect to transport a substantial amount of the ethanol produced at our plants by rail, which requires a sufficient supply of specialized rail cars.  There is currently a shortage of adequate rail cars and rail car manufacturers have informed us that there is a significant backlog on rail car orders; therefore, it may be costly to obtain rail cars in a timely fashion or rail cars may not be available at all.  If demand for rail cars remains high, we may be required to pay higher prices than we currently anticipate to purchase rail cars, which would limit our ability to make a profit and cause our sales to decline.  Moreover, if we do not obtain rail cars in the quantities we plan to use, we may not be able to operate our plants at full capacity, which could cause a decline in the value of our units.

Risks Related to the Ethanol Industry

Competition from the advancement of technology may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing more efficient engines, hybrid engines and alternative clean power systems using fuel cells or clean burning gaseous fuels. Vehicle manufacturers are working to develop vehicles that are more fuel efficient and have reduced emissions using conventional gasoline. Vehicle manufacturers have developed and continue to work to improve hybrid technology, which powers vehicles by engines that utilize both electric and conventional gasoline fuel sources. In the future, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plants we are proposing to build into plants that will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

Volatility in gasoline selling price and production cost may reduce our gross margins.

Ethanol is utilized both as a fuel additive to reduce vehicle emissions and as an octane enhancer to improve the octane rating of gasoline with which it is blended.  Therefore, the supply and demand for gasoline impacts the price of ethanol and our business and future results of operations may be materially adversely affected if gasoline demand or price decreases.

Competition in the ethanol industry could limit our growth and harm our operating results.

The market for ethanol and other biofuels is highly competitive. Our current and prospective competitors include many large companies that have substantially greater market presence, name recognition and financial, marketing and other resources than we do. We compete directly or indirectly with large companies, such as Archer-Daniels-Midland Company and Cargill, Inc., other companies that are seeking to develop large-scale ethanol plants and alliances. As of June 2006, the top ten producers accounted for approximately 46% of the ethanol production capacity in the U.S. according to the Renewable Fuels Association.  Farmer-owned cooperatives and independent firms consisting of groups of individual farmers and investors have been able to compete successfully in the ethanol industry due in part to their ability to attract sufficient supplies of corn at relatively low prices.  Pressure from our competitors could require us to reduce our prices or increase our spending for marketing, which would erode our margins and could have a material adverse effect on our business, financial condition and results of operations.

Commencement of ethanol plant construction by other parties prior to us in the areas where we intend to build plants could force us to abandon one or more of our proposed plants.

At present, there are many individuals and groups that are attempting to build ethanol plants throughout the U.S.  If a third party begins construction on a plant in or around the area of one of our proposed plants, lenders may not be willing to fund the debt we would need to build in the area.  In addition, Fagen, ICM and other plant builders often refuse to construct plants nearby other ethanol plants.  This could cause us to abandon or relocate one of our proposed plants, which could have a material adverse effect on our business, financial condition and results of operations.

As domestic ethanol production continues to grow, ethanol supply may exceed demand, causing ethanol prices to decline and the value of your investment to be reduced.

The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits, causing the value of your investment to be reduced.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce than it contributes may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment.

Certain individuals believe that use of ethanol will have a negative impact on retail prices of gasoline. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could lower demand for our product and negatively affect our profitability.

Ethanol imported from Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Risks Related to Regulation and Governmental Action

Loss of or ineligibility for favorable tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a Renewable Fuels Standard, known as the RFS. The RFS will begin at 4 billion gallons per year in 2006, increasing to 7.5 billion gallons per year by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.

Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. Because we intend to build plants with the capacity to annually produce 100 million gallons of ethanol each, we do not expect to qualify for this tax credit, which could hinder our ability to compete with other plants that will receive the tax credit.

The state of Nebraska has established a production tax credit for newly constructed facilities in production prior to June 30, 2004. As the program is currently structured, we are not eligible for these production tax credits since our Nebraska plant did not become operational by the June 30, 2004 production deadline. The program is scheduled to expire on June 30, 2012. Our inability to qualify for this production tax credit may make it more difficult to compete with other facilities in Nebraska that are eligible to receive the tax credit. This could negatively impact our profitability, causing a reduction in the value of your investment.

A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.

We will be subject to extensive air, water and other environmental regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees, and we will need to obtain a number of environmental permits to construct and operate the plants. In addition, it is likely that our debt financing for our plants will be contingent on our ability to obtain the various environmental permits that we will require.

We are in the process of applying for the permits necessary for construction and operation of our Nebraska plant. We have received some of the required permits for our Nebraska plant. We have not yet applied for the necessary permits for the Indiana and Minnesota plants.  If for any reason any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all. Permit conditions could also restrict or limit the extent of our operations. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and continue to operate our ethanol plants. Failure to comply with all applicable permits and licenses could subject us to future claims or increase costs and materially adversely affect our business and results of operations.

Each ethanol plant we intend to operate will be subject to environmental regulation by the state in which the plant is located and by the U.S. Environmental Protection Agency. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts on the environment.  A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.   We may be liable for the investigation and cleanup of environmental contamination at each of the properties that we own or operate and at off-site locations where we arrange for the disposal of hazardous substances.  If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources.  We may also be subject to related claims by private parties, including our employees and property owners or residents near our plants, alleging property damage and personal injury due to exposure to hazardous or other materials at or from those plants. Additionally, the hazards and risks associated with producing and transporting our products (such as fires, natural disasters, explosions, abnormal pressures and blowouts) may also result in personal injury claims by third parties or damage to property owned by us or by third parties. We could sustain losses for uninsurable or uninsured events, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury to third parties or damage to property owned by us or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our business, results of operations and financial condition.

Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if obtain the required permits, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and cause you to lose some or all of your investment.

Risks Related to the Offering

There is no minimum number of units required to be sold in this offering, which means we may not receive sufficient funds to construct the Indiana plant or undertake any of the other projects discussed in this prospectus.

We anticipate using a portion of the funds raised in this offering to construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Rochester, Indiana.  Based on our business plan and current construction cost estimates, we believe we will need to raise approximately $165.0 million for construction and start-up expenses relating to the Indiana plant and substantial additional equity capital to construct and start-up the Minnesota plant. We will need to sell approximately 2,000,000 units in order to raise sufficient equity capital to permit us to incur debt financing to complete construction of the Indiana plant. There is a substantial risk that we may not be able to sell sufficient units in this offering to raise the equity capital portion of the financing necessary to construct the Indiana plant or to raise sufficient funds to undertake any of the other projects discussed in this prospectus.  Even if we raise the maximum proceeds in this offering, we will not have sufficient funds to finance both of these plants.  We may choose to use the proceeds from this offering for another purpose.

We have discretion regarding how we use the proceeds of this offering, which means that your investment might be used for purposes other than funding the construction of the Indiana plant or Minnesota plant.

There is no minimum number of units required to be sold in this offering. Therefore, if you purchase units in this offering, your funds will be immediately available to us upon acceptance of your subscription by our board of directors. If we do not sell a sufficient number of units to complete the equity capital portion of the Indiana plant financing, we anticipate we will use your investment for other purposes. This means that from the date of your investment, you will not be entitled to have your investment returned if we do not build the Indiana plant.

We have limited experience in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.

We are making this offering on a “best efforts” basis and we will not use an underwriter or placement agent. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors. We plan to advertise in local media and by mailing information to area residents. We may also hold informational meetings. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. Most of our executive officers and directors have limited or no broker-dealer experience and most have limited or no experience with public offerings of securities. There can be no assurance that our executive officers and directors will be successful in securing investors for the offering.

Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.

Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by us. This means that from the date of your investment, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for an indefinite period of time. There are significant transfer restrictions on our units. You will not have a right to withdraw from our company and demand a cash payment from us.

Risks Related to Our Units

There has been no independent valuation of the units, which means that the units may be worth less than the price at which they are offered.

We have determined the unit purchase price without independent valuation. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our units, and an active trading market will not develop as a result of this offering. In order for the company to maintain its partnership tax status, unitholders may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). Therefore, we do not expect to apply for listing of the units on any securities exchange following this offering. As a result, you should not expect to readily sell your units.

We have placed significant restrictions on transferability of the units.

The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and, therefore, may be required to assume the risks of investments in us for an indefinite period of time, which may be the life of our company. We have not developed an exit strategy.

To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. See “Summary of Our Operating Agreement.” The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly traded partnership rules under the tax code, which include, without limitation, the following:

•                  transfers by gift to the member’s descendants;

•                  transfer upon the death of a member;

•                  transfers between family members; and

•                  transfers that comply with the “qualifying matching services” requirements.

There is no assurance that an investor will receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Delaware Limited Liability Company Act, our operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “Description of Membership Units.” Our board may elect to retain future profits to provide operational financing for the plants, debt retirement and possible plant expansion, the construction or acquisition of additional plants or other company opportunities. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in a reduction in the value of or the loss of your entire investment.

The presence of members holding 25% or more of the outstanding units is required to take action at a meeting of our members.

In order to take action at a meeting, a quorum of members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. See “Summary of Our Operating Agreement.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 25% quorum protects the company from actions being taken when less than 25% of the members have considered the matter being voted upon. However, this also means that the unitholders of a minority of outstanding units could pass a vote and take an action which would then bind all unitholders. Conversely, the requirement of a 25% quorum also means that members will not be able to take actions which may be in the best interests of the company if we cannot secure the presence in person, by proxy or by mail ballot of members holding 25% or more of the outstanding units.

You will have limited voting rights.

You cannot exercise control over our daily business affairs and implement changes in our policy. Subject to the provisions in our operating agreement, our board of directors may modify our business plans without your consent.

In addition to the election of directors, you may vote only in a limited number of specific instances. These situations consist of the following matters, which require the affirmative vote of a majority of our membership voting interests:

•      disposition of substantially all of our assets through merger, exchange or otherwise, except for dissolution of our company or a transfer of our assets to a wholly owned subsidiary;

•      issuance of more than 20 million units; or

•      causing our company to acquire debt or equity of any director or its affiliates, or otherwise making loans to a director or its affiliates in excess of $500,000.

These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.

These units will be diluted in value and will be subject to further dilution in value.

To date, all 7,165,600 of our outstanding units have been issued at a price less than $20 per unit. The presence of these previously issued units will dilute the relative ownership interests of the units purchased in this offering because these earlier investors received a relatively greater share of equity for less consideration. As a result, investors will incur immediate and substantial dilution in the value of their units upon acquisition.

We may, in the future, adopt a unit incentive plan or otherwise grant units, options, warrants or other securities in order to attract and retain key personnel to operate our plants and to provide incentives to key management, consultants, directors and officers. These actions, if taken, could lower the value of your units and cause additional dilution to your investment and a reduction in your equity interest.

We may decide to build or acquire additional ethanol plants or undertake additional business ventures, which could affect our profitability and result in the loss of a portion or all of your investment.

In the future, we may explore the possibility of building or acquiring additional ethanol plants or undertaking unrelated business ventures. If we decide to take advantage of these opportunities, we might issue additional equity, which could dilute the units issued in this offering and cause us to incur additional significant debt obligations in order to fund the new construction or venture. Any proposed additional plants or ventures may also impose substantial additional demands on the time and attention of our executive officers and directors. If we decide to build or acquire additional plants or undertake other business ventures, we may not be successful, which could lead to an unrecoverable investment by us and you could lose a portion or all of your investment. Even if we are successful, the profitability of the operations of those additional plants and ventures will affect the value of your investment in this offering.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Delaware limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will have less cash to distribute to our unitholders.

We might elect to convert our entity status from a limited liability company to a corporation, which would increase our tax burden.

If we elect to be organized as a corporation, we will be subject to Subchapter C of the Internal Revenue Code. We would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. Distributions made to investors would be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will also have less cash to distribute to our unitholders.

The IRS may classify your investment as a passive activity, resulting in your inability to deduct losses associated with your investment.

It is likely that an investor’s interest in us will be treated as a “passive activity” for tax purposes. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be a “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will be required to pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction, causing additional tax liability to our members.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

To the extent that we hold United States real property, non-U.S. investors may be subject to U.S. federal income tax (including withholding tax) in connection with the disposition of our units, and U.S. investors selling our units may be required to certify as to their status in order to avoid withholding.

A non-U.S. holder of our units will generally be subject to withholding of U.S. federal income tax with respect to distributions made by us.  Moreover, a non-U.S. holder of our units not otherwise subject to U.S. federal income tax on gain from the sale or other disposition of our units may nevertheless be subject to U.S. federal income tax (including withholding) with respect to such sale or other disposition if we hold United States real property at the time of the sale or disposition.

If we elect to be reorganized as a corporation rather than a limited liability company, a non-U.S. holder of our units will generally be subject to withholding of U.S. federal income tax with respect to distributions made by us that are treated as dividends for U.S. federal income tax purposes.  In addition, if we elect to be reorganized as a corporation, a non-U.S. holder of our units not otherwise subject to U.S. federal income tax on gain from the sale or other disposition of our units may nevertheless be subject to U.S. federal income tax (including withholding) with respect to such sale or other disposition if we are, or have been, a United States real property holding corporation at any time within the five-year period preceding the disposition (or the non-U.S. holder’s holding period if shorter). Generally, a corporation is a U.S. real property holding corporation if at any time the fair market value of its U.S. real property interests as defined in the Internal Revenue Code and applicable regulations equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

Certain non-U.S. holders of our units may be eligible for an exception to the foregoing general rule if our units are regularly traded on an established securities market during the calendar year in which the sale or disposition occurs and the non-U.S. holder holds no more than 5% of our outstanding units, directly or indirectly, during the relevant period, known as the 5% exception. If we are a United States real property holding corporation during the relevant time period, and the 5% exception does not apply, the buyer or other transferee of our units will generally be required to withhold tax at the rate of 10% on the sales price or other amount realized, unless the transferor furnishes an affidavit certifying that it is not a foreign person in the manner and form specified in the applicable U.S. Treasury regulations.

Risks Related to Conflicts of Interest

Our directors have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our business.

Our directors have other management responsibilities and business interests apart from our business. Therefore, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities.

Our directors, officers or other affiliates may hold a substantial percentage of our units, which may result in a conflict of interest between their responsibilities to us and their own personal interests. Conflicts of interest may arise if the directors and officers, or other affiliates, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.

Our directors Revis L. Stephenson III (who is also our Chief Executive Officer) and Robert W. Holmes each hold a substantial percentage of our outstanding units. Mr. Stephenson currently owns a total of 220,000 of our units while Mr. Holmes is the beneficial owner of 145,000 units, including 115,000 units held through the Holmes Residuary Trust. These totals include restricted units we have transferred to Mr. Stephenson and Mr. Holmes pursuant to a project development fee agreement where we agreed to pay them together, a total fee equal to 1% of the total project cost for the Nebraska plant. To date, we have issued Mr. Stephenson and Mr. Holmes a total of 125,000 restricted units in exchange for their efforts to organize and develop our company. These 125,000 units are subject to certain restrictions on ownership including a lock-up agreement impairing the transfer of these units until May 10, 2008. Mr. Stephenson may be entitled to additional units up to 1% of the total project cost on the date the Nebraska plant begins producing ethanol if the actual project development cost exceeds the estimated cost used for purposes of the previous distribution of 125,000 units to Mr. Stephenson and Mr. Holmes.

We intend to enter into deferred unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, our Chief Executive Officer and Chief Operating Officer, respectively, pursuant to their employment agreements. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, has the right to receive one newly issued unit per 1,000 gallons of ethanol production capacity acquired or built, and Gales Holdings, Inc., an entity owned by Mr. Gales, has the right to receive 0.15 newly issued units per 1,000 gallons of ethanol production capacity acquired or built. The maximum grant under these agreements will be 300,000 and 45,000 units, respectively.

Our director Robert W. Holmes is the current president of one of our depositories, Timberwood Bank, located in Tomah, Wisconsin.

The agreements with Messrs. Stephenson, Gales and Holmes were not negotiated at arm’s length and may or may not be as favorable to us as those generally available from an unaffiliated third party. In addition, these arrangements could cause Mr. Stephenson, Mr. Gales and Mr. Holmes conflicts of interest in decision making related to our financing plan. These conflicts could threaten our ability to capitalize projects if these directors put their personal interests ahead of our best interests related to funding projects.

We may have conflicting financial interests with Fagen, Inc. and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put its financial interests ahead of ours.

Most of the cost of our projects will be paid to Fagen for the design and construction of our Nebraska, Indiana and Minnesota ethanol plants. Fagen may experience conflicts of interest that cause it to put its financial interest in the design and construction of our plants ahead of our best interests. For example, it may seek high profit margins or seek additional funds to complete construction in lieu of absorbing certain costs. In addition, because of the extensive roles that Fagen and/or ICM will have in the construction and operation of the plants, it may be difficult or impossible for us to enforce claims that we may have against them. Such conflicts of interest may reduce our profitability and the value of the units.

Fagen, ICM and their affiliates may also have conflicts of interest with us because employees or agents of Fagen and ICM are involved as owners, creditors, builders and designers and in other capacities with other ethanol plants in the United States. We cannot require Fagen or ICM to devote their full time or attention to our activities. As a result, Fagen and ICM may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plants.

Our transactions with WDB, Inc. and Bettger Brothers Partnership may or may not be as favorable to us as those generally available from unaffiliated third parties.

We acquired an option to purchase real estate from WDB, Inc., which is owned in part by one of our directors, Robert Bettger, for our Nebraska plant. In connection with this real estate option, we entered into a planting agreement with Bettger Brothers Partnership, which is also owned in part by Mr. Bettger. In that agreement, Bettger Brothers Partnership agreed to change its crop rotation and plant soybeans for the crop year 2005 instead of hybrid seed corn in exchange for our agreement to compensate it for associated lost profits. We subsequently exercised this option and purchased 112 acres from WDB, Inc. for a total of $672,000.

Our consulting agreement with BioEnergy Capital Consultants, LLC may or may not be as favorable to us as those generally available from unaffiliated third parties.

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development and equity consultants. BioEnergy Capital Consultants provided to us assistance with negotiation of various contracts and assistance in the planning of our initial equity marketing effort. In consideration of these consulting services, we issued 50,000 units to BioEnergy Capital Consultants. In addition, we paid to BioEnergy Capital Consultants $1,500 weekly or $375 daily on an as-needed basis for certain requested services. BioEnergy Capital Consultants is owned and operated in part by one of our former directors, John T. Porter.

Before making any decision to invest in us, investors should read this entire prospectus, including all of its annexes, and consult with their own investment, legal, tax and other professional advisors.

FORWARD-LOOKING STATEMENTS

Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “Management’s Discussion and Analysis and Plan of Operations,” “Plan of Distribution,” “Risk Factors,” “Estimated Use of Proceeds” and “Description of Business,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

•                  we are a development-stage company and have not yet generated any revenue and do not expect to generate revenue until plant operations begin;

•                  our board of directors has significant discretion as to the use of proceeds in this offering and may choose to use the proceeds in a manner that differs from the manner in which certain of our members would choose to use the proceeds from the offering;

•                  cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves and operating expenditures;

•                  our future plant operations are subject to construction risks and fluctuations in the prices of grain, utilities and ethanol, which are affected by various factors including weather, production levels, supply, demand, changes in technology and government support and regulations;

•                  we are very dependent on Fagen and ICM for the construction, design and technology for our plants and any loss of our relationships with Fagen and ICM may cause us to delay or abandon the projects;

•                  conflicts of interest may arise in the future between us, our members, our directors and the companies upon which we will depend;

•                  the units are subject to a number of transfer restrictions and no public market exists for our units and none is expected to develop;

•                  members’ voting rights are limited and we are managed by a board of directors and officers; and

•                  there is no minimum in this offering and we may elect to modify, terminate or abandon the offering prior to receiving sufficient funds to fully capitalize the Indiana project.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value or other established criteria. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

DILUTION

As of the date of this prospectus, we have a total of 7,165,600 units outstanding. The following chart sets forth the units issued since our inception through the date of this prospectus:

Issuance Event	Number of Units Issued
Seed capital private placement	450,000
Transfer to BioEnergy Capital Consultants, LLC	7,500
Transfer to Stephenson and Holmes pursuant to project development agreement	125,000
Transfer to BioEnergy Capital Consultants, LLC pursuant to consulting agreement	42,500
March 2006 registered offering	6,048,400
Acquisition of Indiana Renewable Fuels, LLC	492,200
Total	7,165,600

As of June 30, 2006 our members had contributed a total of approximately $62 million in cash in exchange for 6,498,400 units.  We have distributed an additional 125,000 units through a transfer to two of our directors pursuant to a project development agreement and 50,000 units to BioEnergy Capital Consultants, LLC; none of these units were issued for cash consideration.

The total number of units outstanding as of June 30, 2006 was 7,165,600. The units, as of June 30, 2006, had a net tangible book value of $61,275,934 or $8.55 per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes deferred offering and financing costs, divided by the number of units outstanding.

All current unitholders will realize an immediate increase of at least $3.93 per unit in the pro forma net tangible book value of their units if the maximum is sold at a price of $20 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $7.52 per unit in the net tangible book value of their units if the maximum is sold at a price of $20 per unit.

An investor purchasing units in this offering will receive units diluted by the issuance events described above occurring prior to the date of this offering. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs, our Nebraska plant and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.

The following table illustrates the increase to existing unitholders and the dilution to purchasers in the offering in the net tangible book value per unit assuming 2.0 million units are sold or the maximum number of units is sold.

	2,000,000 Units	Maximum (3,750,000 Units)
Pro forma net tangible book value per unit at June 30, 2006	$8.55	$8.55
Increase in pro forma net tangible book value per unit attributable to the sale of 2,000,000 and 3,750,000 (maximum) units at $20 per unit	$2.50	$3.93
Net tangible book value per unit at June 30, 2006, as adjusted for the sale of units	$11.05	$12.48
Dilution per unit to new investors in this offering	$8.95	$7.52

The following table summarizes, on an as adjusted basis as of June 30, 2006, after giving effect to this offering (assuming the maximum number of units offered is sold by us in connection with this offering), the difference between the total number of units purchased from us, the total consideration paid, and the average price per unit paid by our existing members and by the investors purchasing units offered in this offering, before deduction of offering expenses.

	Units Purchased(1)		Total Consideration(2)
	Number	Percent	Amount	Percent	Average Price
Existing Members	7,165,600	65.6%	$68,606,000	47.78%	$9.57
New Investors	3,750,000	34.4%	75,000,000	52.22%	$20.00
Total	10,915,600	100.0%	$143,606,000	100.0%

(1)          The table above excludes the following:

•                  an estimated 17,000 units that may be issued to Revis L. Stephenson III and Robert W. Holmes pursuant to a project development fee agreement dated May 19, 2005.  Under this agreement we agreed to pay them together, a total fee equal to 1% of the total project cost for the Nebraska plant. Based on our current estimated project cost of $142.0 million, we currently estimate the total fee we will pay at 142,000 units, as the fee is payable in units at a price of $10 per unit. We have already transferred 125,000 of these units to Messrs. Stephenson and Holmes in exchange for their efforts to organize and develop our company. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million.  Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

•                  30,000 units that may be issued to Donald E. Gales pursuant to Mr. Gales’ employment agreement.

•                  up to 345,000 units that may be issued to entities affiliated with Revis L. Stephenson III and Donald E. Gales pursuant to deferred unit agreements that we intend to enter into with Messrs. Stephenson and Gales pursuant to their employment agreements.  For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, has the right to receive one newly issued unit per 1,000 gallons of ethanol production capacity acquired or built, and Gales Holdings, Inc., an entity owned by Mr. Gales, has the right to receive 0.15 newly issued units per 1,000 gallons of ethanol production capacity acquired or built. The maximum grant under these agreements will be 300,000 and 45,000 units, respectively.

Includes 75,000 units issued to former members of Indiana Renewable Fuels, LLC in connection with our acquisition of Indiana Renewable Fuels, LLC that are held in escrow.

(2)          Total consideration includes cash, assets or services performed/to be performed.

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. If we sell additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price, it could lower the value of an existing investor’s units.

CAPITALIZATION

If the maximum offering of $75.0 million is attained, we will have total membership offering proceeds, including proceeds from our previous offerings, of $136,984,000 at the end of this offering, less offering expenses.

The following table sets forth our capitalization at June 30, 2006:

•      on an actual basis; and

•      on an as-adjusted basis to reflect the units offered in this offering at an offering price of $19.78 per unit, which reflects our $20 per unit offering price less our estimated offering expenses.

You should read this table in conjunction with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus.

		As Adjusted (1)
	Actual	2.0 Million	Maximum (3.75 Million)
Cash and cash equivalents	$14,420,730	$53,617,430	$88,617,430
Current liabilities	$3,716,372	$3,716,372	$3,716,372
Long-term debt	$7,000,000	$7,000,000	$7,000,000
Members’ equity:
Members’ capital, no par value, authorized 20,000,000 units, 7,165,600 units actual issued and 9,165,600 units and 10,915,600 units as adjusted	66,771,932	105,962,907	140,962,907
Deficit accumulated during development stage	(1,561,844)	(1,561,844)	(1,561,844)
Unearned compensation	(297,619)	(297,619)	(297,619)
Total member’s equity	64,912,469	104,103,444	139,103,444
Total capitalization	$75,628,841	$114,819,816	$149,819,816

(1)    There is no minimum in this offering.  As a result, we may not sell 2,000,000 or more units in this offering. The as-adjusted information is presented only to illustrate possible outcomes of the offering. On an as-adjusted basis, we have assumed offering expenses of $809,025, which were reduced from members’ capital.

The table above excludes the following:

•                  an estimated 17,000 units that may be issued to Revis L. Stephenson III and Robert W. Holmes pursuant to a project development fee agreement dated May 19, 2005.  Under this agreement we agreed to pay them together, a total fee equal to 1% of the total project cost for the Nebraska plant. Based on our current estimated project cost of $142.0 million, we currently estimate the total fee we will pay at 142,000 units, as the fee is payable in units at a price of $10 per unit. We have already transferred 125,000 of these units to Messrs. Stephenson and Holmes in exchange for their efforts to organize and develop our company. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million.  Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

•                  30,000 units that may be issued to Donald Gales pursuant to Mr. Gales’ employment agreement.

•                  up to 345,000 units that may be issued to entities affiliated with Revis L. Stephenson III and Donald Gales pursuant to deferred unit agreements that we intend to enter into with Messrs. Stephenson and Gales pursuant to their employment agreements.  For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, has the right to receive one newly issued unit per 1,000 gallons of ethanol production capacity acquired or built, and Gales Holdings, Inc., an entity owned by Mr. Gales, has the right to receive 0.15 newly issued units per 1,000 gallons of ethanol production capacity acquired or built. The maximum grant under these agreements will be 300,000 and 45,000 units, respectively.

DISTRIBUTION POLICY

We previously made distributions of restricted units to our project development consultant and two of our directors in exchange for project development services. You should not rely on our past unit distributions for an indication of our future distribution policy. We have not made any cash distributions since our inception and we do not intend to declare any additional unit distributions or any cash distributions until after we begin generating revenue and satisfy any loan covenants required by our lenders. We do not expect to generate earnings until we being operating an ethanol plant, which is not expected to occur until September 2007. Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we begin operations. After operation of the Nebraska plant currently under construction begins, subject to any loan covenants or restrictions with any lenders, we may elect to make a distribution by distributing “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unitholders, including you. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement, implementation of new technology and various expansion plans, including the possible construction of additional plants and development of new product lines. Additionally, our lenders may further restrict our ability to make distributions.

SELECTED FINANCIAL DATA

The following table summarizes important financial information from our September 30, 2005 and June 30, 2006 audited consolidated financial statements.

The following table sets forth our selected consolidated financial and operating data as of the dates and for the periods indicated.  You should read this data together with “Management’s Discussion and Analysis and Plan of Operations” and our consolidated financial statements, included elsewhere in this prospectus.  The selected consolidated statement of operations data for the period from inception to September 30, 2005 and for the nine months ended June 30, 2006 and the selected consolidated balance sheet data as of September 30, 2005 and as of June 30, 2006 have been derived from our audited consolidated financial statements, which are included elsewhere in this prospectus.  The selected consolidated statements of operations data for the period from inception to June 30, 2005 have been derived from our unaudited consolidated financial statements which are included elsewhere in this prospectus. In our opinion, the unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of our financial position and operating results for the unaudited periods. The selected consolidated financial and operating data as of and for the nine months ended June 30, 2006 are not necessarily indicative of the results that may be obtained for a full year.  Historical results are not necessarily indicative of the results of operations to be expected for future periods.

	From Inception (January 4, 2005) to September 30, 2005	From Inception (January 4, 2005) to June 30, 2005	Nine Months Ended June 30, 2006
Consolidated Statement of Operations Data:
Revenues	$—	$—	$—
Operating expenses:
Start-up expenses	723,750	501,275	350,521
Accounting	3,765	2,260	101,366
Consulting fees	73,666	57,754	88,834
Legal	34,791	28,957	279,443
Dues	145	—	—
Directors’ meetings and expenses	40,229	19,738	127,428
Meetings and travel expenses	—	—	21,654
Office expenses	6,825	2,510	32,026
Office labor	10,381	—	311,764
Payroll tax expense	721	—	19,121
Insurance	7,341	22	48,227
Utilities	4,190	2,093	10,463
Rent	2,100	—	6,300
Advertising and promotion	3,192	770	1,028
Licenses and fees	662	44	6,850
Depreciation	2,275	—	12,859
Bank charges	—	—	19,593
Crop expense	—	—	7,653
Miscellaneous	199	22	7,748
Loss from operations	$(914,232)	(615,445)	$(1,452,878)
Other income (expense)
Other income	—	—	12,000
Rent income	—	—	2,000
Interest income	—	—	840,417
Interest expense	—	—	(49,151)
Loss accumulated during the development stage	$(914,232)	$(615,445)	$(647,612)

Weighted average units outstanding	362,794	291,911	2,595,319
Net loss per unit – basic and diluted	(2.52)	$(2.11)	$(0.25)

	September 30, 2005	June 30, 2006
Consolidated Balance Sheet Data:
Assets:
Current assets:
Cash and cash equivalents	$893,587	$14,420,730
Prepaid expenses	58,230	28,333
Other receivable	2,358	46,522
Total current assets	954,175	14,495,585
Property and equipment:
Land	—	1,420,847
Office equipment	38,685	200,217
Leasehold improvement	8,513	8,513
Construction in process	—	12,771,411
	47,198	14,400,988
Less accumulated depreciation	(2,275)	(17,667)
	44,923	14,383,321
Other assets:
Cash for plant construction	—	43,000,000
Land option deposits	30,000	55,000
Other assets	26,400	58,400
Financing costs	354,013	825,004
Intangible	—	2,811,531
	410,413	46,749,935
Total assets	$1,409,511	$75,628,841
Liabilities and members’ equity:
Current liabilities	$—	$—
Accounts payable	$193,673	$3,512,103
Accrued expenses	5,972	204,269
Total current liabilities	199,645	3,716,372
Long-term debt	—	7,000,000
Members’ capital
Contributed member’s equity	3,174,098	66,771,932
Deficit accumulated during development stage	(914,232)	(1,561,844)
Unearned compensation	(1,050,000)	(297,619)
	1,209,866	64,912,469
Total liabilities and members’ equity	$1,409,511	$75,628,841

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

OVERVIEW

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

We are a start-up Delaware limited liability company formed on January 4, 2005 for the purpose of constructing and operating plants to produce ethanol and distillers grains, as well as to operate other related biofuel businesses.  We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska, known as the Nebraska plant.  We do not expect to generate any revenue until we have an ethanol plant that is completely constructed and operational.  We are also planning to construct a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Rochester, Indiana, known as the Indiana plant, as well as a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota, known as the Minnesota plant.

Based upon engineering specifications produced by Fagen, the Nebraska plant will annually consume approximately 36 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate completing the construction of the Nebraska plant in September 2007.  We expect the Nebraska plant will cost approximately $142.0 million to complete. This includes approximately $98.0 million to build the plant and an additional $44.0 million in other capital expenditures, start-up costs, working capital and interest. We are still in the construction phase, and until the Nebraska plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the Nebraska plant is operational.

Based upon engineering specifications produced by Fagen, the Indiana plant will annually consume approximately 36 million bushels of corn and annually produce approximately100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take 16 months from the date that we begin construction, which assumes we successfully complete this offering and obtain our debt financing, and all necessary permits, to complete the construction of the Indiana plant.  We expect the Indiana plant will cost approximately $165.0 million to complete. This includes start-up costs, working capital and interest. We are still in the development phase, and until the proposed Indiana plant is operational, we will generate no revenue from the Indiana plant.

Based upon engineering specifications produced by Fagen, the Minnesota plant will annually consume approximately 36 million bushels of corn and annually produce approximately100 million gallons of fuel grade ethanol and 321,000 tons of distillers grains for animal feed. We currently estimate that it will take 14 to 16 months from the date that we begin construction, which assumes we successfully complete this offering and obtain our additional equity and debt financing, and all necessary permits, to complete the construction of the Minnesota plant.  We have not yet determined the construction and start-up costs for the Minnesota plant.  We are still in the early planning phase, and until the proposed Minnesota plant is operational, we will generate no revenue from the Minnesota plant.

In the future, we may explore the possibility of developing and building, or acquiring, one or more additional ethanol plants, or we may choose to enter other biofuel businesses. If we decide to take advantage of one or more of these opportunities, we may use a portion of the equity from this offering, or we may issue additional equity, which could dilute the units issued in this offering.  Additionally, we may incur additional significant debt obligations in order to fund new construction or acquisitions.  Any proposed additional plants or businesses may also impose substantial additional demands on the time and attention of our directors and officers. If we decide to build or acquire one or more additional plants or enter into other biofuel businesses, we may not be successful, which could lead to a decline in our profitability and you could lose a portion or all of your investment. Even if we are successful in building or acquiring additional plants or entering into other biofuel businesses, the profitability of the operations of those additional plants or businesses will affect the value of your investment in this offering. In the event we do develop and build, or acquire, additional ethanol plants or other businesses and those plants or businesses are more or less profitable than the Nebraska plant, Indiana plant and Minnesota plant, it may have a negative effect on the value of your investment and you may lose a portion or all of your investment.

PLAN OF OPERATIONS THROUGH SEPTEMBER 2007

We expect to spend the period of time concluding in September 2007 focused primarily on project capitalization and plant construction for the Nebraska plant, project capitalization, site acquisition and development and plant construction for the Indiana plant, and project capitalization and site acquisition and development for the Minnesota plant.

We expect to have sufficient cash on hand to cover all costs associated with construction of the Nebraska plant, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition.

As of September 1, 2006, we have seven full-time employees and anticipate adding approximately 45 additional employees in connection with the commencement of operations at the Nebraska plant in September 2007.  We also plan to hire additional employees as our company expands.

Nebraska Plant

Project capitalization

We estimate that it will cost approximately $142.0 million to complete the Nebraska plant and commence operations.  These estimates are based on discussions with Fagen and ICM.  The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below due to changes to our design or to a variety of other factors described elsewhere in this prospectus.

Nebraska Plant

Use of Proceeds	Amount	Percent
Plant construction	$98,500,000	69.366%
Land	1,700,000	1.197%
Site development costs	6,100,000	4.296%
Natural gas pipeline	4,000,000	2.817%
Railroad infrastructure	7,100,000	5.000%
Fire protection / Water supply	950,000	0.669%
Water treatment system	580,000	0.408%
Administrative building	450,000	0.317%
Office equipment	100,000	0.070%
Computers, software, network	180,000	0.127%
Construction insurance costs	210,000	0.148%
Construction contingency	1,120,000	0.789%
Capitalized interest	2,000,000	1.408%
Rolling stock	400,000	0.282%
Start-up costs:
Financing costs	1,000,000	0.704%
Organization costs	1,660,000	1.169%
Pre production period costs	950,000	0.669%
Inventory—Spare parts	600,000	0.423%
Inventory—Working capital	6,000,000	4.225%
Inventory—Corn	4,000,000	2.817%
Inventory—Chemicals and ingredients	650,000	0.458%
Inventory—Ethanol	2,950,000	2.077%
Inventory—Distillers grains	800,000	0.563%
Total	$142,000,000	100%

In May 2006, we raised $59.4 million net of offering expenses through the sale of units.  To date, we believe we have secured sufficient debt and equity financing to complete the Nebraska plant.

Effective February 17, 2006, we entered into a loan agreement with Farm Credit Services of America, FLCA, known as Farm Credit, establishing a senior credit facility with Farm Credit for the construction of the Nebraska plant. The construction financing is in the amount of $79.5 million consisting of a $58.5 million term loan and a $21.0 million revolving term loan.  Farm Credit has also established a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions that will not be effective until we begin operations. CoBank, ACB has been appointed by Farm Credit to serve as its agent with regard to these loans.  Farm Credit is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to Farm Credit, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $47.7 million of equity and the delivery of attorney opinions.

On April 1, 2006, we entered into a loan and trust agreement with the County of Fillmore, State of Nebraska and Wells Fargo, N.A. wherein Fillmore County issued and sold $7.0 million of subordinate exempt facilities revenue bonds, the interest on which is expected to be exempt from inclusion as gross income of the holder of the bonds for federal and state income tax purposes. Fillmore County has loaned the proceeds from the sale of these bonds to us, which proceeds are held in escrow by Wells Fargo pending release of the funds for qualified expenses.

We are seeking approximately $7.0 million in tax increment financing from the Village of Fairmont, Nebraska.  Tax increment financing is a program created by state statute and provides city councils with the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We obtained approval from the city council of the Village of Fairmont of the redevelopment agreement in February 2006 and we anticipate that annexation of our plant site by the Village of Fairmont will be completed and closing will occur in the third calendar quarter of 2006. However, there is no guarantee that we will obtain tax increment financing or that if we do it will be in the amount currently anticipated.

We have received a $305,000 community development block grant to assist Fillmore County with road paving leading to the plant. Fillmore County will draw down directly on community development block grant funds.

Plant construction and start-up of Nebraska plant operations

In order to build the Nebraska plant, in October 2005, we purchased 112 acres of land near Fairmont, Nebraska from WDB, Inc. for $672,000.  In the same month, we purchased 148 acres of land in Fillmore County from Doris Gwen Ogden for $740,000.

In December 2005, we commenced site preparation for construction of the Nebraska plant. Our plant site consists of two adjacent parcels. We selected the site because of its location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the mainline BNSF railroad. In addition, the site is also in close proximity to the intersection of U.S. Highway 6 and 81. Our activities at this site for the next 12 months will include completion of final design and development of the plant. We also plan to negotiate and execute final contracts concerning the provision of necessary natural gas and marketing agreements for distillers grains.

Effective March 16, 2006, we entered into a lump-sum design-build agreement with Fagen to establish a 100 million gallons per year dry grind ethanol production facility on our plant site. Under the terms of the agreement, Fagen guarantees that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol.  We expect that the plant will be substantially complete by September 2007, which is approximately 14 to 16 months after commencement of construction. Under the terms of the agreement, we will pay Fagen $98.0 million, subject to any mutually agreed-upon adjustments and subject to a credit for any sums paid to Fagen Engineering, LLC for engineering performed pursuant to the phase I and phase II engineering services agreement. Fagen and Fagen Engineering, LLC are related entities.

On May 5, 2006, we entered into a track material purchase agreement with The Tie Yard Of Omaha to purchase relay rail, joint bards, tie plates, cross tie and reconditioned turnouts for approximately $1.6 million.  On May 5, 2006, we entered into a real estate purchase agreement with Fillmore Western Railway Company for the purchase of certain property for railroad right of way and track material, as well as an easement to use their right of way for the purpose of underground pipeline and other utilities. The purchase price for the property is $500,000.

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska, whereby Perennial will supply all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service.

Indiana Plant

Project capitalization

On June 15, 2006 we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels, LLC.  Indiana Renewable Fuels has a letter of intent with Fagen to construct a 100 million gallons per year dry mill corn-processing ethanol plant near Rochester, Indiana.  We estimate that we will need approximately $165.0 million to cover all capital expenditures necessary to construct and complete the Indiana plant, make the Indiana plant operational, provide working capital for the plant and produce revenue.

This offering is expected to generate net proceeds of at least $40.0 million to partially finance the construction and start-up costs of the Indiana plant.  Assuming we raise at least $40.0 million in equity, we intend to obtain significant senior debt financing and subordinate debt financing to fund construction and start-up costs of the Indiana plant.  However, no definitive agreement has been reached on this debt financing.  At this time, we do not know if the equity and debt financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain the financing. If we do not obtain the needed financing, we may:

•                  commence construction of the plant using all or a part of the equity funds raised while we seek other financing sources;

•                  hold the equity funds raised indefinitely in an interest-bearing account while we seek another financing source; or

•                  use the funds on another project.

In any of these situations, we may not successfully construct and commence operations of our proposed Indiana plant.

Indiana site acquisition and development

Pending completion of this offering, we expect to continue work on the preliminary design and development of our proposed Indiana plant, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and distillers grains marketing, utility and other contracts.

Plant construction and start-up of Indiana plant operations

Assuming we obtain the necessary financing to complete the Indiana plant, we expect to commence construction in the fall of 2007 and complete construction of the proposed Indiana plant and commence operations in the third calendar quarter of 2008. Our work will include completion of the final design and development of the Indiana plant. We also plan to negotiate and execute finalized contracts concerning the construction of the Indiana plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains prior to completion of construction.

Minnesota Plant

We have an oral agreement with Fagen to enter into a design-build agreement to construct a 100 million gallons per year dry mill corn-processing ethanol plant near Northfield, Minnesota.  No definitive agreement has been executed, and it is possible that the parties will not agree to terms and will not execute a design-build agreement.  Over the next 12 months, we expect to continue work on the preliminary design and development of our proposed Minnesota plant, obtaining the necessary construction permits, identifying potential sources of financing and negotiating the design-build, corn supply, ethanol and distillers grains marketing, utility and other contracts.

Project capitalization

We have not yet determined the construction and start-up costs for the Minnesota plant.  We are expecting to use a portion of the proceeds from this offering, assuming we raise the maximum amount offered, to continue to work on the preliminary design and development of the Minnesota plant.  We anticipate that we will need to raise additional equity, senior debt and subordinate debt to fund construction and start-up costs of the Minnesota plant.  No definitive agreements have been reached regarding this additional financing.  At this time, we do not know if this financing will be available to us and if it is, what business and financial conditions will be imposed on us to obtain this financing. If we do not obtain the needed financing, we may choose not to construct the Minnesota plant.

Minnesota site acquisition and development

We expect to continue work on the preliminary design and development of our proposed Minnesota plant, obtaining the necessary construction permits, identifying potential sources of equity and debt financing and negotiating the design-build, corn supply, ethanol and distillers grains marketing, utility and other contracts.

Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required.  Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the Township considers whether to adopt its own zoning code.  If we are not able to have the land rezoned and obtain the required permits, we will not be able to build the Minnesota plant at its proposed site and will attempt to find another location to build the plant; however, this may prove unsuccessful. No assurance can be given that we will be successful in getting the proposed site rezoned or that we will obtain the required permits.

Plant construction and start-up of Minnesota plant operations

Assuming we obtain the necessary financing and permits to complete the Minnesota plant, we expect to begin construction of the proposed Minnesota plant no sooner than September 2007 and commence operations between 14 and 16 months after construction begins. Over the next 12 months, we plan to complete final design of the Minnesota plant and negotiate and execute finalized contracts concerning the construction of the Minnesota plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and distillers grains.

TRENDS AND UNCERTAINTIES IMPACTING THE ETHANOL INDUSTRY AND OUR FUTURE OPERATIONS

Once we build plants and begin operations, we will be subject to industry-wide factors that affect our operating and financial performance. These factors include, but are not limited to, the available supply and cost of corn from which our ethanol and distillers grains will be processed; the cost of natural gas, which we will use in the production process; dependence on our ethanol marketer and distillers grains marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.

We expect ethanol sales to constitute the bulk of our future revenues. Ethanol prices have recently been much higher than their ten-year average. However, due to the increase in the supply of ethanol from the number of new ethanol plants scheduled to begin production and the expansion of current plants, we do not expect current ethanol prices to be sustainable in the long term. Areas where we believe demand may increase are new markets in New Jersey, Pennsylvania, Maryland, Massachusetts, North Carolina, South Carolina, Michigan, Tennessee, Louisiana and Texas. Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. Montana passed a similar mandate, but it will not go into effect until 55 million gallons of ethanol are produced in the state.

We expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or government incentives could significantly impact demand for ethanol. On August 8, 2005, the Energy Policy Act of 2005 was signed into law containing a renewable fuel standard, known as the RFS. The RFS is a national program that will ensure that gasoline sold or introduced into commerce in the United States contains a particular volume of renewable fuel. The program will apply to refineries, blenders, distributors and importers as appropriate, but will not restrict the geographic areas in which renewable fuels may be used. The applicable volume of renewable fuel under the RFS will begin at 4 billion gallons in 2006 and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Energy Policy Act is expected to lead to approximately $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while the Energy Policy Act may cause ethanol prices to increase in the short term due to additional demand, supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings in the long term.

Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 85% ethanol and 15% unleaded gasoline for use in flexible fuel vehicles (FFVs). According to estimates of the Energy Information Administration, E85 consumption increased from a national total of 12.4 million gallons in 2000 to 23 million gallons in 2004. E85 is used as an aviation fuel and as a hydrogen source for fuel cells. In the United States, there are currently about 3 million flexible fuel vehicles capable of operating on E85 and over 400 retail stations supplying it. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year.

Ethanol production continues to grow as additional plants become operational. Demand for ethanol has been supported by higher prices for oil and its refined components and by the federal Clean Air Act and federal regulations requiring the use of reformulated gasoline, known as RFG.  RFG, which often contains ethanol, must be used in metropolitan areas with the most severe air pollution and in other areas where air quality is not in attainment with national standards.  The Clean Air Act and federal regulations also require the use of oxygenated gasoline during the winter months in certain urban areas to reduce carbon monoxide emissions.  The intent of the reformulated gasoline and oxygenated gasoline requirements is to reduce harmful emissions into the air. The application of the reformulated gasoline requirement to at least two metropolitan areas has been challenged and is currently at various stages of review. The EPA is considering rulemaking that will resolve the issue for Atlanta and will likely result in the eventual phase-out of the RFG requirement for Atlanta. With respect to the other metropolitan area, Baton Rouge, Louisiana, the courts have sent the issue back to the EPA for reconsideration as to whether the RFG requirement should apply to that area. In the future, the combination of additional supply, successful challenges to the application of the RFG program and stagnant or reduced demand may damage our ability to generate revenues and maintain positive cash flows.

Consumer resistance to the use of ethanol may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment. Certain individuals believe that use of ethanol will have a negative impact on prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce, which could negatively affect our ability to sell our product and negatively affect our profitability.

We expect ethanol prices will be positively impacted by blenders and refineries increasing their use of ethanol in response to environmental liability concerns about methyl tertiary butyl ether or MTBE and increased consumer acceptance and exposure of ethanol. For instance, if gasoline prices continue to trend higher, consumers will look for lower priced alternative fuels. The Consumer Federation of America recently published a report that states that consumers could save up to $0.08 per gallon at the pump if ethanol were blended at 10%. Since ethanol-blended fuel is expected to be a less expensive alternative for consumers, the demand for such ethanol-blended fuel could increase, thus increasing the overall demand for ethanol. This could positively affect our earnings.

However, the recent voluntary shift away from MTBE to ethanol has put increased focus on America’s ethanol and gasoline supplies. Legislation was recently introduced in the U.S. Senate and House of Representative that would strike the $0.54 secondary tariff on imported ethanol due to concerns that the recent spikes in retail gasoline prices are a result of ethanol supplies. Management believes these concerns over ethanol supplies are misguided. The Energy Information Administration estimates that 130,000 barrels per day of ethanol will be needed to replace the volume of MTBE refiners have chosen to remove from the gasoline pool. The most recent Energy Information

Administration report shows that U.S. fuel ethanol production has soared to 318,000 barrels per day in June 2006, clearly enough ethanol to meet the new MTBE replacement demand while continuing to supply existing markets. Further, ethanol production capacity continues to increase as new plants come on-line. Nevertheless, if the legislation is passed, the price of ethanol may decrease, negatively affecting our earnings.

Ethanol production continues to grow as additional plants become operational. Demand for ethanol has been supported by higher prices for oil and its refined components and by the federal Clean Air Act and federal regulations requiring the use of RFG.  RFG, which often contains ethanol, must be used in metropolitan areas with the most severe air pollution and in other areas where air quality is not in attainment with national standards.  The Clean Air Act and federal regulations also require the use of oxygenated gasoline during the winter months in certain urban areas to reduce carbon monoxide emissions.  The intent of the reformulated gasoline and oxygenated gasoline requirements is to reduce harmful emissions into the air. The application of the reformulated gasoline requirement to at least two metropolitan areas has been challenged and is currently at various stages of review. The EPA is considering rulemaking that will resolve the issue for Atlanta and will likely result in the eventual phase-out of the RFG requirement for Atlanta. With respect to the other metropolitan area, Baton Rouge, Louisiana, the courts have sent the issue back to the EPA for reconsideration as to whether the RFG requirement should apply to that area. In the future, the combination of additional supply, successful challenges to the application of the RFG program and stagnant or reduced demand may damage our ability to generate revenues and maintain positive cash flows.

TECHNOLOGY DEVELOPMENTS

A new technology has recently been introduced to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities). The oil could then be used as an animal feed supplement or possibly as an input for bio-diesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. The FWS Group of Companies, headquartered out of Canada with offices in the United States, is currently working on a starch separation technology that would economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel, leaving only the endosperm of kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plants.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2006, we have total assets of approximately $75.6 million consisting primarily of cash, prepaid expenses, deferred offering and financing costs and construction in progress. We have current liabilities of approximately $3.7 million consisting primarily of our accounts payable and long-term liabilities of $7.0 million consisting of our tax-exempt and subordinated bonds and other debt financing. Since our inception through June 30, 2006 we have an accumulated deficit of approximately $1.6 million.  Total members’ equity as of June 30, 2006 was approximately $64.9 million. Since our inception, we have generated no revenue from operations. For the period from inception to June 30, 2006, we had a net loss of approximately $1.6 million, primarily due to start-up business costs and related professional fees.

Based on our business plan and current construction cost estimates, we believe the Nebraska plant will cost approximately $142.0 million to construct and start operations and the Indiana plant will cost approximately $165.0 million to construct and start operations.  We have not yet determined the construction and start-up costs for the Minnesota plant.  We believe we have sufficient equity, debt financing, government incentives and grants to complete the Nebraska plant.  We expect to require significant equity financing, debt financing, government incentives and grants to complete the Indiana and Minnesota plants.

Senior Credit Facility

Effective February 17, 2006, we entered into a loan agreement with Farm Credit establishing a senior credit facility with Farm Credit for the construction of a 100 million gallons per year ethanol plant. The construction financing is in the amount of $79.5 million consisting of a $58.5 million term loan and a $21.0 million revolving term loan. Farm Credit has also established a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions, which will not be effective until we begin operations. CoBank, ACB, has been appointed by Farm Credit to serve as its agent with regard to these loans.

We may select a rate of interest for the term loan and revolving term loan at the lender’s announced base rate plus 0.5%, a fixed rate to be quoted by the lender, or at LIBOR plus 3.4% per annum. We may select a rate of interest for the revolving credit facility at the lender’s announced base rate, a fixed rate to be quoted by the lender, or at LIBOR plus 3.1% per annum. We paid an origination fee of $397,500 to Farm Credit for the term loan and a commitment fee at a rate of ..0625% per annum payable on a monthly basis on the unused portion of the revolving term loan. For the revolving credit facility, we paid an origination fee of $12,500 and a commitment fee of .025% per annum payable on a monthly basis on the unused portion of the revolving credit facility.

Farm Credit is only obligated to lend the funds for construction if certain conditions are satisfied. These conditions include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts and a process/yield guarantee from the design engineer and contractor acceptable to Farm Credit, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of at least $47.7 million of equity (less any tax increment financing proceeds and the proceeds we receive from the sale of subordinate exempt facilities revenue bonds issued by Fillmore County, Nebraska) and the delivery of attorney opinions.

We must repay the term construction loan as follows: 27 equal, consecutive, quarterly installments of $2.125 million with the first installment due on December 20, 2007 and the last installment due on June 20, 2014, followed by a final installment in an amount equal to the remaining unpaid principal balance on September 20, 2014. During the term of the loan, we are required to pay an annual amount equal to 65% of our free cash flow for each year, not to exceed $4.5 million in any fiscal year. These payments will continue until an aggregate sum of $9.0 million has been received by Farm Credit.

On the earlier of March 1, 2015 or six months following repayment of the term loan, we will begin repayment of the revolving construction loan in $4.0 million increments with the final payment due March 1, 2017. We will repay the revolving credit facility the earlier of March 1, 2008 or 12 months after the date on which we borrow the funds.

The loans are secured by a first mortgage on our real estate and a lien on all of our personal property. We have agreed to purchase $1,000 worth of stock in Farm Credit Services of America, ACA that will also be pledged as security for the loans. If we prepay any portion of the term loans through a refinancing prior to February 1, 2009, we will pay a prepayment charge of 3% of the amount prepaid in addition to certain surcharges.

During the term of the loans, we will be subject to certain financial loan covenants consisting of minimum working capital, minimum net worth and maximum debt service coverage ratios.  After the construction phase, we will only be allowed to make annual capital expenditures for the Nebraska plant up to $600,000 without prior approval. We will also be prohibited from making distributions to our members; however, for each fiscal year commencing with the fiscal year ending September 30, 2007, we may make a distribution to our members of 50% of the net profit for that fiscal year after our lender has received audited financial statements for the fiscal year. We may exceed 50% only if we have made the required free cash flow payment for that fiscal year. We must be in compliance with all financial ratio requirements and loan covenants before and after any distributions to the members.

Upon an occurrence of an event of default or an event that will lead to our default, Farm Credit may upon notice terminate its commitment to loan funds and declare the entire unpaid principal balance of the loans, plus accrued interest, immediately due and payable. An event of default includes, but is not limited to, our failure to make payments when due, insolvency, any material adverse change in our financial condition or our breach of any of the covenants, representations or warranties we have given in connection with the transaction.

Fillmore County Subordinate Exempt Facilities Revenue Bonds

On April 1, 2006, we entered into a loan and trust agreement with the County of Fillmore, State of Nebraska and Wells Fargo, N.A. wherein Fillmore County issued and sold $7.0 million of subordinate exempt facilities revenue bonds, the interest on which is expected to be exempt from inclusion as gross income of the holder of the bonds for federal and state income tax purposes. Fillmore County has loaned the proceeds from the sale of these bonds to us, which proceeds are held in escrow by Wells Fargo pending release of the funds for qualified expenses.

We agreed to repay the loan by making loan payments to Fillmore County in an amount equal to the aggregate principal amount of the bonds from time to time outstanding, and the premium, if any, and interest thereon on December 1, 2017, upon redemption, upon acceleration or when otherwise payable. Our obligation to make the loan payments under the loan and trust agreement is evidenced by the execution and delivery of a promissory note. Repayment of the bonds and the security for the bonds is subordinate to our senior credit facility with CoBank and Farm Credit.

The proceeds of the bonds are to be used, in order (i) to provide financing for a portion of the costs of the acquisition and installation of certain eligible solid waste disposal facilities at the Nebraska plant; (ii) to fund a debt service reserve fund; (iii) to pay interest during construction in an amount approximately equal to 20 months’ interest on the bonds; and (iv) to pay a portion of the costs of issuance of the bonds.

Defaults under the loan and trust agreement include, but are not limited to: (i) failure to pay any installment of principal or any payment of interest or premium on the loan or the note; (ii) failure to observe or perform any of the covenants, agreements or conditions contained in the loan and trust agreement or in the security documents; and (iii) falseness of any representation or warranty in any material adverse respect as of the time made or given. Upon the occurrence of a default, Wells Fargo may declare all loan repayments for the remainder of the term of the loan and trust agreement to be immediately due and payable by us and may declare the entire outstanding principal balance of the loan, together with all interest accrued thereon, to be due and payable and take whatever action at law or in equity to collect the loan repayments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant under the loan and trust agreement. However, the ability of Wells Fargo to take these actions upon default is also subject to certain terms and conditions found in a debt subordination agreement between CoBank, us and Wells Fargo.

The bonds are secured by a subordinate deed of trust and security agreement granted by us to Wells Fargo pursuant to which we conveyed to Wells Fargo a mortgage lien on the real property and fixtures constituting the Nebraska plant and security interests in all tangible personal property located on the mortgaged real property or used in connection with the Nebraska plant as security for repayment of the bonds. The lien of the subordinate deed of trust shall be subordinate to the lien of a deed of trust and security agreement given by us in favor of CoBank and Farm Credit.

Tax Increment Financing

We are seeking approximately $7.0 million in tax increment financing from the Village of Fairmont, Nebraska.  Tax increment financing is a program created by state statute that provides city councils the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We obtained approval from the city council of the Village of Fairmont of the redevelopment agreement in February 2006 and we anticipate that annexation of our plant site by the Village of Fairmont will be completed and closing will occur in the third calendar quarter of 2006. However, there is no guarantee that we will obtain tax increment financing or that if we do it will be in the amount currently anticipated.

Community Development Block Grant

We have received a $305,000 community development block grant to assist Fillmore County with road paving leading to the plant. Fillmore County will draw down directly on community development block grant funds.

Future Capital Requirements

We believe that we have secured sufficient funds to complete construction and start-up of the Nebraska plant.  Our future capital requirements will primarily depend on the cost and timing to complete the Indiana plant and Minnesota plant and the number of additional plants we construct or acquire, the timing of those plant openings or acquisitions within a given fiscal year and the need to fund operating losses, as well as the terms of any other corporate opportunities we undertake. These requirements will include costs directly related to constructing or acquiring new ethanol plants and may also include costs necessary to ensure that our infrastructure, including technology and distribution capabilities, is able to support multiple plants.  We can provide no assurances at this time as to the timing of such an expansion, or whether such an expansion will occur.

Based on our business plan and current construction cost estimates, we believe the Indiana plant construction and start-up (including working capital) will cost approximately $165.0 million and we do not yet have cost estimates for the Minnesota plant. We are seeking to raise a maximum of $75.0 million of equity in this offering.  Depending on the level of equity raised in this offering, we expect to require significant debt financing, government incentives and grants to fund the Indiana plant, as well as additional equity and debt financing to fund the Minnesota plant.

We do not have definitive contracts with any bank, lender or financial institution for debt financing for the Indiana plant or the Minnesota plant and there is no assurance that we will be able to secure this financing. Completion of the Indiana plant relies entirely on our ability to attract these loans and close on sufficient funds in this offering.  Completion of the Minnesota plant relies in part on our ability to raise sufficient equity and debt financing.

With the placement of the subordinated exempt facilities revenue bonds to Fillmore County, we have an obligation that may require funding if our cash flows from operations will not cover repayment of these bonds.

We intend to satisfy our capital requirements in fiscal 2006 with existing cash and funds available under our credit facility, as well as with the proceeds from this offering. However, if capital requirements for our business strategy change, or other factors change our capital requirements, we may need to seek additional debt or equity financing in the public or private markets. There is no assurance that financing will be available to us on acceptable terms.

Interest Rate Risk

Our earnings in the future may be affected by changes in interest rates due to the impact those changes have on our interest expense on borrowings under our credit facility. Our outstanding subordinated exempt facilities revenue bonds carry a fixed rate of interest. As of June 30, 2006, we had no floating rate indebtedness. We have not contracted for any derivative financial instruments. We have no international sales.  Substantially all of our purchases are denominated in U.S. dollars.

Impact of Inflation

We believe that inflation has not had a material impact on our results of operations since inception. We cannot assure you that inflation will not have an adverse impact on our operating results and financial condition in future periods.

Critical Accounting Policies

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses.

Subsequent to the our seed capital offering, our original two members received compensation in the form of restricted equity units valued at $1.25 million (equivalent to $10 per unit) for their efforts in developing the Nebraska plant.  The restriction will be removed as services are provided and selected milestones are achieved.  The earned portion of the $1.25 million is being expensed as start-up expenses.  As of June 30, 2006, $952,381 had been earned and expensed with the remaining $297,619 included as unearned compensation.

We will defer offering costs until the sale of units is completed. Upon issuance of the units, these costs will be netted against the proceeds received. If the offering is not completed, such costs will be expensed.

Possible Future Grants, Government Programs, Tax Credits and Tax Increment Financing

We plan to apply for tax incentives available under the Employment and Investment Growth Act available for economic development in Nebraska.  We plan to apply for a project development grant from the U.S. Department of Agriculture. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $75.0 million if the maximum number of units offered is sold for $20 per unit. There is no minimum required to close the offering, and there can be no assurance that the maximum or any minimum level of funding will be received in this offering. We estimate the offering expenses to be approximately $809,025, which are included in the $165.0 million estimated cost of the Indiana plant. Therefore, we estimate the net proceeds of the offering to be $74,190,975 if the maximum number of units offered is sold. The following table sets forth our estimated net offering proceeds from the sale of the securities offered.

If the maximum is raised
Offering Proceeds ($20 per unit)	$75,000,000
Less Estimated Offering Expenses(1)	809,025
Net Proceeds from Offering	$74,190,975

(1)    Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fees	$8,025
Legal fees and expenses	500,000
Accounting fees	35,000
Blue Sky filing fees	31,000
Printing expenses	35,000
Advertising	140,000
Directors and officers liability insurance	50,000
Miscellaneous expenses	10,000
Total	$809,025

We currently anticipate that approximately $40.0 million of the proceeds will be used to help fund the construction and start-up costs of the Indiana plant, which is our highest priority, with the remainder to be used to continue planning the construction of the Minnesota plant ($1.5 million), and for general corporate purposes.  If we do not receive sufficient proceeds in this offering, we will not have sufficient equity capital to construct the Indiana plant. In that case, we currently anticipate we would use the proceeds to continue planning the Indiana plant and Minnesota plant as we consider other financing sources for the Indiana plant. We do not anticipate using the proceeds from this offering to construct the Minnesota plant.  We may choose not to use the proceeds from this offering to construct the Indiana plant if our board of directors determines there is a better use for the proceeds from this offering.  The actual use of funds may vary depending on the estimated cost of plant construction, the suitability and cost of the proposed sites, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market.

We may also invest a portion of the proceeds from this offering in the construction or acquisition of additional plants or other businesses in other locations if opportunities arise.  If our board of directors chooses not to invest funds in the Indiana plant or Minnesota plant or additional plants, we intend to retain the funds for general corporate uses, including, but not limited to upgrading plant technology and exploring the use of alternative fuel sources.

We expect the total funding required for the Indiana plant to be $165.0 million, which includes the cost to build the plant and other project development costs including land, site development, utilities, start-up costs, capitalized fees and interest, inventories and working capital. Our use of proceeds is measured from our date of acquisition of Indiana Renewable Fuels, LLC and we have already incurred some of the related expenditures.

ESTIMATED SOURCES OF FUNDS

The following tables set forth various estimates of our sources of funds for the Nebraska plant and Indiana plant, depending upon the number of units sold to investors and based upon various levels of equity that our lenders may require. We have not determined the proposed source of funds for our Minnesota plant. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Nebraska Plant

Sources of Funds	Dollars	Percent
Cash and Cash Equivalents	$48,195,000	34.0%
Subordinate Exempt Facilities Revenue Bonds	7,000,000	4.9%
Tax Increment Financing	7,000,000	4.9%
Grants	305,000	0.2%
Senior Debt Financing	79,500,000	56.0%
Total Sources of Funds	$142,000,000	100.0%

Indiana Plant

	If Maximum (3,750,000)
Sources of Funds(1)	Units Sold	Percent
Unit Proceeds	$40,000,000	24.2%
Cash and Cash Equivalents	11,900,000	7.2%
Tax Increment Financing	3,000,000	1.8%
Tax-Exempt Subordinate Debt	10,000,000	6.1
Grants	100,000	0.1%
Senior Debt Financing	100,000,000	60.6%
Total Sources of Funds $	$165,000,000	100.0%

(1)    We expect to obtain senior debt financing, government incentives and other grants, depending on the equity raised in this offering. In addition, we intend to obtain subordinate debt financing in the form of subordinate exempt facilities revenue bonds issued by the county in which the plant is located.  However, no definitive agreement has been reached, and even if a definitive agreement is reached, the issuance of the bonds may never be completed.  We have not assumed subordinate debt financing in the table set forth above.  We have assumed grants of $100,000; however, we have no definitive agreements for these funds. We have also assumed $3,000,000 for tax increment financing; however, we have not yet entered into any written definitive agreement for these funds. Although we have also assumed senior debt financing in this range, we have not yet entered into definitive documents for these funds.  We expect that senior debt financing will consist of a term loan and a revolving line of credit secured by all of our real property and personal property. The table assumes that at least 2,000,000 units are sold in the offering. This is the minimum amount of the offering we believe is necessary to sell to obtain all of the additional funding required to complete the Indiana plant.

ETHANOL INDUSTRY AND PLANT OVERVIEW

Primary Product—Ethanol

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass.  Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. Corn produces large quantities of carbohydrates, which convert into glucose more easily than many other kinds of biomass. Ethanol is primarily used as a gasoline fuel additive to increase gasoline’s octane rating. According to the Renewable Fuels Association, U.S. ethanol production was approximately 4.0 billion gallons in 2005 (approximately 3% of the total U.S. gasoline fuel supply).

Ethanol Markets and Ethanol Supply and Demand

Overview

In its report titled “Ethanol Industry Outlook 2006,” the Renewable Fuels Association anticipates demand for ethanol to be strong, resulting in a doubling of the domestic ethanol industry in the next six years.

The supply of domestically produced ethanol is at an all-time high. In 2005, 95 ethanol plants located in 19 states produced a record 4 billion gallons, a 17% increase from 2004 and a 126% increase from 2001. According to the Renewable Fuels Association, at the end of 2005, 29 plants and 9 expansions were under construction, representing an additional 1.5 billion gallons of production capacity. The following table shows U.S. ethanol production capacity by state:

Ethanol Production Capacity Ranked by State
(Largest to Smallest Production Capacity as of July 2006)

Rank	State	Ethanol Production Capacity
		(Million Gallons Per Year)
1	Iowa	1,961.5
2	Nebraska	1,051.5
3	Illinois	881.0
4	South Dakota	703.0
5	Minnesota	593.6
6	Indiana	392.0
7	Kansas	267.5
8	Wisconsin	228.0
9	Michigan	207.0
10	Missouri	155.0
11	North Dakota	133.5
12	Texas	130.0
13	Oregon	108.0
14	Ohio	103.0
15	Colorado	85.0
16	California	68.0
17	Tennessee	67.0
18	Arizona	55.0
19	Kentucky	35.4
20	New Mexico	30.0
21	Wyoming	5.0
22	Georgia	0.4
	United States Total	7,260.4

Sources:  Renewable Fuels Association, Nebraska Energy Office.

Legislation

The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal and state ethanol supports.

The Renewable Fuels Standard

The most recent ethanol supports are contained in the Energy Policy Act of 2005, which was signed into law on August 8, 2005 and is expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a Renewable Fuels Standard, known as the RFS. The RFS is a national program that will impose requirements with respect to the amount of renewable fuel produced and used. RFS will apply to refineries, blenders, distributors and importers, but will not restrict the geographic areas in which renewable fuels may be used. This should allow refiners, blenders, distributors and importers to use renewable fuel blends in those areas where it is most cost effective. The RFS will initially require that 4 billion gallons be sold or dispensed in 2006, increasing to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, RFS is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this requirement may cause ethanol prices to increase in the short term due to additional demand, supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings. Alternatively, since the RFS begins at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.

The Clean Air Act and Oxygenated Gasoline Program

Historically, ethanol sales have been favorably affected by the Clean Air Act amendments of 1990, particularly the Oxygenated Gasoline Program, which became effective November 1, 1992. The Oxygenated Gasoline Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has also increased as the result of a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995 and requires the sale of reformulated gasoline in numerous areas to reduce pollutants, specifically those that contribute to ground level ozone, better known as smog. Reformulated gasoline that meets the performance criteria set by the Clean Air Act can be reformulated in a number of ways, including the addition of oxygenates to the gasoline. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol. MTBE has been linked to groundwater contamination and has been banned from use in many states. Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE is expected to result in refiners and blenders using ethanol rather than MTBE. Prior to the passage of the Energy Policy Act of 2005, the reformulated gasoline program included a requirement that reformulated gasoline contain 2% oxygenate. The Energy Policy Act of 2005 repealed that requirement immediately in California and 270 days after enactment elsewhere. Although the repeal of the oxygenate requirement may have some impact, the EPA’s analysis of the elimination of the 2% oxygenate requirement indicated that ethanol will continue to be used in reformulated gasoline after the repeal of the oxygenate requirement. The EPA’s assessment was based on past analyses of ethanol in reformulated gasoline despite removal of the oxygenate requirement, current gasoline prices and the tightness in the gasoline market, the favorable economics of ethanol blending, a continuing concern over MTBE use by refiners, the emission performance standards still in place for reformulated gasoline and the upcoming renewable fuels mandate.

The Volumetric Ethanol Excise Tax Credit

The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit, known as VEETC, and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. This is expected to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 51 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether, known as ETBE, including ethanol in E85 (an 85% ethanol fuel blend) and E20 (a 20% ethanol fuel blend) in Minnesota. The VEETC is scheduled to expire on December 31, 2010.

Small Ethanol Producer Tax Credit

The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. We anticipate that our annual production will exceed production limits of 60 million gallons per year and that we will be ineligible for the credit.

Clean-Fuel Vehicle Refueling Equipment Tax Credit

In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service following December 31, 2005 and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.

Imported Ethanol Tariffs and Quotas

Currently, there is a $0.54 per gallon tariff on imported ethanol, which is scheduled to expire in October 2007.  Ethanol imports from 24 countries in Central America and the Caribbean region are exempted from the tariff under the Caribbean Basin Initiative or CBI, which provides that specified nations may export an aggregate of 7.0% of U.S. ethanol production per year into the U.S., with additional exemptions from ethanol produced from feedstock in the Caribbean region over the 7.0% limit.  Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2005 CBI import quota of 240.4 million gallons of ethanol. Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year; however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed. We expect that enactment of the legislation would decrease the total supply of ethanol in the U.S. market relative to demand and increase domestic prices.

State Legislation Banning or Limiting MTBE Use

As of June 2006, 25 states, including California and New York, have banned or significantly limited the use of MTBE due to environmental and public health concerns. Ethanol has served as a replacement for much of the discontinued volumes of MTBE and is expected to continue to replace future volumes of MTBE that are removed from the fuel supply. However, there is a limited amount of MTBE to be replaced, and we do not expect this to have a significant impact on our business.

The ethanol industry and our business depend upon continuation of the federal and state ethanol supports discussed above. These government incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the government incentives may be continued at lower levels than those at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.

Markets in General

Ethanol has important applications. Primarily, ethanol can be used as an oxygenate capable of reducing air pollution and improving automobile performance. The ethanol industry is heavily dependent on several economic incentives to produce ethanol. We believe ethanol markets are primarily national markets.

Local Ethanol Markets

Local markets will be limited and must typically be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold, which depresses the ethanol price.

Regional Ethanol Markets

Typically, a regional market is one that is outside of the local market, yet within the neighboring states. This market will likely be serviced by rail and is within a 450-mile radius of the ethanol plant. Because ethanol use results in less air pollution than regular gasoline, regional markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas, such as Chicago, St. Louis, Denver and Minneapolis.

Generally, we believe the regional markets surrounding our plants provide an important market to grow our business. We believe the freight charge is reasonable, the competition, while aggressive, is not too severe, and the turn-around time on rail cars is favorable. Regional pricing tends to follow national pricing less the freight difference. As with national markets, we believe the use of a group-marketing program or a marketer is advantageous, especially in the first one to three years of operation. We currently have a one-year agreement in place with RPMG to market the ethanol produced by the Nebraska plant.

We plan to transport our ethanol primarily by rail. In addition to rail, we may try to service these markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.

National Ethanol Markets

The national ethanol market consists primarily of the southern United States and the east and west coast regions. These regions are serviced predominantly by rail from ethanol plants located in the Midwest.

In its report titled “Ethanol Industry Outlook 2006,” the Renewable Fuels Association anticipates demand for ethanol to be strong, resulting in a doubling of the domestic ethanol industry in the next six years. The passage of the VEETC is expected to provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets. In addition, the recent implementation of a Renewable Fuels Standard contained in the Energy Policy Act of 2005, which was signed into law on August 8, 2005, is expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol.

Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program, which became effective November 1, 1992. The Federal Oxygen Program required the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995 and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol; however, MTBE has been linked to groundwater contamination and has been banned from use by many states. After implementing an MTBE ban to curtail further water contamination, the states of California, New York and Connecticut now account for more than 1.4 billion gallons of annual ethanol demand. Twenty-four other state legislatures have phased out MTBE.

Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE is expected to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short term, we do not expect this to have a long-term impact on the demand for ethanol as the Energy Policy Act also repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, there is a limited amount of MTBE to be replaced, and we do not expect this to have a significant impact on our business.

Primary Uses of Ethanol

Octane Enhancer

Pure ethanol possesses an average octane rating of 113, enabling refiners to conform lower octane blendstock to gasoline standards, while also expanding the volume of fuel produced. In addition, ethanol is commonly added to finished regular grade gasoline at the wholesale terminal as a means of producing higher octane mid-grade and premium gasoline. At present, ethanol represents one of the few commercially viable sources of octane available to refiners.

Clean Air Additive

A clean air additive is a substance that, when added to gasoline, reduces tailpipe emissions, resulting in improved air quality characteristics. Ethanol contains 35% oxygen, approximately twice that of MTBE, a historically used oxygenate. The additional oxygen found in ethanol results in more complete combustion of the fuel in the engine cylinder, which reduces tailpipe emissions by as much as 30%, including a 12% reduction in volatile organic compound emissions when blended at a 10% level.  Ethanol, which is non-toxic, water soluble and biodegradable, replaces some of the harmful gasoline components, including benzene.

Fuel Extender

Ethanol extends the volume of gasoline by the amount of ethanol blended with conventional gasoline, thereby reducing dependence on foreign crude oil and refined products. Furthermore, ethanol is easily added to gasoline after the refining process, reducing the need for large, capital intensive capacity expansion projects at refineries.

E85, a Gasoline Alternative

Ethanol is the primary blend component in E85. The number of service stations that sell E85 has grown rapidly. According to the National Ethanol Vehicle Coalition, or NEVC, as of May 2006 there were 757 stations nationwide that sold E85. NEVC also estimates that six million U.S. vehicles are flexible fuel vehicles, or FFVs. Recently, General Motors, Ford and DaimlerChrysler have publicly committed to doubling their respective annual FFV production.

By-Products

The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry and also to the poultry and swine markets. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51—Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles, known as distillers wet grains, distillers modified wet grains with solubles, known as distillers modified wet grains, and distillers dry grains with solubles. Distillers wet grains is processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains have an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.

Corn Market

In 2005, the ethanol industry consumed approximately 1.4 billion bushels of corn, which approximated 13% of the 11.1 billion bushels of 2005 domestic corn production.  The U.S. Department of Agriculture expects planted corn acreage to continue growing from 80.5 million acres in 2006 to 84.5 million acres by 2015 primarily due to conversion of other cropland, with corn production reaching 12.7 billion bushels by 2015 assuming continuation of current yield trends.

We anticipate establishing ongoing business relationships with local farmers and grain elevators to acquire the corn needed for our plants. We have no contracts, agreements or understandings with any grain producer. Although we anticipate procuring grains from these sources, there can be no assurance that needed grains can be procured on acceptable terms, if at all.

We have hired a commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators. We expect the commodities manager will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. We intend to use forward contracting and hedging strategies to help guard against price movements that often occur in corn markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Description of Dry Mill Process

Dry mill ethanol plants will produce ethanol by processing corn or possibly other raw grains such as grain sorghum or milo. The corn and other grains will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins.  Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is grounded into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with 5% denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and 5% denaturant constitute ethanol.

Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water, known as thin stillage, is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators, known as the wet cake, are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

The following flow chart illustrates the dry mill process:

Source: Renewable Fuels Association

Thermal Oxidizer

Ethanol plants such as ours may produce odors in the production of ethanol and its primary by-product, distillers dried grains with solubles, which some people may find to be unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. We expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plants to reduce the risk of possible nuisance claims and any related negative public reaction.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plants. In addition, we are required to obtain and maintain various environmental permits under our senior credit facility.

Competition

Our Primary Competition

Nebraska currently has 12 ethanol plants producing an aggregate of 575 million gallons of ethanol per year. Minnesota currently has 16 ethanol plants producing an aggregate of over 550 million gallons of ethanol per year. Indiana currently has one ethanol plant producing 102 million gallons of ethanol per year. In addition, there are a number of ethanol plants in Nebraska, Minnesota and Indiana and the surrounding states under construction or in the planning stage. We will have to compete with these plants for ethanol sales, distillers grains sales and corn procurement.

We expect that it will be necessary to market our ethanol primarily on a regional and national basis. We anticipate that we will be able to reach the best available market through the use of an experienced ethanol marketer and by the rail delivery methods we expect to utilize.

The Renewable Fuels Association indicates that the United States has current annual production capacity of 4,829.9 million gallons and 3,015.5 million gallons of production currently under construction. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Although we believe that the regional market is not currently oversold, we anticipate that we will also need to market our ethanol on a national basis.

On a national level there are numerous other production facilities with which we will be in direct competition, many of whom have greater resources than we do. Our plants will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers due to our proximity to ample grain supplies at favorable prices.

According to the Renewable Fuels Association, during the last 20 years, ethanol production capacity in the United States has grown from almost nothing to an estimated 4.3 billion gallons per year in 2006, and plans to construct new plants or to expand existing plants have been announced that would increase capacity by nearly 2 billion gallons per year. This increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol.

The largest ethanol producers include Abengoa Bioenergy Corp., Archer-Daniels-Midland Company, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. There are also several regional entities recently formed, or in the process of formation, of similar size and with similar resources to ours, including U.S. BioEnergy Corporation.

Competition from Alternative Fuels

Alternative fuels and alternative ethanol production methods are continually under development. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

Ethanol Pricing

The following chart illustrates the historical relationship between the price of unleaded gasoline and ethanol:

Source: The ProExporter Network.

Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade, known as CBOT, launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to engage third-party marketing firms to sell all of our ethanol, we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we engage may use the new ethanol futures contracts to manage ethanol price volatility, and that in turn may impact costs or pricing for ethanol sold by or through that marketing firm.

DESCRIPTION OF BUSINESS

Company Overview

We are a development-stage Delaware limited liability company formed for the purpose of raising capital to develop, construct, own and operate ethanol plants and other biofuel businesses.  We are currently constructing a 100 million gallons per year dry mill corn-processing ethanol plant near Fairmont, Nebraska. The Nebraska plant is expected to process approximately 36 million bushels of corn per year into 100 million gallons of denatured fuel grade ethanol, 321,000 tons of dried distillers grains with solubles and 296,000 tons of raw carbon dioxide gas.  We are also planning the construction of a 100 million gallons per year dry mill corn-processing ethanol plant near Rochester, Indiana and a 100 million gallons per year dry mill corn-processing ethanol plant to be located near Northfield, Minnesota. Our website address is http://www.advancedbioenergy.com.  Information on our website is not incorporated into this prospectus and should not be relied upon in determining whether to make an investment in the units.

We anticipate that our business will primarily be that of the production and marketing of ethanol and distillers dried grains.  We currently do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plants, or if we are not able to market ethanol and its by-products.

We expect that the ethanol production technology we will use in our plants will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.

Nebraska Plant

Location of Nebraska Plant

We are constructing an ethanol plant near Fairmont, Nebraska, in southeastern Nebraska. We exercised two options and purchased the property to construct the Nebraska plant in October 2005. We selected our primary Nebraska plant site because of the site’s location relative to existing grain production, accessibility to road and rail transportation and proximity to major population centers. The site is near the mainline BNSF Railroad. In addition, the site is also in close proximity to the intersection of U.S. Highways 6 and 81.

In December 2005, we commenced site preparation for construction of our Nebraska plant. Our activities for the next 12 months will include completion of final design and development and construction of the plant.

The Nebraska plant is expected to have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. In terms of freight rates, rail is currently considerably more cost effective than truck transportation to the more distant markets.  The BNSF Railroad will provide rail service to the Nebraska site.

Ethanol Marketing

On July 19, 2006, we entered into an Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, LLC, known as RPMG, for the sale of our ethanol produced at the Nebraska plant.  Under the terms of the agreement, RPMG has agreed to market the entire amount of ethanol produced by the Nebraska plant pursuant to a pooling arrangement maintained by the members of RPMG.  We will receive a price equal to the actual sale price received by RPMG, less the expenses of distribution and a marketing fee charged per gallon of ethanol sold.  If we do not produce our estimated monthly ethanol production, RPMG may, after obtaining our consent which shall not be unreasonably withheld, purchase ethanol elsewhere to cover the shortfall and charge us for any resulting financial loss or pay us any resulting gain.

The initial term of the agreement is for 12 months beginning on the first day of the month that we initially ship ethanol and ending at the end of March or end of September, whichever occurs first, following the initial 12-month period.  After the initial term, it will automatically renew for successive one-year terms unless terminated by either party upon 90 days’ written notice.  The agreement may also be terminated for an uncured breach or intentional misconduct or upon mutual agreement of the parties.

Distillers Grains and Carbon Dioxide

We plan to market and sell the distillers grains from the Nebraska plant to local, regional and national markets. We have entered into a distillers grain marketing agreement with Commodity Specialist Company for the sale of the entire distillers dried grains with solubles output from the Nebraska plant. We have retained the right to independently market our wet distillers grains and modified wet distillers grains and solubles. Under the terms of the agreement, we will receive a price equal to 99% of the actual sale price received by Commodity Specialist Company from its customers, less customary freight costs and minus an amount equal to $0.90 per ton of distillers dried grains with solubles removed from the Nebraska plant.

The Nebraska plant is expected to produce approximately 296,000 tons annually of raw carbon dioxide as another by-product of the ethanol production process. At this time, we do not intend to capture and market our carbon dioxide gas.

Corn Feedstock Supply

We anticipate that our Nebraska plant will need approximately 36 million bushels of grain per year for our dry milling process. We expect the corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area around Fairmont, Nebraska has been fed locally to livestock or exported for feeding or processing. In 2005, in the nine-county area surrounding the location of our Nebraska plant, corn production was approximately 201 million bushels. The chart below describes the amount of corn grown in Fillmore and surrounding counties for 2001 through 2005:

County	2005 Corn Production	2004 Corn Production	2003 Corn Production	2002 Corn Production	2001 Corn Production
	(bushels)	(bushels)	(bushels)	(bushels)	(bushels)
Clay, NE	26,172,200	24,518,100	23,195,000	21,941,000	23,235,000
Fillmore, NE	28,160,400	29,080,600	27,122,000	23,981,000	24,886,000
Hamilton, NE	35,198,700	34,958,800	34,891,000	34,123,000	32,212,000
Jefferson, NE	12,284,100	12,312,000	9,411,000	7,358,000	10,264,000
Nuckolls, NE	11,984,400	10,730,000	8,864,000	7,377,000	9,060,000
Saline, NE	14,744,900	16,447,400	13,228,000	12,044,000	13,192,000
Seward, NE	19,478,400	22,425,400	18,102,000	14,304,000	17,491,000
Thayer, NE	18,424,800	18,658,800	16,672,000	14,389,000	16,430,000
York, NE	34,747,800	36,867,500	34,973,000	31,077,000	32,978,000
Total	201,195,700	205,998,600	186,458,000	166,594,000	179,748,000

Source: USDA, NASS

We will be dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. Although the area surrounding the plant produces a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problems. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the area of the plant. We have determined that the average price of corn in this same nine-county area surrounding the Nebraska plant over the last ten years is $2.36 per bushel.

The following chart shows the ten-year average corn price in the nine-county area surrounding the Nebraska plant:

County	10-Year Average Corn Price ($/Bu.)
Clay, NE	$2.36
Fillmore, NE	$2.36
Hamilton, NE	$2.38
Jefferson, NE	$2.35
Nuckolls, NE	$2.37
Saline, NE	$2.36
Seward, NE	$2.33
Thayer, NE	$2.37
York, NE	$2.37
Total / Avg.	$2.36

Grain prices are primarily dependent on world supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. The price of grain has fluctuated significantly in the past and may fluctuate significantly in the future.  Historically, because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Therefore, we anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. On April 5, 2005, we entered into an energy management agreement and an agency authorization agreement with U.S. Energy Services, Inc. to manage our energy supplies for our Nebraska plant. As a part of this agreement, U.S. Energy Services has agreed to solicit bids and negotiate, execute and administer energy supply contracts, interstate transportation contracts and local distribution company transportation contracts on our behalf. We have entered into an agreement for electric service to the Nebraska plant and plan to enter into agreements with local gas and water utilities to provide our needed energy and water. There can be no assurance that those utilities will be able to reliably supply the gas, electricity and water that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows and financial performance.

Natural Gas

The Nebraska plant will require approximately 3.2 billion cubic feet of natural gas per year. The plant will produce process steam from its own boiler systems and dry the distillers dried grains by-product via a direct gas-fired dryer. U.S. Energy Services has identified three possible natural gas providers that could supply gas to the Nebraska plant and is currently soliciting bids from suppliers and existing gas distribution utilities to build, operate, manage and maintain those natural gas services. We are currently constructing our own natural gas pipeline from a common carrier main pipeline for the Nebraska plant. The expected cost for this pipeline is $4.0 million. The price we will pay for natural gas has not yet been determined. Natural gas prices are volatile and may lead to higher operating costs. Between January 1, 2001 and June 30, 2006, the price per MMBtu of natural gas based on NYMEX has ranged from a low of $1.83 to a high of $15.38. On August 23, 2006, the price of the NYMEX future contract for September delivery settled at $6.875 per MMBtu.

There is still considerable uncertainty as to the extent of infrastructure damage and the ultimate amount of lost production from Hurricane Katrina. Therefore, we are uncertain as to how Hurricane Katrina will impact long-term natural gas prices.  Additionally, future weather-related events may also adversely impact the supply and/or price of natural gas.

Electricity

On April 25, 2006, we entered into a contract for electric service with Perennial Public Power District, a public corporation and political subdivision of the State of Nebraska. This agreement will remain in effect for a term of five years from the initial billing period. The agreement will be renewed automatically thereafter on an annual basis unless 12 months’ written notice of termination is given by either party. Pursuant to this agreement, we agreed to purchase, and Perennial Public Power District agreed to supply, all of the electric power and energy needed by the Nebraska plant. Perennial has agreed to install and maintain the subtransmission line and substation facilities needed for electric service. As a condition to Perennial Public Power District installing the required electric service facilities, we have agreed to pay actual construction costs to Perennial Public Power District that exceeds $812,394. The amount that we must pay is currently estimated at approximately $1.2 million. Preliminary estimates on the delivered cost of electricity are from $0.037 to $0.0385 per kWh.

Water

The Nebraska plant will require approximately 1.1 million gallons per day, or approximately 775 gallons per minute, of water. We anticipate that we will have adequate water supply from the agricultural wells located on site. The site has two agricultural wells that are currently used for pivot irrigation purposes. These wells will have to be converted from agricultural to industrial uses prior to our use. Depending on water quality, we may have to drill one additional deeper well to mix water with the supply in place.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler, and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. We anticipate the design of our Nebraska plant will incorporate a bio-methanator wastewater treatment process resulting in a zero discharge of plant process water. The bio-methanator system that we intend to use is designed and constructed by Phoenix Bio-Systems. The bio-methanator is a water recovery system that allows the plant to be a zero process water discharge facility. It is currently used in 38 plants in states such as Nebraska, Iowa, Minnesota, South Dakota, Wisconsin, Kansas and Illinois. The bio-methanator is a biological and anaerobic process that removes the organic acid from reclaimed water, which in turn comes from the evaporator condensate. Organic acid is a byproduct of yeast fermentation, and if the water was returned back to the cook process without its removal, it would reduce the effectiveness of the yeast’s ability to promote fermentation, which would lower our ethanol yield. The result of the biological processes produces biogas, or methane, which is used as fuel in the drying process. Although we have no knowledge of any failures of a bio-methanator, we have no assurance that it will perform as anticipated and any failures would cause a decrease in our ethanol yield.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. We have engaged ICM to coordinate and assist us with obtaining all environmental permits, and to advise us on general environmental compliance. Fagen is responsible for all necessary construction permits under our lump-sum design-build agreement for the Nebraska plant.

Of the permits described below, we obtained the preconstruction permit to construct an air contaminant source and the general construction stormwater discharge permit prior to starting construction on the Nebraska plant. The remaining permits will be required shortly before or shortly after operations begin. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to requirements imposed by the State of Nebraska, the United States Environmental Protection Agency, known as the EPA, could impose conditions or other restrictions in the permits that are detrimental to us.  These changes could include a modification to the emissions limits in a permit or modifications of the testing protocols or methods that are part of the application or reporting process under a permit. The EPA or state agencies could take these actions at any time before, during or after the permitting process. The State of Nebraska and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.

Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the plant, because the State of Nebraska administers the applicable environmental programs. However, because many of the programs are based on federal statutes, the EPA could impose additional requirements in the permits. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Air Permits

We have already obtained our Permit to Construct an Air Contaminant Source from the Nebraska Department of Environmental Quality. Because of the activities and emissions at the plant, we will be expected to obtain an operating air permit for the facility emissions. Our preliminary estimates indicate these facilities will be considered minor sources of regulated air pollutants. There are a number of emission sources that are expected to require an operating permit. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers and baghouses. We expect to emit the regulated pollutants PM10, CO, NOx and VOCs from our plant. Our air construction permit is a minor source permit, and we anticipate that the plant will be considered a minor source with respect to air operating permits as well. Our minor source status allows us to avoid having to obtain Title V air permits, which are subject to more regulatory requirements than minor source permits. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The costs of compliance and documenting compliance under a Title V air permit is higher than under a minor source operating permit. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers than are currently planned.

Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permits)

We expect that we will use water to cool our closed circuit systems in the Nebraska plant. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. The exact details regarding the source of water and the amount of non-process and other wastewater that needs to be discharged will not be known until tests confirm the water quality and quantity for the site.

Although unknown at this time, the quality and quantity of the water source for the Nebraska plant and the specific requirements imposed by the Nebraska Department of Environmental Quality for discharge will materially affect the financial performance of the company. We expect to apply for a Nebraska Pretreatment Permit (NPP) for the discharge of the non-process wastewater. Depending on the final design of the plant and quality of the wastewater generated by the plant, we may also need to file for a permit to allow the discharge of wastewater from a manufacturing or commercial operation, either to a publicly owned treatment works or for land application or surface water discharge of process wastewater. If these permits are not granted, our Nebraska plant may not be allowed to operate.

Well Permit

We have received a Supplemental Well Permit for the plant allowing us to withdraw water from two existing wells. While we anticipate that the permitted amount of withdrawal will be sufficient for plant operations, a need for additional water in excess of a threshold amount will require us to submit another supplemental permit application and include a revised hydrologic evaluation. If we are unable to access sufficient water for our operations, this could cause restrictions on our operations and therefore negatively affect our business.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan

We obtained a construction storm water discharge permit from the Nebraska Department of Environmental Quality known as General Permit NER 100000. In connection with this permit, we must have a storm water pollution prevention plan (SWPPP) in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted, but need not be approved by the Nebraska Department of Environmental Quality.

We must also file a separate application for a General Permit NER 000000 for industrial storm water discharges. The application for this permit for industrial storm water discharges must be filed 24 hours prior to the start of operations. We anticipate, but there can be no assurances, that we will be able to obtain a General Permit NER 000000 industrial storm water discharge permit.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare and implement a spill prevention control and countermeasure plan, known as an SPCC plan, for the plant in accordance with federal guidelines. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Bureau of Alcohol, Tobacco and Firearms Requirements

Because ethanol is made from potentially human-consumable alcohol, we must comply with applicable Bureau of Alcohol, Tobacco and Firearms regulations before we can begin operations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special stamp tax. We expect to apply for these permits prior to commencement of operation of the plant.

Risk Management Plan

We are currently in the process of determining whether anhydrous ammonia or aqueous ammonia will be used in our production process. Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a risk management plan. If we use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained for the plant. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding areas. The program will be presented at one or more public meetings. However, if we use aqueous ammonia, the risk management program will only be needed for the denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the risk management plan requirements. The risk management plan should be filed with the EPA prior to the time that a threshold amount of the regulated substance is in process.

Nebraska Plant Employees

Prior to completion of the construction of the Nebraska plant and commencement of operations, we intend to hire approximately 45 full-time employees for the Nebraska plant.

The following table represents some of the anticipated positions within the Nebraska plant and the minimum number of individuals we expect will be full-time personnel:

Position	# Full-Time Personnel
Plant Manager	1
Bookkeeper	1
Secretary	1
Commodity Specialist	2
Lab Manager	1
Lab Assistant	2
Utilities, Maintenance and Safety Manager	1
Licensed Boiler Operator	2
Welder	1
Electrician	1
Electrician Technician	1
Maintenance Worker	4
Production Team Leaders	6
Team Production I	6
Team Production II	6
Rail Attendant	2
Truck Attendant	4
Grain Sampling & Records	1
Entry Level Floater	2
TOTAL	45

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

Endangered Species

Nebraska’s Nongame and Endangered Species Conservation Act requires that the Nebraska Department of Natural Resources review a proposed site to determine if it will have a negative impact on endangered species. It is possible that this review will result in requirements being imposed in order to reduce or eliminate the impact on an endangered or threatened species. It is possible that such requirements might increase costs and reduce our profitability and the value of your investment.

Archeological and Historical Sites

The State Historic Preservation Office of the Nebraska State Historical Society has reviewed the site plan and proposed use of the site to determine if it will negatively impact any archeological or historical site. We do not anticipate additional requirements being imposed in order to reduce or eliminate the impact on an archaeological or historical site. It is possible that such requirements, if imposed in the future, might increase costs and reduce our profitability and the value of your investment.

PLANTS UNDER DEVELOPMENT

Indiana Plant

We intend to establish a multi-plant presence across the United States in order to ensure access to a variety of markets for ethanol and co-products, capitalize on transportation and logistics advantages and reduce the impact of drought or disease in one part of the country that could affect feedstock supply. We plan to take a comprehensive and geographically diverse approach to ethanol production while keeping our commitment to the local communities in which these plants operate.

To continue to execute on this strategy following the start of construction on the Nebraska plant, on June 15, 2006, we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels, LLC. At the time of the acquisition, Indiana Renewable Fuels, LLC had signed a letter of intent with Fagen to build the Indiana plant.

We are in the process of evaluating sites for the proposed 100 million gallons per year Indiana plant. We expect to build the Indiana plant on a site in north central Indiana near Rochester in Fulton County or near Argos in Marshall County, both of which we believe have all the necessary infrastructure and available utilities to qualify as approved sites.  We have options to purchase land in both counties for construction of the plant. We plan to use methane gas from the nearby landfill operated by Allied Waste Industries to power the Indiana plant. We expect to begin construction of the plant in the fall of 2007, assuming the successful completion of this offering.

Indiana’s corn production for 2006 is forecasted at 893.5 million bushels in Indiana. According to the Indiana Agricultural Statistics Service, Indiana corn yields are expected to reach a record high of 167 bushels per acre.  Some growers expect that up to 80% of Indiana’s row-crop acreage could be planted regularly with two or more years of continuous corn, compared with almost no continuous corn acreage now.

Minnesota Plant

We are in the process of evaluating sites for the proposed 100 million gallons per year Minnesota plant. We expect to build our Minnesota plant on a site near Northfield, Minnesota in Rice County.  We have options to purchase land in Rice County, Minnesota for construction of the plant.  The proposed site provides direct access to the Union Pacific main line, Dakota Minnesota & Easter and Progressive railways.  Based on current Rice County zoning requirements, our proposed site for the Minnesota plant may need to be rezoned, and a conditional use permit will likely be required.  Bridgewater Township, Minnesota, where the proposed plant would be located, has adopted a one-year moratorium on ethanol plant construction while the Township considers whether to adopt its own zoning code.

According to the USDA, National Agricultural Statistics Service, Minnesota Field Office, corn production for Minnesota is forecasted at 1.09 billion bushels for 2006, 9% below the 2005 record of 1.19 billion bushels.

EMPLOYEES

Prior to completion of the construction of the Nebraska plant and commencement of operations at that plant, we intend to hire approximately 45 full-time employees for the Nebraska plant.  As of the date of this prospectus, we have four full-time salaried employees engaged in plant development and management activities and one full-time hourly office employee in our Geneva, Nebraska office.

We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in rural areas with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our projects. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

STRATEGIC PARTNERS

Fagen, Inc.

Fagen, Inc. was founded by Ron Fagen, its chief executive officer and president, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen has more than 25 years’ experience in the ethanol industry. Fagen employed over 1,000 construction workers in 2005 and employs approximately 120 personnel at its headquarters and two regional offices. Fagen designs and constructs ethanol plants around the country. Fagen’s other construction commitments could cause it to run out of sufficient resources to timely construct our plants. This could result in construction delays if Fagen is not able to perform according to the timetable we anticipate.

Fagen Engineering, LLC was formed in 1996 to assist Fagen, Inc. with the construction process. Fagen Engineering is a full-service design engineering firm.

The expertise of Fagen, Inc. in integrating process and facility design into the construction of an operationally efficient facility is very important. Fagen Energy, Inc, on affiliate of Fagen, Inc., currently owns 400,000 units of ABE.

Design-Build Agreement with Fagen, Inc. for Construction of the Nebraska Plant

On March 16, 2006, we entered into a lump-sum design-build agreement with Fagen, Inc. to design and construct a 100 million gallons per year dry mill ethanol production facility on our site near Fairmont, Nebraska. Under the terms of this agreement, we will pay Fagen $98.0 million, subject to any mutually agreed-upon adjustments and subject to a credit for the amount we previously paid to Fagen Engineering, LLC for engineering services. Under the terms of the agreement, Fagen has guaranteed that the plant will operate at a rate of 100 million gallons per year of denatured fuel grade ethanol.

Phase I and Phase II Engineering Services Agreement for Nebraska Plant with Fagen Engineering, LLC

We have executed a phase I and phase II engineering services agreement with Fagen Engineering, LLC, an entity related to our design-builder Fagen, Inc., for the performance of certain engineering and design work. Fagen Engineering performs the engineering services for projects constructed by Fagen. The engineering and design services fees are credited against the total design-build costs.

Letter of Intent with Fagen, Inc. for Construction of the Indiana Plant

We have entered into a non-binding letter of intent with Fagen, Inc. for the design and construction of our Indiana ethanol plant. We have also entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design services related to the Indiana plant. We expect Fagen, Inc. to build our Indiana plant using the technology of ICM, Inc. We expect to execute a definitive design-build agreement with Fagen, Inc. that will set forth in detail the design and construction services provided by Fagen. Construction of the project is expected to take 16 months. We anticipate completion of plant construction during the third calendar quarter of 2008.

Letter of Intent with Fagen, Inc. for Construction of the Minnesota Plant

We have an oral agreement with Fagen to enter into a design-build agreement for the design and construction of our proposed Minnesota ethanol plant. No definitive agreement has been executed, and it is possible that the parties will not agree to terms and will not execute a design-build agreement.

ICM, Inc.

ICM is a full-service engineering and manufacturing firm based in Colwich, Kansas and founded in 1995 by president and chief executive officer, Dave Vander Griend. Based on discussions we have had with both Fagen and ICM and provisions found in our lump-sum design-build agreement, letter of intent and oral agreement with Fagen, we expect that ICM will serve as the principal subcontractor for the plants and provide the process engineering operations for Fagen. We have also entered into a binding agreement with ICM to provide environmental consulting services on a time and materials basis for the Nebraska plant.

ICM has been involved in the research, design and construction of ethanol plants for many years. ICM employs over 400 employees, including 100 engineers, professional and industry experts, 40 craftsmen, welders and painters and 45 full-time field employees. ICM has been involved in 65 ethanol plant projects. At least 28 of the projects involved a partnership between ICM and Fagen. Again, Fagen generally uses ICM as part of its design team. Fagen and ICM could lack the capacity to serve our plants due to the increased number of plants that they are designing and building at any one time. In addition, due to the large number of plants that ICM is currently designing, ICM may not be able to devote as much time to the advancement of new technology as other firms that have more available personnel resources.

CONSTRUCTION AND TIMETABLE FOR COMPLETION OF THE PLANTS

We estimate that the Nebraska plant will be operational in September 2007. This schedule assumes a 15-month construction schedule followed by two months of commissioning. During the period of commissioning, we expect preliminary testing, training of personnel and start-up of operations at the plant to occur. This schedule also assumes that bad weather and other factors beyond our control do not upset our timetable as there is no additional time built into our construction schedule for unplanned contingencies. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.

We estimate that the Indiana plant will be operational in the third calendar quarter of 2008.  We expect to begin construction of the proposed Minnesota plant no sooner than September 2007.

HAZARDOUS CONDITIONS

There can be no assurance that we will not encounter hazardous conditions at a plant site. We are relying on Fagen to determine the adequacy of the Nebraska site for construction of the ethanol plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the ethanol plant. Fagen will not be responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, Fagen will suspend work in the affected area. If we receive notice of a hazardous condition, we must correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen will be entitled to an adjustment in price if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

NUISANCE

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. These activities may subject us to nuisance, trespass or similar claims by employees, property owners or residents in the vicinity of the plants. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plants. See “Ethanol Industry and Plant Overview—Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us and our operations, cash flows and financial performance.

We are not currently involved in any litigation involving nuisance or any other claims.

PROPERTY

We currently lease commercial office space at the following locations:

Location	Monthly Rent	Expiration Date
Minneapolis, Minnesota	$7,047.42	11-30-2009
Rochester, Indiana	$250	10-31-2006
Geneva, Nebraska	$700	12-31-2006

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our operating agreement provides that our initial board of directors will be comprised of no fewer than three and no more than 13 members. However, at the first annual or special meeting of the members following the date on which substantial operations of the Nebraska plant commences, the number of directors shall be reduced and become fixed at nine. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the Nebraska plant commences.  The operating agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms.

IDENTIFICATION OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table shows our directors and officers as of the date of this prospectus:

Person	Age	Offices	Director Since
Revis L. Stephenson III	40	Chairman and Chief Executive Officer	2005
Donald E. Gales	44	Chief Operating Officer and President	-
Robert W. Holmes	59	Treasurer and Director	2005
Larry L. Cerny	65	Secretary and Director	2005
Robert E. Bettger	58	Director	2005
Richard W. Hughes	53	Director	2005
John E. Lovegrove	51	Director	2005
Troy Otte	39	Director	2005
Keith E. Spohn	57	Director	2005

BUSINESS EXPERIENCE OF DIRECTORS AND OFFICERS

The following is a brief description of the business experience and background of our officers and directors.

Revis L. Stephenson III has over 15 years’ experience in the investment industry. During his career he has gained experience in the public and private markets where his responsibilities included placement of equity and debt, assisting with structuring, and pricing. Mr. Stephenson served as vice president institutional sales, for the fixed income originations group of Oppenheimer & Co., a New York based financial services firm, from June 2002 to September 2006, when he joined our company as Chief Executive Officer. Prior to that, he was vice president investments for MJSK Securities for five years. He was also with Piper Jaffray Inc., where he left as managing director, investments, for seven years before joining MJSK Securities.

Donald E. Gales served as vice president of Archer-Daniels-Midland Grain Co. Western Division from August 2004 until March 2006 when he joined our company as Chief Operating Officer and President.  As vice president, Mr. Gales was responsible for Archer-Daniels-Midland’s grain assets in six states, along with sitting on the board of directors of Skyland Grain, LLC, United Prairie Ag LLC, Hutchinson Fertilizer LLC, Norkan Fertilizer LLC and FSC/ADM LLC. Prior to assuming the role of vice president of Archer-Daniels-Midland Grain Co. Western Division, Mr. Gales was president of ADM-Collingwood for over a year. Before joining Archer-Daniels-Midland, Mr. Gales was the chief executive officer of South Dakota Wheat Growers, a grain origination and farm supply company that operated facilities in North and South Dakota.  South Dakota Wheat Growers was also a majority owner in Heartland Grain Fuels, which operates two dry mill ethanol plants.

Robert W. Holmes founded Timberwood Bank in 2003, where he is currently chairman of the board, president and a principal shareholder. For five years prior, he managed an insurance agency which he also founded.

Larry L. Cerny owned and operated a supermarket in Geneva, Nebraska for 35 years. He was part-owner of supermarkets in Minden, Waverly, Falls City, Hickman and Neligh, Nebraska, and Sabetha, Kansas. In 1972, he co-founded Geotechnical Services Inc., a geotech and environmental engineering firm, with offices in Omaha, Lincoln and Grand Island, Nebraska, Wichita, Kansas, and Des Moines, Iowa where Mr. Cerny has served as chairman of the board for the past 20 years.

Robert E. Bettger has owned and operated a farm near Fairmont, Nebraska for over 30 years that consists of 5,000 acres in irrigated corn and soybeans. Mr. Bettger currently serves on the Agriculture Congressional Staff for Congressman Tom Osborne. Past appointments in which Mr. Bettger has served include the Nebraska Water Board, Department of Energy — Renewable Resources Biomass Advisory Group and National Corn Growers.

Richard W. Hughes has owned and operated a family farm for over 30 years in the Geneva, Nebraska area consisting of 1,500 acres of corn and soybeans.

John E. Lovegrove has been a life-long farmer in Fillmore County, Nebraska. He operates a family farm along with two brothers consisting of 8,000 acres of irrigated corn, soybeans and Pioneer Hy-Brid International seed corn.

Troy Otte has been an active farmer in the Fillmore County, Nebraska area since 1990. His current operation consists of 1,600 acres of corn, soybeans and wheat, with both irrigated and dry land acres.

Keith E. Spohn has been an active farmer for the past 37 years. His farming operations have included 4,000 acres of corn, soybeans and seed corn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 1, 2006, the ownership of units by each member whom we know to own beneficially more than 5% of the outstanding units, each director, each executive officer and all executive officers and directors as a group.  At the close of business on September 1, 2006, there were 7,165,600 units issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such units and the mailing address for each person listed in the table is 10201 Wayzata Blvd., Suite 250, Minneapolis, MN 55305.

			Percentage of Outstanding Units (1)
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Prior to Offering	Assuming Maximum Units Sold in Offering (2)
Non-Employee Directors:
Robert Bettger	38,000		*	*
Larry L. Cerny	30,000	(3)	*	*
Richard Hughes	34,000	(4)	*	*
John E. Lovegrove	43,000	(5)	*	*
Troy Otte	34,500		*	*
Keith Spohn	20,000	(6)	*	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Units (1)
Robert W. Holmes	145,000	(7)	2.0%	1.3%

Executive Officers:
Revis L. Stephenson III	520,000	(8)	7.0%	4.6%
Donald E. Gales	52,500	(9)	*	*
Executive officers and directors as a group (9 persons)	917,000		12.2%	8.1%
Other beneficial owners:
Eastern Nebraska Corn Processing, LLC 429 Florida Court York, NE 68467	448,500		6.2%	4.1%
Ethanol Capital Partners, LP Rockefeller Center, 7th Floor 1230 Avenue of the Americas New York, NY 10020	500,000		7.0%	4.6%
Fagen Energy, Inc. P.O. Box 159 Granite Falls, MN 56241	400,000		5.6%	3.7%

*              Less than 1%.

(1)                                  Includes the units issued to the directors and officers through the commencement of this offering.

(2)                                  Assumes no additional purchases in this offering.

(3)                                  Units are owned by the Larry L. Cerny Trust, and Larry L. Cerny, our director, is the creator of the trust.

(4)                                  Units are owned by Richard and Kay Hughes.

(5)                                  Includes units owned jointly with Patrice Lovegrove.

(6)                                  Includes units owned jointly with Shirley Spohn.

(7)                                  Includes 115,000 units held in the name of the Holmes Residuary Trust, and Robert Holmes, our director, is the creator of the trust. Of these 115,000 units, 25,000 were issued under a development fee agreement and subject to forfeiture under the terms of that agreement. Also includes 5,000 units held in the name of Susan Holmes as custodian for the minor child Ethan Holmes.

(8)                                  Includes 300,000 restricted units that may be issued as a strategic bonus under Mr. Stephenson’s employment agreement. Also includes 100,000 units issued under a development fee agreement and subject to forfeiture under the terms of that agreement. The development fee agreement further provides that if the actual project cost for the Nebraska plant exceeds $125 million, Mr. Stephenson is entitled to receive additional units valued at 1% of the difference between the actual project cost and $125 million. Based on the current estimated cost of the Nebraska plant at $142 million, Mr. Stephenson will be entitled to receive 17,000 additional units; these 17,000 units are not included in the table.

(9)                                  Includes 45,000 restricted units that may be issued as a strategic bonus under Mr. Gales’ employment agreement. Does not include up to 30,000 restricted units to be issued to Mr. Gales between April 7, 2007 and April 7, 2011 as a signing bonus under Mr. Gales’ employment agreement.

PROMOTERS

The term “promoter” is defined in Rule 405 under the Securities Act of 1933 to include, with reference to an issuer such as our company, any person who, acting alone or in conjunction with one more persons, directly or indirectly takes initiative in founding and organizing the business of the issuer, as well as any person who, in connection with the founding and organizing of the business of the issuer, directly or indirectly receives in consideration of services and/or property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding or organizing the enterprise.

Our directors are considered promoters of our company, having taken initiative in organizing our current business. Our directors previously participated as promoters in connection with our 2005 private placement of units. The primary purpose of that private placement was to raise seed capital to start our business. In that offering, we raised a total of $1.5 million from eight investors, all of whom are currently or were at the time of that offering either directors or affiliates of our directors. Following completion of our seed capital private placement, we paid Revis L. Stephenson III and Robert W. Holmes a development fee equal to 125,000 restricted membership units in exchange for their efforts to organize and develop our company. These units are restricted pursuant to a lock-up agreement.

Our directors previously participated as promoters in connection with our public offering of units that closed in March 2006. The primary purpose of that offering was to raise capital to fund construction of the Nebraska plant. In that offering, we raised a total of $60.5 million from 748 investors.

All of the foregoing payments constituting our use of net offering proceeds were direct or indirect payments to persons or entities other than our directors, officers or unitholders owning 10% or more of our units, except for amounts paid to our officers for their service as employees of our company. No underwriting or other commissions were paid to our promoters (or others) in connection with this offering. To date, the proceeds have been invested primarily in the construction of our Nebraska plant, as well as for the acquisition of Indiana Renewable Fuels, LLC and general operating expenses.

We entered into a project development fee agreement with Revis L. Stephenson III and Robert W. Holmes for the payment of a development fee equal to 1% of the total project cost for the Nebraska plant, which is currently estimated at $1.4 million or 142,000 units. These units are restricted pursuant to the project development fee agreement between us and Mr. Stephenson and Mr. Holmes. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million. Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

To date, we have not generated any revenues from operations and we do not currently expect to generate any revenues from operations until we commence operations of an ethanol plant.

EXECUTIVE COMPENSATION

PROJECT DEVELOPMENT FEE PAID TO EXECUTIVE OFFICERS

Revis L. Stephenson III is currently serving as our chairman and chief executive officer and Robert W. Holmes is currently serving as our treasurer. We entered into a project development fee agreement on May 19, 2005 with Messrs. Stephenson and Holmes to pay them together, a total fee equal to 1% of the total project cost for the Nebraska plant. Based on our current estimated project cost of $142.0 million, we currently estimate the total fee we will pay at 142,000 units, as the fee is payable in units at a price of $10 per unit. We have already transferred 125,000 of these units to Messrs. Stephenson and Holmes in exchange for their efforts to organize and develop our company. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million.  Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.

These 125,000 units are subject to the following restrictions:

•                  upon the dissolution, bankruptcy or insolvency of our company or our inability generally to pay debts as they become due, or an assignment by us for the benefit of creditors, or the commencement of any case or proceeding in respect of our company under any bankruptcy, insolvency or similarly laws, Messrs. Stephenson and Holmes shall return the restricted units to the company without payment of consideration by the company and the restricted units shall be deemed to have been forfeited by Messrs. Stephenson and Holmes;

•                  upon voluntary resignation as a member of our board of directors by Mr. Stephenson and/or Mr. Holmes, Mr. Stephenson and/or Mr. Holmes shall return the restricted units to us without payment of consideration by us and the restricted units shall be deemed to have been forfeited by Mr. Stephenson and/or Mr. Holmes; and

•                  the restricted units may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless the restrictions have lapsed.

All of the above restrictions on the units shall lapse on the date upon which our Nebraska ethanol plant begins producing ethanol for sale. Additionally, the number of units subject to the restriction concerning voluntary resignation of Mr. Stephenson and/or Mr. Holmes has been reduced by two-thirds following the filing of the Registration Statement on Form SB-2 on May 23, 2005 and the execution of definitive debt financing documents.

These units and others received by Messrs. Stephenson and Holmes in the distribution of two units for every one unit issued and outstanding, are also subject to an agreement executed by Messrs. Stephenson and Holmes wherein they have agreed that the units are subject to restrictions on transfer until May 10, 2008.

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development consultant.  In exchange for services and as provided in this agreement, we transferred 2,500 unrestricted units in our company to BioEnergy Capital Consultants, LLC. Following our previous seed capital private placement, we performed a unit distribution to all unitholders, including BioEnergy Capital Consultants, LLC equal to two additional units for every one unit issued and outstanding. Subsequent to performing this distribution, BioEnergy Capital Consultants, LLC received an additional 42,500 restricted units in our company for a total of 50,000 units.

These arrangements could cause Messrs. Stephenson and Holmes conflicts of interest in decision making related to our financing plan. These conflicts could threaten our ability to capitalize the Nebraska plant if these directors put their personal interests ahead of our best interests related to funding the Nebraska plant.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

In our last completed fiscal year, we had no executive officers who received any compensation from our company.  We appointed our first executive officer in our fiscal year ending September 30, 2006.

We have entered into an employment agreement with Revis L. Stephenson III, pursuant to which, the term of Mr. Stephenson’s employment commenced on April 7, 2006 and shall end on the third anniversary of the date of the agreement, unless terminated pursuant to the employment agreement. Thereafter, Mr. Stephenson’s employment shall be automatically extended for successive one-year periods unless terminated pursuant to the employment agreement. While Mr. Stephenson is employed by our company, Mr. Stephenson will be nominated by the board of directors to serve on the board of directors. Upon election, Mr. Stephenson will serve with no other compensation other than that provided for by the employment agreement.

Mr. Stephenson will receive an annual base salary of $300,000. In addition, Mr. Stephenson will receive (i) an annual performance bonus based on achievement of certain criteria established by our compensation committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iii) the right to participate in all employee benefit plans and programs of our company; (iv) use of an automobile while employed by our company; (v) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; (vi) reimbursement for reasonable fees and expenses of annual tax return preparation and planning by an independent public accounting firm; and (vii) paid vacation time off in accordance with the normal policies of our company, but not less than four weeks of vacation per year.

Mr. Stephenson has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during Mr. Stephenson’s employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Stephenson’s employment, as determined by the employment agreement, Mr. Stephenson shall receive certain severance payments and benefits, including, but not limited to: (aa) a lump-sum amount equal to two times Mr. Stephenson’s annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Stephenson and his dependents for a 24-month period, to the extent that such benefits were in effect at termination, unless Mr. Stephenson obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Stephenson during the fiscal year in which the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Stephenson in accordance with such plans and programs. Upon termination, Mr. Stephenson shall promptly deliver to us any and all company records and property in his possession or under his control.

We have also entered into an employment agreement with Donald E. Gales, pursuant to which the term of Mr. Gales’ employment commenced on April 7, 2006 and shall end on April 7, 2009, unless terminated pursuant to the employment agreement. Thereafter, Mr. Gales’ employment shall be automatically extended for successive one-year periods unless terminated pursuant to the employment agreement. Mr. Gales will receive an annual base salary of $250,000. In addition, Mr. Gales will receive (i) an annual performance bonus based on achievement of certain criteria established by our compensation committee; (ii) a strategic bonus, payable in units, based on additional production of ethanol by our company; (iii) the right to participate in all employee benefit plans and programs of our company; (iv) use of an automobile while employed by our company; (v) reimbursement for expenses related to Mr. Gales’ relocation to the Minneapolis, Minnesota metropolitan area; (vi) the right to receive 6,000 units at each anniversary of the effective date of the agreement, up to a maximum of 30,000 units; (vii) reimbursement for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his employment; and (viii) paid vacation time off in accordance with our normal policies, but not less than three weeks of vacation per year.

Mr. Gales has agreed, as part of the employment agreement, that (a) he will not divulge our confidential information or any know-how or trade secret information conceived or originated by him during his employ; (b) he will not take a corporate opportunity from our company; (c) he will not engage in competition with our company; (d) he will not attempt to hire an employee of our company during his employ or during a 12-month period thereafter; (e) he will not solicit our customers or suppliers during his employ or during the 24-month period thereafter; and (f) he will disclose to, and give all rights and ownership to, us in any improvements, inventions or copyrightable material he conceives during his employ and relating to our business.

In the event of termination of Mr. Gales’ employment, as determined by the employment agreement, Mr. Gales’ shall receive certain severance payments and benefits, including, but not limited to: (aa) a lump-sum amount equal to Mr. Gales’ annual base salary at the highest rate in effect at any time in the one-year period preceding termination of employment, plus a performance bonus to be determined pursuant to the employment agreement; (bb) health, dental and life insurance benefits for Mr. Gales and his dependents for a 24-month period, to the extent that such benefits were in effect at termination, unless Mr. Gales obtains such coverage through any other employer; (cc) a payment equal to the pro rata portion of any annual incentive bonus that would have been payable to Mr. Gales during the fiscal year the termination occurs; and (dd) all other applicable post-termination benefits under benefit plans and programs then applicable to Mr. Gales in accordance with such plans and programs. Upon termination, Mr. Gales shall promptly deliver to us any and all company records and property in his possession or under his control.

RESTRICTED UNIT GRANTS

We have entered into restricted unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, respectively. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements is 300,000 and 45,000 units, respectively.

REIMBURSEMENT OF EXPENSES

We reimburse our officers and directors for out-of-pocket expenses incurred in connection with their service.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our operating agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty. This could prevent both us and our unitholders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

No director of Advanced BioEnergy shall be personally liable to Advanced BioEnergy or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, operating agreement, or the Delaware Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or misconduct. To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable law, Advanced BioEnergy, its receiver, or its trustee (however, in the case of a receiver or trustee, only to the extent of Company property) is required to indemnify, save and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of Advanced BioEnergy. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unitholder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by Advanced BioEnergy in contradiction of the Delaware Limited Liability Company Act. Advanced BioEnergy may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from such capacity, regardless of whether Advanced BioEnergy would otherwise be required to indemnify the person against the liability.

Generally, under Delaware law, a member or manager is not personally obligated for any debt or obligation of a company solely because he or she is a member or manager of a company. However, Delaware law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement provides that no member or director of Advanced BioEnergy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH REVIS L. STEPHENSON III AND ROBERT W. HOLMES

Revis L. Stephenson III is currently serving as our chairman and Chief Executive Officer and Robert W. Holmes is currently serving as our Treasurer and a member of the board of directors. We entered into a project development fee agreement with Mr. Stephenson and Mr. Holmes for the payment of a development fee equal to 1% of the total project cost for the Nebraska plant, which is currently estimated at $1.4 million or 142,000 units.

Following completion of our seed capital private placement, we paid these two directors and executive officers a development fee equal to 125,000 restricted membership units in exchange for their efforts to organize and develop our company. These units are restricted pursuant to the project development fee agreement between us and Mr. Stephenson and Mr. Holmes and pursuant to a related lock-up agreement. We may be obligated to pay additional units to Mr. Stephenson upon substantial completion of the Nebraska plant if the actual total cost of the project exceeds $125.0 million. Likewise, Mr. Stephenson may be required to forfeit units back to us if the actual total project cost is less than $125.0 million.  The terms of our agreement with Mr. Stephenson and Mr. Holmes may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors approved this agreement with Mr. Stephenson and Mr. Holmes abstaining. This included at least two directors who have no interest in the transaction and had access to our legal counsel. We believe that all future transactions with Mr. Stephenson and Mr. Holmes will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

Robert W. Holmes is currently the president of one of our depositories, Timberwood Bank of Tomah, Wisconsin.  The terms of our arrangements with Timberwood Bank may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors ratified these arrangements, including at least two directors who have no interest in the transaction and had access to our legal counsel. We believe that all future transactions will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTION WITH BIOENERGY CAPITAL CONSULTANTS, LLC

We entered into a consulting agreement with BioEnergy Capital Consultants, LLC, Lake Preston, South Dakota, as a project development and equity consultant. BioEnergy Capital Consultants is owned and operated in part by one of our former directors, John T. Porter. In anticipation of the receipt of consulting services, we issued 50,000 units to BioEnergy Capital Consultants, LLC. In exchange, BioEnergy Capital Consultants, LLC provided to us assistance with negotiation of various contracts and assistance in the planning of our initial equity marketing effort. The entire 50,000 units are subject to a lock-up agreement that restricts transfer of the units until May 10, 2008. In addition, we paid to BioEnergy Capital Consultants, LLC, $1,500 weekly or $375 daily on an as-needed basis for certain requested services.

The terms of our agreement with BioEnergy Capital Consultants may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors approved this agreement with BioEnergy Capital Consultants. This included at least two directors who have no interest in the transaction and had access to our legal counsel. We believe that all future transactions with BioEnergy Capital Consultants will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH WDB, INC. AND BETTGER BROTHERS PARTNERSHIP

We acquired an option to purchase real estate from WDB, Inc., which is owned in part by one of our directors, Robert Bettger. We paid $10,000 for the option, which allowed us to purchase between 75 and 112 acres for $6,000 per acre.  The real estate makes up a portion of our site for the Nebraska plant. In connection with this real estate option, we entered into a planting agreement with Bettger Brothers Partnership, which is also owned in part by Robert Bettger. In that agreement, Bettger Brothers Partnership agreed to change its planned crop rotation and plant soybeans for the crop year 2005 instead of hybrid seed corn in exchange for our agreement to compensate it for associated lost profits. We would not have had the ability to access the site if it were planted with hybrid seed corn due to the nature of the crop. By this agreement, we gained the access to the property that we required in order to prepare the site for construction. We subsequently exercised this option and purchased 112 acres from WDB, Inc. for a total of $672,000. Of the total purchase price, $604,800 was recorded as a note payable, with interest at a rate of 7% per annum, which has been paid in full.

These agreements may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our independent directors ratified these agreement, including at least two directors who have no interest in the transaction and had access to our legal counsel. We believe that all future transactions will be no less favorable to us as those generally available from unaffiliated third parties and will also be approved by the majority of independent directors.

TRANSACTIONS WITH DIRECTORS IN SEED CAPITAL OFFERING

During our seed capital offering, we issued membership units to certain investors, some of whom were directors and some who later became directors. These membership units were issued in exchange for payment of the purchase price of $10 per membership unit.  The number of units purchased by each of our current initial directors and the purchase price paid is detailed in the chart below.

	Number of Split-Adjusted
	Units Purchased
	in Seed Capital
Name of Member	Offering	Purchase Price
Revis L. Stephenson III	105,000	$350,000
Holmes Residuary Trust	90,000	$300,000
Robert E. Bettger	18,000	$60,000
Larry L. Cerny Trust	15,000	$50,000
Richard W. Hughes	19,500	$65,000
John E. Lovegrove	18,000	$60,000
Troy Otte	19,500	$65,000
Keith E. Spohn	15,000	$50,000
Total	300,000	$1,000,000

The per unit price paid by our initial directors in the seed capital offering is the same price that the units were offered to other investors in our seed capital offering. A majority of our directors approved the subscription agreements executed by each of our initial directors for the purchase of these membership units.

TRANSACTION WITH OPPENHEIMER & CO. INC.

We engaged Oppenheimer & Co. Inc. to act as investment banker/placement agent for the structuring and sale of exempt facility revenue bonds issued by the County of Fillmore, State of Nebraska and tax increment financing issued by the Village of Fairmont.  Revis L. Stephenson III was a Vice President at Oppenheimer & Co. Inc. at that time. Mr. Stephenson did not receive a commission or finders fee in connection with the engagement.

LOCK-UP AGREEMENT WITH REVIS L. STEPHENSON III, HOLMES RESIDUARY TRUST AND BIOENERGY CAPITAL CONSULTANTS, LLC

We have entered into a lock-up agreement with Revis L. Stephenson III, the Holmes Residuary Trust and BioEnergy Capital Consultants as a condition of registering units in the state of Nebraska. The lock-up agreement restricts certain transfers of certain units owned by these parties prior to May 10, 2008. The agreement restricts transfers of 170,000 units owned by Mr. Stephenson, 85,000 units owned by the Holmes Residuary Trust and 50,000 units owned by BioEnergy Capital Consultants. Under the lock-up agreement, these parties agreed to put a restrictive legend on the unit certificates and file the agreement with us. The lock-up agreement does not impair the unitholders’ voting rights or rights to receive distributions associated with these units.

RESTRICTED UNIT GRANTS

Pursuant to their employment agreements we intend to enter into restricted unit agreements with entities owned by Revis L. Stephenson III and Donald E. Gales, respectively. For each additional ethanol production or co-production facility we acquire or build on or prior to April 3, 2009 in addition to the Nebraska plant, one newly issued restricted unit will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Stephenson Holdings, Inc., an entity owned by Mr. Stephenson, and 0.15 newly issued restricted units will vest for each 1,000 gallons of ethanol production capacity acquired or built for the benefit of Gales Holdings, Inc., an entity owned by Mr. Gales. The maximum number of restricted units that will vest under these agreements will be 300,000 and 45,000 units, respectively.

TRANSACTIONS WITH FAGEN, INC. AND AFFILIATES

Fagen, Inc. is currently constructing the Nebraska plant pursuant to a design-build agreement and we have a letter of intent with Fagen, Inc. to design and construct the Indiana plant and an oral agreement with Fagen, Inc. to enter into a design-build agreement for the design and construction of the Minnesota plant.  In addition, we entered into a phase I and phase II engineering services agreement with Fagen Engineering, LLC, an affiliate of Fagen, Inc., for the performance of certain engineering and design work.  Fagen, Inc., Fagen Engineering, LLC and Fagen Energy, Inc. are controlled by Ronald “Ron” Fagen.  Fagen Energy, Inc. currently owns approximately 5.6% of our outstanding units. After giving effect to this offering,  Fagen Energy, Inc. will continue to beneficially own approximately 3.7% of our outstanding units, assuming it or its affiliates do not purchase any units in this offering.  See “Security Ownership of Certain Beneficial Owners.”

For the period from inception through September 30, 2005, we did not make any payments to Fagen, Inc. or its affiliates under these agreements. For the nine months ended June 30, 2006, we paid Fagen, Inc. and its affiliates $7.2 million for services under these agreements.  In connection with our construction and development plans, we expect to make significant future payments to Fagen, Inc. and its affiliates for design, construction and engineering services.

We believe that all of these transactions with Fagen, Inc. and its affiliates were on terms no less favorable than those that could have been obtained from an independent third-party.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement and sign our operating agreement. Our operating agreement is attached as annex B to this prospectus. The subscription agreement and signature page to the operating agreement are attached as annex C to this prospectus. The subscription agreement contains, among other provisions, an acknowledgement that the investor received a prospectus and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement. See “Plan of Distribution—Suitability of Investors, Subscription Period and Subscription Procedure.”

We will be offering our units solely through Donald E. Gales, our Chief Operating Officer and President, who is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 or under similarly applicable state laws.

THE OFFERING

We are offering, on a best efforts basis, a maximum of 3,750,000 units at a purchase price of $20 per unit. You must purchase a minimum of 1,250 units to participate in the offering. Following the initial minimum purchase, you may purchase additional units in increments of 100 units. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We will be offering our units solely through Donald E. Gales, our Chief Operating Officer and President, who is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 or under similarly applicable state laws. We anticipate this officer will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our officer for these sales. This individual is not a professional salesperson, has other duties and responsibilities with our company and has no duty to assess the suitability of investment for any investor. Investors are encouraged to discuss a potential purchase with their own financial advisors before investing.

There is no minimum offering amount and our maximum offering amount is $75.0 million. The offering will close upon the earliest occurrence of our acceptance of subscriptions for units equaling the maximum amount of $75.0 million or on August 31, 2007. However, we may elect to abandon or terminate the offering. After the offering, there will be 10,915,600 units issued and outstanding if we sell the maximum number of units offered in this offering.

Our directors and officers will be allowed to purchase the units that are being offered. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement and will, therefore, be purchased for investment, rather than resale.

You should not assume that we will sell the units only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence the business in a manner more beneficial to them than to other investors.

We are expecting to incur expenses, including organization costs and pre-production period costs, in the amount of approximately $809,025 to complete this offering.

SUITABILITY OF INVESTORS

Investing in the units involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means who have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following suitability tests: (1)  you have annual income from whatever source of at least $60,000 and a net worth of at least $100,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $250,000 exclusive of home, furnishings and automobiles. Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

Each subscriber must make written representations that he, she or it:

•                  has received a copy of our prospectus and the annexes thereto;

•                  has been informed that our units are sold in reliance upon a federal securities registration, state securities registrations or exemptions from securities registrations in states, and understands that our units can only be sold to a person meeting requirements of suitability;

•                  has been informed that the securities purchased have not been registered under the securities laws of any state other than Colorado, Florida, Indiana, Iowa, Kansas, Kentucky, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin and that we are relying in part upon the representations of the subscriber;

•                  has been informed that the securities subscribed for have not been approved or disapproved by the securities departments of Colorado, Florida, Indiana, Iowa, Kansas, Kentucky, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin or any other regulatory authority;

•                  intends to purchase the units for investment and not for resale;

•                  understands that there is no present market for our units and that there are significant restrictions on the transferability of our units;

•                  has been encouraged to seek the advice of his, her or its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

•                  has received a copy of our operating agreement and understands that upon closing the escrow, the subscriber and the membership units will be bound by the operating agreement;

•                  understands that our units are subject to substantial restrictions on transfer and that in order to sell the units the subscriber must sell or distribute them pursuant to the terms of the operating agreement and the requirements of the Securities Act of 1933 and applicable state securities laws;

•                  meets the suitability test outlined in the agreement and is capable of bearing the economic risk of the investment, including the possible total loss of the investment;

•                  understands that we will place a restrictive legend on any certificate representing any unit;

•                  understands that we may place a stop transfer order with the registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

•                  may not transfer or assign the subscription agreement, or any of the subscriber’s interest herein;

•                  has written his, her, or its correct taxpayer identification number on the subscription agreement; and

•                  is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service, known as the IRS, that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to backup.

We will rely on these representations and others in determining whether an investor understands and has knowledge of the material terms and nature of the investment.

SUBSCRIPTION PERIOD

The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $75.0 million; (2) on August 31, 2007; or (3) if we elect to abandon or terminate the offering. We may admit members and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. We currently anticipate that we will accept or reject subscriptions within 60 days of receipt of funds from an investor. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “Risk Factors.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with nominal interest, less escrow fees. In that event, we intend to return those funds promptly after the termination of the offering. We may also reject subscriptions if the offering is oversubscribed or if an investor fails to meet the suitability requirements for investment.

SUBSCRIPTION PROCEDURES

Before purchasing any units, you must complete the subscription agreement included as annex C to this prospectus, draft a check payable to “Fidelity Bank fbo Advanced BioEnergy, LLC” in the amount due for the units for which subscription is sought and deliver to us these items and an executed copy of the signature page of our operating agreement. Our operating agreement is attached as annex B to this prospectus. The subscription agreement and signature page are attached as annex C to this prospectus.

In the subscription application, an investor must make representations to us concerning, among other things, that he, she or it has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.

We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until a future date near the end of this offering. If we accept your subscription, our board will approve your membership, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription, check and signature page promptly after the rejection.

If you are deemed the beneficial owner of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

DELIVERY OF UNIT CERTIFICATES

Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “Description of Membership Units—Restrictive Legend on Membership Certificate.”

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

DESCRIPTION OF MEMBERSHIP UNITS

An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “Federal Income Tax Consequences of Owning Our Units.” As a unitholder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to the distributions. However, termination of the membership would result in the loss of other rights such as the right to vote at our member meetings.

MEMBERSHIP UNITS

Ownership rights in us are evidenced by units. There is one class of membership units in Advanced BioEnergy. We cannot issue any other class of units with preferred rights without amendment of our operating agreement, which requires approval of our members.  As of the date of this prospectus, there are 7,165,600 units outstanding and 817 unitholders. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unitholders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

RESTRICTIVE LEGEND ON MEMBERSHIP CERTIFICATE

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothecation or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating Agreement.

The securities represented by this certificate may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.

VOTING LIMITATIONS

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unitholders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

LOSS OF MEMBERSHIP RIGHTS

Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:

•                  to receive a share of our profits and losses;

•                  to receive distributions of our assets, if and when declared by our directors;

•                  to participate in the distribution of our assets in the event we are dissolved or liquidated;

•                  to access information concerning our business and affairs at our place of business; and

•                  to vote on matters coming before a vote of the members.

Our operating agreement provides that if your membership is terminated, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unitholder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.

Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unitholders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “Description of Business.”

Your membership interest may be terminated in accordance with the Delaware Limited Liability Company Act if you make an assignment for the benefit of creditors, file a voluntary petition in bankruptcy, seek reorganization, liquidation or similar relief under any law, or seek or consent to the appointment of a trustee, receiver or liquidator.

Your membership may also be terminated under the Delaware Limited Liability Company Act 120 days after a proceeding is commenced against you seeking reorganization, liquidation or similar relief or 90 days after a trustee, receiver or liquidator is appointed without your consent. In addition, if you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unitholder of Advanced BioEnergy, but not a member.

If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a substituted member of Advanced BioEnergy only if the transferee:

•                  agrees to be bound by our operating agreement;

•                  pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•                  delivers, upon our request, any evidence of the authority such person or entity has to become a member of Advanced BioEnergy; and

•                  delivers, upon our request, any other materials needed to complete the transferee’s transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he, she or it does not comply with these requirements. The restrictive legend on our membership certificates and the language of our operating agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when units are transferred to a third party.

DISTRIBUTIONS

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Delaware Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. Following completion of our seed capital private placement, the initial board of directors authorized a unit distribution to all of our unitholders equal to two units for every one unit issued and outstanding. In addition, we made distributions of restricted units to our project development consultant and two of our directors in exchange for project development services.  We intend to issue deferred units to two executive officers to compensate them for work performed for our company pursuant to their employment agreements.  We have not made any cash distributions since our inception and we do not intend to declare any additional unit distributions or any cash distributions until after we begin generating revenue and satisfy any loan covenants required by our lenders.

Unitholders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Non-liquidating distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. (Liquidating distributions will be made to investors based on their respective capital account balances.) Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors. The Delaware Limited Liability Company Act also limits distributions to the extent that our liabilities to unsecured creditors exceed the fair value of our assets.

We do not expect to generate revenues until the Nebraska plant is operational. After operation of the Nebraska plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the Nebraska plant is operating fully.

Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•                  successful and timely completion of construction since we will not generate any revenue until our Nebraska plant is constructed and operational;

•                  required principal and interest payments on any debt and compliance with applicable loan covenants that will reduce the amount of cash available for distributions;

•                  our ability to operate our plants at full capacity, which directly impacts our revenues;

•                  adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•                  state and federal regulations and subsidies, and support for ethanol generally, which can impact our profitability and the cash available for distributions.

CAPITAL ACCOUNTS AND CONTRIBUTIONS

The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unitholder and will be credited to your capital account. As a unitholder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. At the conclusion of this offering, we will restate the capital accounts of all members, including existing members, so that they are equal to the amount paid for new units issued in this offering.

In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

ALLOCATION OF PROFITS AND LOSSES

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury regulations.

SPECIAL ALLOCATION RULES

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unitholder’s actual capital contributions. Because we do not anticipate the allocation of taxable losses in excess of any unitholder’s actual capital contributions, we do not anticipate making any special allocations pursuant to these provisions. However, in the event special allocations are made, our operating agreement also requires that, as soon as possible thereafter, our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unitholder’s capital account balance is equal to the capital account balance that that unitholder would have had if special allocations required by the Internal Revenue Code and Treasury regulations were not made to that unitholder’s capital account.

RESTRICTIONS ON TRANSFERS OF UNITS

The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer units to ensure that we are not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our operating agreement, no transfer may occur without the approval of the board of directors. The board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•                  transfers by gift to the member’s descendants;

•                  transfers upon the death of a member;

•                  certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and

•                  transfers that comply with the “qualified matching services” requirements.

Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

The units are unsecured equity interests and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unitholders. There is no assurance that there would be any remaining funds for distribution to the unitholders after the payment of all of our debts.

POSSIBLE CONVERSION TO CORPORATION

If we elect to convert our entity status from a limited liability company to a corporation, we will be subject to Subchapter C of the Internal Revenue Code. We would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. Distributions made to investors would be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, resulting in double taxation of our earnings and profits. If we pay taxes as a corporation, we will also have less cash to distribute as a distribution to our unitholders.

SUMMARY OF OUR OPERATING AGREEMENT

Statements contained in this section of the prospectus regarding the contents of our operating agreement are not necessarily complete, and reference is made to the copy of our operating agreement filed as annex B to this prospectus.

BINDING NATURE OF THE AGREEMENT

We will be governed primarily according to the provisions of our operating agreement and the Delaware Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting and other company governance matters. If you invest in our company, you will be bound by the terms of this agreement. Its provisions may not be amended without the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

MANAGEMENT

The total number of initial directors of our company shall be a minimum of three and a maximum of 13. At the first annual or special meeting of the members following the date on which substantial operations at one of our ethanol plants commences, the number of directors shall be reduced and become fixed at nine.  The directors will generally direct the business and affairs of our company.  This means that you will not have any direct control over the management or operation of our business. The current directors and their business experience are set out in further detail in “Directors, Executive Officers, Promoters and Control Persons.”

No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial operation commences at the Nebraska plant.

Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on Nasdaq or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of Nasdaq or a stock exchange concerning company governance.

The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

•                  cause or permit our company to engage in any activity that is inconsistent with our purposes;

•                  knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•                  possess our property or assign rights in specific company property other than for our purpose; or

•                  cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause us to:  (i) dispose of at one time all or substantially all of our property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of our property in connection with our dissolution or a transfer of substantially all of our property to a wholly owned subsidiary of our company; (ii) issue more than 20,000,000 units; or (iii) cause us to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates in excess of $500,000.

Our directors are accountable to our company as a fiduciary and consequently must exercise good faith and integrity in handling our company’s affairs. This is a rapidly developing and changing area of the law, and members who have questions concerning the duties of our directors should consult with their counsel.

Replacement of Directors

Our board of directors is presently controlled by our founders, and replacing the directors may be difficult to accomplish under our operating agreement. Pursuant to the operating agreement, our initial board of directors will be comprised of no fewer than three and no more than 13 members. However, at the first annual or special meeting of the members following the date on which substantial operations at the Nebraska plant commences, the number of directors shall be reduced and become fixed at nine.

Our operating agreement provides for a classified board consisting of three classes, with all directors serving staggered three-year terms.  The operating agreement further provides that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least 5% of the outstanding units, provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, nor less than 60 days prior to the first day of the month corresponding to the previous year’s annual meeting.

Members’ Meetings and Other Members’ Rights

There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business, including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.

In order to take action at a meeting, members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or number is otherwise required by our operating agreement or by the Delaware Limited Liability Company Act. Our operating agreement requires the vote of a greater number of units on the following matters:

•                  the affirmative vote of a 75% majority in interest is necessary to dissolve, wind up and liquidate our company;

•                  a proposed amendment to the operating agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum;

•                  no amendment to the operating agreement shall be approved without the consent of members holding at least two-thirds of the units adversely affected if the amendment would modify the limited liability of a member or alter the membership economic interest of a member.  A member’s economic interest is a member’s share of “profits” and “losses,” the right to receive distributions of our assets, and the right to information concerning our business and affairs provided by the Delaware Limited Liability Act.

There are no other instances where the vote of a greater or lesser proportion or number is otherwise currently required by the Delaware Limited Liability Company Act.

For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unitholders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Unit Transfer Restrictions

A unitholder’s ability to transfer units is restricted under the operating agreement.

Investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our operating agreement and:

•                  is made to the investor’s administrator or trustee involuntarily by operation of law, such as death;

•                  is made without consideration to or in trust for the investor’s descendants or spouse;

•                  has been approved by our directors in accordance with the terms of the operating agreement; or

•                  is made to any other member or to any affiliate or related party of another member or the transferring member.

Our operating agreement contains the following conditions precedent to transfer:

•                  unless the transfer is involuntary by operation of law, the transferor and transferee shall execute and deliver to us such documents and instruments as may be necessary or appropriate in the opinion of our counsel to effect such transfer;

•                  the transferor and transferee shall furnish us with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the units transferred, and any other information reasonably necessary to permit us to file all required federal and state tax returns and other legally required information statements or returns;

•                  unless the transfer is involuntary by operation of law, either the units to be transferred must be registered under the Securities Act of 1933, or the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the directors, that the transfer is exempt from all applicable registration requirements and will not violate any laws regulating the transfer of securities;

•                  unless the transfer is involuntary by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the directors, that the transfer will not cause us to be deemed to be an investment company under the Investment Company Act of 1940;

•                  unless otherwise approved by the directors and members representing in the aggregate a 75% majority of the membership voting interests, no transfer of units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the directors and the transferor member, result in our termination within the meaning of Section 708 of the Internal Revenue Code or similar rules that apply;

•                  no notice or request initiating the transfer procedures may be given by any member after a dissolution event has occurred;

•                  no person shall transfer any unit if, in the determination of the directors, such transfer would cause us to be treated as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code.

To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the Nasdaq Global Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.

Amendments

Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect a member’s economic interest or modify the liability of a member, without the consent of members holding at least two-thirds of the units adversely affected. The operating agreement defines economic interest as a member’s share of profits and losses, the right to receive distributions of the company’s assets and the right to information concerning the business and affairs of the company.

Dissolution

Our operating agreement provides that a voluntary dissolution of our company may be effected only upon the prior approval of a 75% super majority of all units entitled to vote. Distribution to members following a dissolution will be made to the members in proportion to their respective capital account balances.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax risks and consequences of your participation in our company.  No information regarding state and local taxes is provided. EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS, HER OR ITS INVESTMENT IN OUR COMPANY MAY HAVE ON HIS, HER OR ITS FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS, HER OR ITS INVESTMENT IN OUR COMPANY.  Although we will furnish unitholders with such information regarding our company as is required for income tax purposes, each unitholder will be responsible for preparing and filing his, her or its own tax returns.

The following summary of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, known as the Code, existing Treasury Department regulations, known as the Regulations, and administrative rulings and judicial decisions interpreting the Code. Tax legislation may be enacted in the future that will affect us and a unitholder’s investment in us. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unitholder’s individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Faegre & Benson LLP, regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

In the opinion attached as exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.

Partnership Status

Our tax counsel has opined that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax, and the unitholders will pay tax on their shares of our net income. Under the Regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation. We will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. However, due to the complexity of the rules regarding publicly traded partnerships and the restrictions that they require, we anticipate that compliance with these rules will become more burdensome as we grow and add new members. In addition, as we grow, we may find that our members desire a level of liquidity in their investment that is not practical as a limited liability company.  Therefore, it may become more economically and practically feasible for us to elect to be taxed as a C corporation for federal income tax purposes.

If we elect to be a treated as a corporation, or if we inadvertently fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unitholders as corporate dividends. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unitholders would be reduced by the amount of tax paid.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Code. Generally, Section 7704 provides that a publicly traded partnership will be taxed as a corporation if its interests are:

•                  traded on an established securities market; or

•                  readily tradable on a secondary market or the substantial equivalent.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

We do not intend to list the units on any stock exchange. In addition, with limited exception, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve only those transfers that fall within the safe harbor provisions of the Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•                  in “private” transfers;

•                  pursuant to a qualified matching service; or

•                  in limited amounts that satisfy a 2% test (i.e, do not exceed 2% of the total interests in partnership capital or profits).

Private transfers include, among others:

•                  transfers by gift in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•                  transfers at death, including transfers from an estate or testamentary trust;

•                  transfers between members of a family as defined in Section 267(c)(4) of the Code;

•                  transfers from retirement plans qualified under Section 401(a) of the Code or an IRA; and

•                  “block transfers.” A block transfer is a transfer by a unitholder and any related persons as defined in the Code in one or more transactions during any 30-calendar-day period of units that in the aggregate represents more than 2% of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•                  it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unitholders who want to sell with persons who want to buy;

•                  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•                  the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his, her or its interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•                  the closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•                  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•                  the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•                  the sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed 10% of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, does not exceed 2% of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

After we commence operations, we may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.

Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss

We expect to pay no federal income tax. Instead, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether we make any cash distributions to our members.

Tax Consequences to Our Unitholders

We have adopted a fiscal year ending September 30 for accounting and tax purposes. As a unitholder, for your taxable year with which or within which our taxable year ends, you will be required to report on your own income tax return your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unitholder reporting on a calendar-year basis will include his or her share of our taxable income or loss for our taxable year ending September 30, 2006 on his, her or its 2006 income tax return. We will provide each unitholder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated items.

Tax Treatment of Distributions

Distributions made by us to a member will not be taxable to the member for federal income tax purposes as long as distributions do not exceed the member’s basis in his, her or its units immediately before the distribution. Cash distributions in excess of unit basis are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for their units.

An investor’s initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor’s units will be decreased, but not below zero, by:

•                  the amount of any cash we distribute to the investor;

•                  the basis of any other property distributed to the investor;

•                  the investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account”; and

•                  any reduction in the investor’s share of certain items of our debt.

The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his, her or its tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•                  the end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•                  upon the liquidation or disposition of a member’s interest; or

•                  upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or Advanced BioEnergy’s liquidation, exact computations usually are not necessary. For example, a unitholder who regularly receives cash distributions that are less than or equal to his, her or its share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue

Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Deductibility of Losses; Basis, At-Risk and Passive Loss Limitations

A unitholder may deduct losses allocated to him, her or it, subject to a number of restrictions, the most significant of which are the limitations dealing with basis, at-risk and passive losses.

Basis.  Pursuant to Section 704(d) of the Code, an investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units. If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

At-Risk Rules.  Under the “at-risk” provisions of Section 465 of the Code, if an investor is an individual taxpayer or a closely held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

Passive Loss Rules.  Section 469 of the Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a taxpayer’s entire interest in the activity to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that might be considered to be “passive” in nature. For unitholders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his, her or its tax advisor regarding the impact of an investment in us on the calculation of his, her or its alternative minimum tax, as well as on his, her or its overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. The allocations contained in the operating agreement are intended to comply with the test for having substantial economic effect. New unitholders will be allocated a proportionate share of income or loss for the year in which they became unitholders. The operating agreement permits our directors to select any method and convention permissible under Section 706(d) of the Code for the allocation of tax items during the fiscal year any person is admitted as a unitholder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unitholder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the investor’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the investor’s share of our debt. Since debt is included in an investor’s amount realized, it is possible, although unlikely, that an investor could have a tax liability upon the sale of the investor’s units that exceeds the cash proceeds from the sale.

Gain or loss recognized by an investor on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Section 751(c) of the Code to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those investors that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory.

Effect of Section 754 Election on Unit Transfers

The adjusted basis of each unitholder in his, her or its units, “outside basis,” initially will equal his, her or its proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unitholder’s proportionate share of the inside basis. Section 754 of the Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unitholder to adjust his, her or its share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unitholder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Code. A Section 754 election is beneficial to the transferee when his, her or its outside basis is greater than his, her or its proportionate share of the entity’s inside basis.

If we make a Section 754 election, the Regulations require us to make the basis adjustments. In addition, the Regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 will be adjusted amounts.

Transferees are subject to an obligation to notify us of their bases in acquired interests. We are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Code, unless clearly erroneous.

Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation May Be Taxable to Investors Unless Our Properties Are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain or loss would be recognized by investors to the extent, if any, that the amount of cash received differs from the investors’ adjusted bases in their units.

Reporting Requirements

The Internal Revenue Service requires taxpayers who sell or exchange a membership unit to notify us in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. The reporting requirement is limited to Section 751(a) exchanges, wherein the amount of any money, or the fair market value of any property, received by a member in exchange for all or a part of his or her interest in us is attributable to our unrealized receivables or inventory. The written notice must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee, and the exchange date. Currently the Internal Revenue Service imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the member’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the Internal Revenue Service of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. The Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his, her or its own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The Regulations rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. Currently, Revis L. Stephenson III is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

These audit procedures, and the rights of our members thereunder, would be materially different if we elected to be treated as an “electing large partnership.” As an electing large partnership, individual partners would have no right to participate in partnership-level settlement proceedings and would be required to file their returns consistent with the return of the partnership. In addition, the IRS would not be required to give notice to individual partners if it began a partnership-level administrative proceeding or when it made a final adjustment. Any final adjustments to the return of an electing large partnership take effect in the year in which they are made, not the tax year to which they relate. In lieu of passing any such adjustment through to its partners, an electing large partnership can make a partnership-level payment of the deficiency. The partnership would not be allowed a deduction for any such payment.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If it is determined that an investor underpaid his, her or its taxes for any taxable year, the investor must pay the amount of taxes underpaid plus interest on the underpayment and possibly penalties.

Under Section 6662 of the Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless or intentional disregard of the federal income tax rules or regulations.

Tax Consequences of Converting from a Limited Liability Company to a Corporation

As discussed above, ensuring that we are taxed as a partnership requires compliance with the rules regarding publicly traded partnerships.  These rules require us to closely monitor and restrict the transfer of our units by our members and may become unduly burdensome as we grow.  As such, we may elect to be reorganized as a corporation rather than as a limited liability company.

Effect of Conversion.  If we elect to be reorganized as a corporation rather than as a limited liability company, we will be taxed as a C corporation.  The tax consequences of the conversion will depend on how the conversion is implemented. However, we currently anticipate that the reorganization would be structured to constitute a tax-free transaction under the Code and, correspondingly, we should recognize no gain or loss.  In the event of such a reorganization, you should recognize no gain or loss upon your receipt of common stock solely in exchange for your units.  (You may, however, be required to recognize gain or loss on the receipt of cash in lieu of fractional units in an amount equal to the difference between the amount of cash received and your adjusted basis in the units.)  The aggregate tax basis of the common stock you receive in exchange for your units should be the same as the aggregate basis of your units exchanged.  Also, the holding period for the common stock that you receive should include the holding period of your units.

Distributions on Common Stock.  A distribution paid by us, if any, in respect to common stock will constitute a dividend for federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under federal income tax principles.  The gross amount of any such dividend will be included in your gross income as ordinary dividend income.  In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in your common stock, but rather will reduce your adjusted tax basis in your common stock (but not below zero).  To the extent that distributions exceed our current and accumulated earnings and profits as well as your adjusted tax basis in your common stock, such distributions generally will be taxable as capital gain.

Under current federal income tax law (presently effective for taxable years beginning before January 1, 2009), dividends paid to non-corporate holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements.  There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common stock to qualify as dividends for federal income tax purposes.

Sales or Other Taxable Dispositions of Common Stock.  You should recognize capital gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and your adjusted tax basis in the common stock at the time of the disposition.  Any such capital gain will be long-term capital gain if your common stock has been held by you for more than one year (including the holding period of your units, see “Effect of Conversion” above).  Under current federal income tax law, certain non-corporate holders are eligible for preferential rates of federal income tax on long-term capital gains.  The ability to utilize capital losses is subject to limitations under the Code.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

The validity of the issuance of the units offered will be passed upon for us by Faegre & Benson, LLP, Minneapolis, Minnesota.  Randall E. Kahnke, a partner of Faegre & Benson LLP, owns 50,000 units in our company.

We are not a party to any pending legal proceedings.

EXPERTS

McGladrey & Pullen, LLP, independent registered public accounting firm, has audited our financial statements as of June 30, 2006 and September 30, 2005 and for the periods then ended as stated in their report appearing elsewhere in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from McGladrey & Pullen, LLP, given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission, known as the Commission, a registration statement on Form SB-2 under the Securities Act of 1933, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of such contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement including the exhibits and schedules thereto are filed with the Commission and may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are currently required to file periodic reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934. Our quarterly reports are made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filing will be made pursuant to Regulation S-B for small business filers. We also make current reports on Form 8-K. We plan to file a Form 8-A to register our units pursuant to Section 12(g) of the Securities Exchange Act of 1934. Upon registration of our units under Section 12(g) of the Securities Exchange Act of 1934, we will be required to comply with the rules regarding proxy solicitations and our officers, directors and beneficial owners of 5% or more of our units will be required to report their beneficial ownership of securities to the Commission pursuant to Section 16 of the Securities Exchange Act of 1934. Each filing we make with the Commission is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the Commission at 1-800-SEC-0330. Our reporting obligations will be automatically suspended if we have fewer than 300 securities holders. If this occurs, we will no longer be obligated to file periodic reports with the Commission, and your access to business information will then be limited.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Advanced BioEnergy, LLC
Fairmont, Nebraska

We have audited the accompanying consolidated balance sheet of Advanced BioEnergy, LLC & subsidiary (a development stage company) as of June 30, 2006, and the related statements of operations, changes in members’ equity and cash flows for the nine months ended June 30, 2006 and for the period from January 4, 2005 (date of inception) to June 30, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioEnergy, LLC & subsidiary as of June 30, 2006, and the results of their operations and their cash flows for the nine months ended June 30, 2006 and for the period from January 4, 2005 (date of inception) to June 30, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen

Des Moines, Iowa
August 28, 2006

ADVANCED BIOENERGY, LLC & SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

As of June 30, 2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$14,420,730
Prepaid expenses	28,333
Other receivable	46,522
TOTAL CURRENT ASSETS	14,495,585
PROPERTY AND EQUIPMENT
Land	1,420,847
Office equipment	200,217
Leasehold improvement	8,513
Construction in process	12,771,411
14,400,988
Less accumulated depreciation	(17,667)
14,383,321
OTHER ASSETS
Cash for plant construction	43,000,000
Land option deposits	55,000
Other assets	58,400
Financing costs	825,004
Intangible	2,811,531
46,749,935
TOTAL ASSETS	$75,628,841

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,512,103
Accrued expenses	204,269

TOTAL CURRENT LIABILITIES	3,716,372

LONG-TERM DEBT	7,000,000
MEMBERS’ EQUITY
Members’ capital, no par value, authorized 20,000,000 units, issued 7,165,600 units	66,771,932
Deficit accumulated during development stage	(1,561,844)
Unearned compensation	(297,619)
64,912,469
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$75,628,841

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

		Period from	Period from
	Nine Months	Inception	Inception
	Ended	(January 4, 2005)	(January 4, 2005)
	June 30, 2006	to June 30, 2005	to June 30, 2006

REVENUES	$—	$—	$—

OPERATING EXPENSES
Start-up expenses	350,521	501,275	1,074,272
Accounting	101,366	2,260	105,131
Consulting fees	88,834	57,754	162,500
Legal	279,443	28,957	314,233
Directors’ meetings and expenses	127,428	19,738	167,657
Meetings and travel expenses	21,654	—	21,654
Office expenses	32,026	2,510	38,988
Office labor	311,764	—	322,145
Payroll tax expense	19,121	—	19,842
Insurance	48,227	22	55,568
Utilities	10,463	2,093	14,653
Rent	6,300	—	8,400
Advertising and promotion	1,028	770	4,220
Licenses and fees	6,850	44	7,657
Depreciation	12,859	—	15,134
Bank charges	19,593	—	19,634
Crop expense	7,653	—	7,653
Miscellaneous	7,748	22	7,769
	1,452,878	615,445	2,367,110

(LOSS) FROM OPERATIONS	(1,452,878)	(615,445)	(2,367,110)

OTHER INCOME (EXPENSE)
Other income	12,000	—	12,000
Rent income	2,000	—	2,000
Interest income	840,417	—	840,417
Interest (expense)	(49,151)	—	(49,151)

LOSS ACCUMULATED DURING DEVELOPMENT STAGE	$(647,612)	$(615,445)	$(1,561,844)

Weighted Average Units Outstanding	2,595,319	291,911	1,487,134
Net (Loss) Per Unit - Basic and Diluted	$(0.25)	$(2.11)	$(1.05)

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Period from January 4, 2005 (Date of Inception)

to June 30, 2006

		Deficit
		Accumulated
		During
	Members’	Development	Unearned
	Capital	Stage	Compensation	Total
MEMBERS’ EQUITY - January 4, 2005	$—	$—	$—	$—
Issuance of 450,000 membership units	1,500,000	—	—	1,500,000
Issuance of 7,500 membership units	25,000	—	—	25,000
Issuance of 125,000 restricted membership units	1,250,000	—	(1,250,000)	—
Issuance of 42,500 restricted membership units	425,000	—	(425,000)	—
Amortization of unearned compensation	—	—	625,000	625,000
Costs of raising capital incurred in connection with private placement memorandum	(25,902)	—	—	(25,902)

Net loss	—	(914,232)	—	(914,232)

MEMBERS’ EQUITY - September 30, 2005	$3,174,098	$(914,232)	$(1,050,000)	$1,209,866
Issuance of 6,048,400 membership units	60,484,000	—	—	60,484,000

Amortization of unearned compensation	—	—	752,381	752,381

Cost of raising capital - public offering	(1,068,166)	—	—	(1,068,166)

Issuance of 492,200 membership units, of which 75,000 units are held in escrow	4,172,000	—	—	4,172,000

Unit compensation expense	10,000	—	—	10,000

Net loss	—	(647,612)	—	(647,612)

MEMBERS’ EQUITY - June 30, 2006	$66,771,932	$(1,561,844)	$(297,619)	$64,912,469

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Period from
		Inception	Period from
	Nine Months	(January 4, 2005) to	Inception (January 4,
	Ended	June 30, 2005	2005) to
	June 30, 2006	(Unaudited)	June 30, 2006
OPERATING ACTIVITIES
Net loss	$(647,612)	$(615,445)	$(1,561,844)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation	15,392	—	17,667
Unit compensation expense	10,000	—	10,000
Consulting services exchanged for membership units	327,381	416,666	952,381
Changes in assets and liabilities, net of effects from purchase of Indiana Renewable Fuels, LLC:
Prepaid expenses	35,232	—	(22,998)
Other receivables	(44,164)	—	(46,522)
Accounts payable	98,675	35,587	292,348
Accrued expenses	198,297	—	204,269
NET CASH (USED IN) OPERATING ACTIVITIES	(6,799)	(163,192)	(154,699)

INVESTING ACTIVITIES
Payment of deposit	—	(700)	(1,400)
Purchase of other assets	(57,000)	—	(57,000)
Purchase of property and equipment	(9,804,388)	—	(9,871,586)
Increase in cash, for plant construction	(43,000,000)	—	(43,000,000)
Net cash received from acquisition of assets	1,306,287	—	1,306,287
Payment of land option deposits	(35,000)	(30,000)	(45,000)
NET CASH (USED IN) INVESTING ACTIVITIES	(51,590,101)	(30,700)	(51,668,699)

FINANCING ACTIVITIES
Proceeds from sale of membership units	60,484,000	1,500,000	61,984,000
Payments on short-term debt	(1,270,800)	—	(1,270,800)
Proceeds from long-term debt	7,000,000	—	7,000,000
Payment of deferred offering and financing costs	(1,089,157)	(121,544)	(1,469,072)
NET CASH PROVIDED BY FINANCING ACTIVITIES	65,124,043	1,378,456	66,244,128

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,527,143	1,184,564	14,420,730

CASH AND CASH EQUIVALENTS - beginning of period	893,587	—	—

CASH AND CASH EQUIVALENTS - end of period	$14,420,730	$1,184,564	$14,420,730

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Accounts payable incurred for cost of raising capital	$—	$85,872	$—

Membership units issued for acquisition of assets	4,172,000	—	4,172,000

Accounts payable incurred for construction in process and office equipment	3,214,009	—	3,214,009

Membership units issued as cost of raising capital	—	—	25,000

Land option applied to land purchase	20,000	—	20,000

Land acquired through issuance of note payable	1,270,800	—	1,270,800

Deposit transferred to financing costs	25,000	—	—

Unearned compensation provided as cost of raising capital	425,000	—	425,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION, cash payments for interest, including interest capitalized of $81,516	$—	$—	$49,151

See notes to consolidated financial statements.

ADVANCED BIOENERGY, LLC & SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPAL BUSINESS ACTIVITY – Advanced BioEnergy, LLC (ABE) and its wholly owned subsidiary, Indiana Renewable Fuels, LLC (IRF) are a development stage limited liability company (collectively, the Company).  The Company was organized to build ethanol plants and undertake other biofuel projects.  Construction on a 100 million gallons per year ethanol plant near Fairmont, Nebraska is underway and is expected to be completed in September 2007.  A 100 million gallons per year ethanol plant to be located near Rochester, Indiana is in the design stage and a 100 million gallons per year ethanol plant to be located near Northfield, Minnesota is in the development stage.

BASIS OF PRESENTATION – The accompanying consolidated financial statements include the accounts of ABE and its wholly owned subsidiary, IRF.  All significant intercompany account balances and transactions have been eliminated.  The accompanying statements of operations and cash flows for the period from inception (January 4, 2005) to June 30, 2005 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair representation of the financial position and operating results for the interim periods.

ACQUISITION – On May 11, 2006, ABE entered into an Agreement and Plan of Merger that provides, among other things, for ABE’s wholly owned subsidiary to be merged with and into IRF.  As a result of the merger, which closed on June 15, 2006, the outstanding membership units of IRF could be converted, at the election of each individual holder of IRF membership units, into the right to receive either:  (a) 500 ABE membership units or (b) $5,000 in cash.  As a result of the merger, the outstanding membership units of IRF were converted into an aggregate of 492,200 membership units of ABE, of which 75,000 are held in escrow, and $25,000 in cash (see Note F).  The units held in escrow will be released upon successful completion of the following:  the Company’s successfully raising adequate equity to fund construction of the Indiana plant, execution of a written agreement between the Company and the landfill located near the Indiana plant providing for the purchase and delivery of methane to the Indiana plant and establishing terms on which rail transportation will be provided to the Indiana plant.

UNEARNED UNIT COMPENSATION – Subsequent to the Company’s seed capital offering, the original two members received compensation in the form of restricted equity units valued at $1.25 million (equivalent to $10 per unit) for their efforts in developing the Company’s plant to be located near Fairmont, Nebraska.  The restriction will be removed as services are provided and selected milestones are achieved.  The earned portion of the $1.25 million is being expensed as start-up expenses.  As of June 30, 2006, $952,381 had been earned and expensed with the remaining $297,619 included as unearned compensation.

CASH AND CASH EQUIVALENTS – The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.  The Company’s cash balances are maintained in bank depositories and periodically exceed federally insured limits.  The Company has not experienced losses in these accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS – The carrying amounts for accounts payable, accrued expenses and long-term debt approximate fair value.

FINANCING COSTS – The financing costs will be amortized over the term of the debt.

LOSS PER UNIT – Basic and diluted loss per unit are computed using the weighted-average number of vested units outstanding during the period.  Unvested restricted units and units held in escrow are considered unit equivalents; however, they have not been included in the computation of diluted loss per unit as their effect would be anti-dilutive.

RESTRICTED STOCK – The Company has issued restricted units to certain directors for services outside their role as directors at fair value under the Financial Accounting Standards Board (FASB) Statement No. 123R.  All restricted units issued are subject to various restriction requirements.  305,000 membership units are restricted by a lock-up agreement between the two founding members and a related party development company.  The lock-up agreement prohibits the transfer of the shares until May 2008.  Of the 305,000 units issued, 263,333 are vested but remain restricted and 41,667 are unvested and restricted.

PROPERTY AND EQUIPMENT – Property and equipment is stated at the lower of cost or fair value.  Maintenance and repairs are charged to expense as incurred; major improvements and betterments are capitalized.  Depreciation is computed using the straight-line method over the estimated useful lives.

Construction in progress consists of expenditures for construction of the Nebraska ethanol plant.  These expenditures will be depreciated using the straight-line method over various estimated useful lives once construction is completed and the assets are placed into service.

CASH, FOR PLANT CONSTRUCTION – The cash that will be used for the construction of the ethanol plant has been classified as long-term according to its estimated use.

INTANGIBLE – The intangible asset represents the value of the construction contract that was purchased.  The contract value will be capitalized as part of the ethanol plant upon completion.

NOTE B:  RELATED PARTY TRANSACTIONS

The Company paid a development consulting company owned by two of its directors for assistance with negotiating contracts, planning the Spring 2006 equity marketing effort and securing debt financing.  As of June 30, 2006, the Company had incurred consulting charges of approximately $496,000.

A director of the Company is currently the president of one of the Company’s bank depositories.

NOTE C:  FINANCING

On February 17, 2006, the Company entered into a $79.5 million loan agreement with a lending institution consisting of a $58.5 million term loan and a $21.0 million revolving term loan.  In addition, the Company also received a $5.0 million revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions. The loan agreement is collateralized by substantially all the assets of the Company.

The term loan has interest rate options of a base rate plus 0.5%, a fixed rate quoted by the lender or LIBOR plus 3.4% per annum.  Advances are available until May 1, 2007 with principal payments to commence on December 20, 2007 and quarterly thereafter with any remaining balance due on September 20, 2014 at the latest.

The revolving loan has interest rate options of a base rate plus 0.5%, a fixed rate quoted by the lender, or LIBOR plus 3.4% per annum.  The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of .0625% per annum.  The loan is effective through March 1, 2017.

The revolving credit facility has interest rate options of a base rate, a fixed rate quoted by the lender or LIBOR plus 3.1% per annum.  The Company is required to pay a commitment fee on the daily unused portion of the commitment at a rate of .25% per annum.  The loan is effective through March 1, 2008.

On April 1, 2006, the Company entered into a subordinated loan and trust agreement with the County of Fillmore, Nebraska and Wells Fargo, N.A. to receive $7.0 million of Subordinate Exempt Facilities Revenue Bonds. The loan agreement is collateralized by the Nebraska plant assets.

The Company has agreed to repay the loan by making loan payments to the issuer in an amount equal to the aggregate principal amount of the bonds from time to time outstanding, and the premium, if any, and interest thereon at maturity, upon redemption, upon acceleration, or when otherwise payable.  The Company’s obligation to make the loan payments under the loan and trust agreement is evidenced by its execution and delivery of a promissory note.  The Company’s repayment of the bonds and the security for the bonds is subordinate to the Company’s senior loan and credit facility.  Principal payments of $815,000 are required starting in December 2010 through December 2016, with the remainder due December 2017.

NOTE D:  COMMITMENTS AND CONTINGENCIES

Construction contracts

The total cost of the Nebraska plant, including the construction of the ethanol plant and start-up expenses, is expected to approximate $142.0 million.  The Company has a lump-sum design-build agreement with a related party general contractor for $98.0 million, with the price to be adjusted based on changes agreed upon by the Company.  The design-build agreement includes a provision whereby the general contractor receives an early completion bonus for each day the construction is complete prior to the estimated completion date up to a maximum amount.  The contract may be terminated by the Company upon a ten-day written notice subject to payment for work completed, termination fees and any applicable costs and retainage.  As of June 30, 2006, the Company has incurred $9.0 million of these costs of which $1.8 million is included in accounts payable.

The total cost of the Indiana plant, including the construction of the ethanol plant and start-up expenses, is expected to approximate $165.0 million for a natural gas powered ethanol plant.  Currently, the Company has signed a letter of intent with a related contractor to design and build the ethanol plant, which will terminate on December 31, 2007 unless the basic size and design of the facility, a specific site or sites have been determined and at least 10% of the necessary equity has been raised.  In addition, the letter of intent will terminate on December 31, 2008 unless financing for the plant has been secured.

In March 2006, the Company entered into an agreement with a contractor for grading and draining services for its Nebraska plant.  The cost of the services will be approximately $1.2 million.

The Company has an agreement with an electric company to provide electrical service to its Nebraska plant.  The Company is required to make a non-refundable payment in aid of construction for the facilities the electrical cooperative will install for the benefit of the Company.  The amount of this payment will be approximately $1.2 million.  The Company is to pay $0.6 million prior to placing the order for the substation and the balance of approximately $0.6 million upon the completion of the construction of all facilities.  The agreement shall remain in effect for a term of five years from the initial billing period and will be renewed automatically thereafter on an annual basis unless terminated by either party giving 12 months’ written notice.

On May 5, 2006, the Company entered into a track material purchase agreement to purchase relay rail, joint bards, tie plates, cross tie and reconditioned turnouts.  The purchase price of the track material is approximately $1.6 million.

On May 5, 2006, the Company entered into a real estate purchase agreement with Fillmore Western Railway Company (Fillmore) for the purchase by the Company of certain property, including all real property and the 100-foot railroad right of way, including any “extra width” railroad right of way, and all other easements appurtenant to the use of the real estate, together with all track, ties, ballast, other track material and other improvements thereon owned, possessed, or claimed by Fillmore from milepost 1.7 to milepost 3.7 on the Fillmore line.  In addition, pursuant to the real estate purchase agreement, Fillmore conveyed to the Company an easement to use Fillmore’s right of way from milepost 3.7 to Turkey Creek for the purpose of underground pipeline and other utilities.  The purchase price for the property is $500,000 to be paid at closing.  The purchase price for the easement is $10,000.

Land

The Company has various options to purchase approximately 190 acres in Nebraska, 375 acres in Indiana and 70 acres in Minnesota for a total of approximately $1.0 million, $2.8 million and $2.9 million, respectively.

Consulting

The Company has an agreement with a related party for assistance with negotiation of contracts, planning of the Company’s equity marketing effort and securing debt financing.  The agreement began upon execution and shall continue through the closing date as defined in the agreement.  The development consultant will receive compensation as follows: 7,500 unrestricted membership units at execution, $1,500 per week from execution through the closing of the equity financing (which occurred in May 2006) and $375 per day after the closing of the equity financing, plus reimbursement of approved expenses up to a weekly maximum reimbursement of $750.  In addition, the development consultant received compensation of 42,500 restricted membership units subsequent to the close of the Company’s seed capital offering.  The Company may only terminate this agreement for cause as defined in the consulting agreement.  The consultant may terminate this agreement with 14 days’ written notice.

The Company has an agreement to compensate the original two members of the Company for development fees in a total sum of 1% of the total project cost for the Company’s plant under construction near Fairmont, Nebraska to be paid in membership units in exchange for their efforts to organize and develop this project.  These fees are currently estimated at $1,420,000 or 142,000 units of which 125,000 units were issued on May 19, 2005 and any additional units will be issued and earned upon substantial completion of construction of the plant based on the actual project costs.  These membership units will be considered restricted until certain requirements within the agreement are reached.  If the Company files articles of dissolution or another event prevents successful ethanol production by the Company, these members will be required to return the restricted units to the Company without payment of consideration.

Employment agreements

In April 2006, the Company entered into an employment agreement with a member who is Chairman and Chief Executive Officer of the Company.  The employee is to receive an annual base salary of $300,000 plus benefits.  In addition he is eligible to receive an annual performance bonus, a strategic bonus (payable in units) and the use of an automobile provided by the Company.  The term of the agreement is for a period of three years from the effective date of the agreement with successive automatic one-year extensions.

In April 2006, the Company entered into an employment agreement with a member who is President and Chief Operating Officer of the Company.  The employee is to receive an annual base salary of $250,000 plus benefits.  In addition, he is eligible to receive an annual performance bonus, a strategic bonus (payable in units), the use of an automobile provided by the Company and reimbursement for moving expenses up to $70,000.  As a signing bonus, the employee received the right to acquire 30,000 units.  These units would be issued in an amount equal to 6,000 units on each anniversary of the effective date, with termination of employment resulting in forfeiture of the right to receive any units that remain unissued.  The term of the agreement is for a period of three years from the effective date of the agreement with successive automatic one-year extensions. The Company will recognize $300,000 of unit compensation expense over the term of the agreement.

Marketing agreement

In May 2006, the Company entered into a marketing agreement to purchase distillers dried grains with solubles (DDGS) the Company is expected to produce.  The buyer agrees to pay the Company a percentage of the selling price minus an amount per ton.  The agreement commences when the Company begins producing DDGS and continues for one year initially and thereafter may be terminated by either party with 120 days’ written notice.

NOTE E:  SUBSEQUENT EVENTS

Construction contracts

On July 14, 2006, the Company entered into an agreement for installation of the auger cast piling for its Fairmont, Nebraska ethanol plant for approximately $0.9 million.

Marketing agreement

In July 2006, the Company entered into a marketing agreement for the sale of the ethanol that the Company’s Fairmont, Nebraska plant produces.  The Company will receive a price equal to the actual sale price less expenses and a marketing fee charged per gallon.  The initial term of the agreement is for at least 12 months beginning on the first day of the month of the first shipment of ethanol and ending at the end of March or end of September, whichever occurs first, following the 12-month period.  After the initial term, it will automatically renew for successive one-year terms unless terminated by either party upon 90 days’ written notice.  The agreement may also be terminated for an uncured breach, intentional misconduct or upon mutual agreement of the parties.

NOTE F:  ACQUISITION

Effective June 15, 2006, the Company acquired all of the outstanding units of IRF.  The aggregate purchase price was $4,197,000 of which $4,172,000 was paid by the issuance of 417,200 ABE units and $25,000 was paid in cash.  The acquisition has been accounted for as an asset purchase.  At the time of acquisition, IRF was a development stage company.  The purchase price was allocated based on the fair value of the net assets acquired as follows:

Assets acquired:
Cash	$1,331,287
Prepaid expenses	5,335
Land options	10,000
Intangible assets	2,811,531
Property and equipment	44,593
4,202,746
Liabilities assumed, accounts payable	(5,746)
Net purchase price	$4,197,000

As discussed in Note A, the Company also has 75,000 units valued at $750,000 that are held in escrow and being treated as contingent consideration that will be recognized when released from escrow.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Advanced BioEnergy, LLC
Fairmont, Nebraska

We have audited the accompanying balance sheet of Advanced BioEnergy, LLC (a development stage company) (the Company) as of September 30, 2005, and the related statements of operations, changes in members’ equity and cash flows for the period from January 4, 2005 (date of inception) to September 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioEnergy, LLC as of September 30, 2005, and the results of its operations and its cash flows for the period from January 4, 2005 (date of inception) to September 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ McGladrey & Pullen

Des Moines, Iowa
January 19, 2006

ADVANCED BIOENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

September 30, 2005

ASSETS

CURRENT ASSETS
Cash	$893,587
Prepaid expenses	58,230
Other receivable	2,358

TOTAL CURRENT ASSETS	954,175

PROPERTY AND EQUIPMENT
Office equipment	38,685
Leasehold improvement	8,513
47,198
Less accumulated depreciation	(2,275)
44,923

OTHER ASSETS
Land option deposits	30,000
Deposits	26,400
Deferred offering and financing costs	354,013
410,413

TOTAL ASSETS	$1,409,511

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$193,673
Accrued expenses	5,972

TOTAL CURRENT LIABILITIES	199,645

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ capital, $10 par value, authorized 20,000,000 units, issued 625,000	3,174,098
Loss accumulated during development stage	(914,232)
Unearned unit compensation	(1,050,000)
1,209,866

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,409,511

See accompanying notes to financial statements.

ADVANCED BIOENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

Period from Inception (January 4, 2005) to September 30, 2005

REVENUES	$—

OPERATING EXPENSES
Start-up expenses	723,750
Accounting	3,765
Consulting fees	73,666
Legal	34,791
Dues	145
Directors meetings and expenses	40,229
Office expenses	6,825
Office labor	10,381
Payroll tax expense	721
Insurance	7,341
Utilities	4,190
Rent	2,100
Advertising and promotion	3,192
Licenses and fees	662
Depreciation	2,275
Miscellaneous	199
914,232

LOSS ACCUMULATED DURING THE DEVELOPMENT STAGE	$(914,232)

Weighted Average Units Outstanding	$362,794

Loss Per Unit - Basic and Diluted	$(2.52)

See accompanying notes to financial statements.

ADVANCED BIOENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Period from January 4, 2005 (Date of Inception)
to September 30, 2005

	Members’ Capital	Loss Accumulated During Development Stage	Unearned Unit Compensation	Total

MEMBERS’ EQUITY - January 4, 2005	$—	$—	$—	$—

Sale of 450,000 membership units, net of costs of $25,902	1,474,098	—	—	1,474,098
Issuance of 7,500 membership units	25,000	—	—	25,000
Issuance of 125,000 restricted membership units	1,250,000	—	(1,250,000)	—
Issuance of 42,500 restricted membership units	425,000	—	(425,000)	—
Amortization of unearned unit compensation	—	—	625,000	625,000

Net loss	—	(914,232)	—	(914,232)

MEMBERS’ EQUITY - September 30, 2005	$3,174,098	$(914,232)	$(1,050,000)	$1,209,866

See accompanying notes to financial statements.

ADVANCED BIOENERGY, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

Period from Inception (Jan 4, 2005) to September 30, 2005
OPERATING ACTIVITIES
Net loss	$(914,232)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,275
Consulting services received for membership units	625,000
Changes in operating assets and liabilities
Prepaid expenses	(58,230)
Other receivable	(2,358)
Accounts payable	80,107
Accrued expenses	5,972

NET CASH USED IN OPERATING ACTIVITIES	(261,466)

INVESTING ACTIVITIES
Payment of deposits	(26,400)
Payments for capital expenditures	(46,835)
Payment of land option deposits	(30,000)

NET CASH USED IN INVESTING ACTIVITIES	(103,235)

FINANCING ACTIVITIES
Proceeds from sale of membership units	1,500,000
Payment of costs of raising capital	(19,462)
Payment of deferred offering and financing costs	(222,250)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,258,288

NET INCREASE IN CASH	893,587

CASH - beginning of period	—

CASH - end of period	$893,587

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Accounts payable incurred for cost of raising capital	$6,440

Accounts payable incurred for deferred offering costs	$106,763

Accounts payable incurred for capital expenditures	$363

Offering consulting services received in exchange for membership units	$25,000

Offering and financing consulting services received in exchange for membership units	$1,050,000

See accompanying notes to financial statements.

NOTE A:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPAL BUSINESS ACTIVITY – Advanced BioEnergy, LLC is a development stage Delaware limited liability company (the Company).  The Company was organized in January 2005 to pool investors to build a 100 million gallon ethanol plant to be located near Fairmont, Nebraska.  Construction is projected to begin in 2006.  As of September 30, 2005, the Company is in the development stage with its efforts being principally devoted to organizational and equity raising activities.

USE OF ESTIMATES – The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period.  Actual results could differ from those estimates.

FISCAL REPORTING PERIOD – The Company has adopted a fiscal year ending September 30 for financial reporting purposes.

CASH AND CASH EQUIVALENTS – The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.  The Company’s cash balances are maintained in bank depositories and exceed federally insured limits.  The Company has not experienced losses in such accounts.

UNEARNED UNIT COMPENSATION – Subsequent to the seed capital offering, the original two members received compensation in the form of the restricted equity units valued at $1.25 million (equivalent to $10 per unit which is comparable to the price of purchased units) for their past and continued efforts in developing the project.  The Company also issued 42,500 in restricted membership units valued at $425,000 (equivalent to $10 per unit which is comparable to the price of purchased units) to a related development consultant company.  The restriction will be removed as services are provided and selected milestones are achieved.  The earned portion of $1.25 million will be expensed as start-up expenses.  As of September 30, 2005, $625,000 had been earned and expensed with the remaining $625,000 included as unearned compensation.  The $425,000 will be netted against the proceeds from the capital-raising efforts or deferred as loan cost and amortized over the term of the related debt.  The determination of the amount to allocate as offering cost and loan cost will be made as services are provided.  Currently, the entire amount is being presented as unearned compensation.

DEFERRED OFFERING AND FINANCING COSTS – The Company defers costs incurred to raise equity and debt financing until the related equity or debt is issued.  At the time of issuance of such equity, the deferred offering costs are netted against the proceeds received.  Once the financing is secured and principal payments begin, the deferred financing costs will be amortized over the term of the debt.  If the equity and debt financing does not occur, such costs will be expensed.  These deferred costs totaled $354,013 at September 30, 2005.

The Company has offset $25,902 of deferred offering costs against the equity proceeds raised under a private placement memorandum.

INCOME TAXES – The Company is organized as a limited liability company under Delaware law.  Under this type of organization, the Company is treated as a partnership for federal and state income tax purposes with its earnings or losses passing through to the members and subject to taxation at the member level.  Accordingly, no income tax provision or benefit is reflected in these financial statements.

ORGANIZATIONAL AND START-UP COSTS – The Company expenses all organizational and start-up costs as they are incurred.

DEPOSITS – To secure office space, the Company was required to pay one month’s rent in advance in the form of a refundable deposit.

LOSS PER UNIT – Basic and diluted loss per unit are computed using the weighted average number of units outstanding during the period.  Unearned restricted units are considered unit equivalents; however, they have not been included in this computation of diluted loss per unit as their effect would be anti-dilutive.  The effect of the unit distribution discussed in Note B has been retroactively applied to the weighted average units outstanding in the loss per unit computation.  The weighted average units outstanding have been reduced by the unvested restricted units that are also discussed in Note B.

RESTRICTED STOCK – The Company has issued restricted units to certain directors for services outside their role as directors at fair value under the Financial Accounting Standards Board (FASB) Statement No. 123.   All units issued are issued at fair value, and are subject to various restriction requirements.  Of the 625,000 membership units issued, 305,000 units are subject to a lock-up agreement between the two founding members and a related party development company.  The lock-up agreement prohibits the transfer of the shares until May 2008.  Of the 625,000 units outstanding, 320,000 units are unrestricted, 179,167 are vested restricted and 125,833 are unvested restricted.

RECENTLY ISSUED ACCOUNTING PROUNCEMENTS – The Financial Accounting Standards Board (FASB) has issued Statement No. 123 (Revised), Share-Based Payment (FAS123(R)).  This Statement establishes standards for accounting for transactions in which an entity exchanges its equity instruments for goods or services.  It also addresses transactions in which and entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments, or that may be settled by the issuance of those equity instruments.  Statement No. 123(R) covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  FAS 123(R) replaces existing requirements under FASB Statement No. 123 and eliminates the ability to account for share-based compensation transactions using the intrinsic value method prescribed by APB Opinion No. 25.  For the Company, FAS 123(R) is effective as of the first interim reporting period in the Company’s fiscal year that begins after December 15, 2005.

NOTE B:  MEMBERS’ EQUITY

The Company was formed on January 4, 2005 to have a perpetual life.  It was initially capitalized by its members who contributed an aggregate of $550,000 for 165,000 membership units.  The Company initially has one class of membership units with the board of directors having the authority to create additional classes of units if deemed necessary.

As specified in its amended and restated operating agreement, the Company is authorized to issue up to 20,000,000 membership units with any additional units requiring the consent of a majority of the members.

The Company issued a confidential private placement memorandum (seed capital offering) in February 2005, for the sale of 450,000 membership units, including the 165,000 units originally contributed, with no stated minimum requirement.  The minimum investment for a potential investor was 5,000 units or $50,000, with increments of 500 units or $5,000, thereafter.  The entire purchase amount was due upon subscribing.  The Company received subscriptions for the $1,500,000 and closed the offering on April 14, 2005 for the purpose of funding the development, organizational and offering expenses.  The Company also issued an additional 7,500 units for services provided in connection with this private offering.

The initial board of directors authorized a unit distribution to the seed capital members equal to two additional units for every one unit issued and outstanding at the time the seed capital offering was closed.  This has been accounted for similar to a stock split with retroactive adjustment to the number of shares outstanding as if it occurred at inception.

Subsequent to the unit distribution, the Company issued 42,500 restricted membership units to a related development consultant company for services discussed in Note C.  The restriction on the units provide for the return of the units if the Company does not begin construction of the project on or before December 31, 2007 or files Articles of Dissolution before beginning construction of the project.

The Company also issued an additional 125,000 restricted membership units to the two initial members of the Company for services discussed in Note D.  The restrictions on these units are removed equally upon the

Company reaching three separate milestones.  These milestones relate to the filing of an SB-2 with the Securities and Exchange Commission (SEC), executing a definitive financing agreement, and production of ethanol from the completed project.  At September 30, 2005, 83,333 units remain restricted from the original issuance of 125,000 units.

The Company filed a Form SB-2 Registration Statement with the SEC which became effective November 10, 2005.  The offering is for a minimum of 3,366,250 and a maximum of 6,732,500 membership units for sale at $10 per unit.  There is a minimum purchase of 2,500 units with additional units to be purchased in increments of 100.  The offering will end no later than the date the maximum units are sold or November 10, 2006, whichever occurs first.  The Company may also end the offering any time after the minimum number of units has been sold and prior to November 10, 2006.  The unit sales proceeds will be held in an escrow account until the receipt of the minimum offering and a written debt financing commitment, November 10, 2006, or termination or abandonment of the offering.

As of December 2005, the Company has received 6,000,000 membership subscriptions related to the capital-raising efforts discussed in Note B.  In connection with the subscriptions, approximately 10% was received and is being held in escrow, with notes receivable given for any remaining portion due.  The amounts held in escrow and remaining receivables are subject to certain triggering events before the escrow can be released and remaining proceeds collected.

Income and losses are allocated to all members based upon their respective percentage of units held.  The transfer of units is restricted by the Company’s operating agreement.  Generally, unless a transfer is permitted under the Company’s operating agreement or by operation of law, such as upon death, units cannot be transferred without the prior written approval of a majority of directors.

NOTE C:  RELATED PARTY TRANSACTIONS

The Company paid a development consultant company owned by two directors of the Company for assistance with the negotiations of contracts, planning of the equity marketing effort and securing of debt financing.  As of September 30, 2005 the Company had incurred consulting charges of approximately $473,000, which include 42,500 restricted units issued for services valued at $425,000 that has been included in unearned unit compensation in the statement of members’ equity.  See the agreement terms in Note D.

The Company had accounts payable to related parties totaling $3,837 as of September 30, 2005.

A member of the Company is currently the president of the Company’s primary bank depository.

NOTE D:  COMMITMENTS AND CONTINGENCIES

Design build

The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $132,500,000.  The Company anticipates funding the development of the ethanol plant by raising additional equity of at least $33,662,500 and securing financing for up to $98,837,500.  The amount of debt financing needed depends on the amount of equity raised in the offering.  Currently, the Company has signed a letter of intent with an unrelated contractor to design and build the ethanol plant at a total contract price of approximately $98,000,000 which is contingent upon raising the equity and obtaining adequate financing.  In May 2005, the Company received a summary of proposed terms from a financial institution for this debt financing with no formal commitment rendered as of September 30, 2005.

There are no assurances that the Company will be able to obtain the necessary debt financing, other financing or grants sufficient to capitalize the project.

Land

In February 2005, the Company entered into a contract to have the option to purchase approximately 87 acres of land in Fillmore County, Nebraska, for $478,500.  The Company deposited $5,000 of earnest money with an unrelated party for this option.  The initial option shall extend until August 1, 2006.  If the option is exercised during the time permitted, the $5,000 deposit will be applied to the purchase price.

During February 2005, the Company entered into another agreement to have the option to purchase up to 112 acres of land in Fillmore County, Nebraska, for $6,000 per acre.  The Company deposited $10,000 of earnest money with an unrelated party for this option.  The initial option shall extend until August 1, 2006.  If the option is exercised during the time permitted, the $10,000 deposit will be applied to the purchase price.  Subsequent to September 30, 2005, the Company purchased this acreage for a total of $672,000.  The Company paid $57,200 plus the $10,000 deposit that was previously paid for a total of $67,200.  The remaining $604,800 was recorded as a note payable, with interest at the rate of 7% per annum to be paid quarterly, and is due at the time the Company obtains financing or April 15, 2006, whichever occurs first.

In April 2005, the Company entered into two contracts to have the option to purchase approximately 103 acres and 148 acres of land in Fillmore County, Nebraska, for $566,500 and $740,000, respectively.  The Company deposited $5,000 and $10,000, respectively, of earnest money with unrelated parties for these options.  The options extend until August 1, 2006.  If the options are exercised during the time permitted, the deposits will be applied to the purchase price.  Subsequent to September 30, 2005, the Company purchased the 148 acre parcel for a total of $740,000.  The Company paid $64,000 plus the $10,000 deposit that was previously paid for a total of $74,000.  The remaining $666,000 was recorded as a note payable, with interest at the rate of  7% per annum to be paid quarterly, and is due at the time the Company obtains financing or April 15, 2006, whichever occurs first.

Consulting

In March 2005, the Company signed an agreement with a related party for assistance with negotiation of contracts, planning of the equity marketing effort and securing debt financing.  The agreement began upon execution and shall continue through the closing date as defined in the agreement.  The development consultant received compensation as follows: 7,500 unrestricted membership units at execution, $1,500 per week from execution through the closing of the equity financing and $375 per day after the closing of the equity financing, plus reimbursement of approved expenses up to a weekly maximum reimbursement of $750.  In addition, the development consultant received compensation of 42,500 restricted membership units subsequent to the close of the seed capital offering.  The Company may only terminate this agreement for cause as defined in the consulting agreement.  The consultant may terminate this agreement with fourteen days’ written notice.

In March 2005, the Company signed an agreement with an unrelated party for initial railroad engineering services.  The estimated cost of the services is $7,000, which is to be billed on an actual time and materials basis.  As of September 30, 2005 the Company had incurred and paid charges of approximately $7,000.

The Company signed an agreement with an unrelated entity for consulting and energy management services relative to supplies of natural gas and electricity of the plant commencing April 1, 2005 and continuing for twenty-four months after the plant’s completion date.  This agreement may be terminated by either party after the initial term by sixty days’ written notice.  The fees include $35,000 payable upon the April 1, 2005 commencement and $3,500 per month beginning after start-up of the plant plus approved travel expenses.

In March 2005, the Company signed a planting agreement, in concurrence with the land purchase options, with an unrelated agricultural producer for $190 per acre plus specified actual expenses for loss of profit and fertilizer costs incurred to the date of the agreement from a requested crop rotation change.  As of September 30, 2005, the Company has incurred and paid approximately $21,000 of these expenses.  In addition, the Company is responsible for any crop damages that may occur as a result of plant site exploration subsequent to the planting of the crop.

The Company has an agreement to compensate the original two members of the Company for development fees in a total sum of 1% of the total project cost to be paid in member units in exchange for their efforts to organize and develop the project.  These fees are currently estimated at $1,325,000 or 132,500 units of which 125,000 units were issued on May 19, 2005 and any additional units will be issued and earned upon substantial completion of construction of the plant based on the actual project costs.  These membership units will be considered restricted until certain requirements within the agreement are reached.  If the Company files Articles of Dissolution or another event prevents successful ethanol production by the Company, these members will be required to return the restricted units to the Company without payment of consideration.

In April 2005, the Company entered into an environmental permitting consulting agreement with an unrelated party under a time and materials payment basis with total costs estimated to be between $31,700 and $51,700.  As of September 30, 2005, the Company has incurred approximately $16,000.

In June 2005, the Company entered into an 18-month operating lease for office space beginning July 1, 2005 and ending November 30, 2006.  Lease terms consist of $700 monthly payments plus Company reimbursement of mutually agreed upon leasehold improvements made by the Lessor in excess of $5,000.  Minimum lease payments in future years ending September 30, 2006 and 2007 will equal $8,400 and $1,400, respectively.

In June 2005 the Company retained the services of a legal firm specializing in the areas of environmental permitting, securities, tax incentives and financing at an initial retainer of $7,500.

In September 2005, the Company entered into an engineering services agreement with a party related to the Company’s design builder and contractor for Phase I and Phase II of the construction process.  Payment for these services will entail a fixed fee of $92,500 with this full amount being included in and credited to the design-build agreement’s contract price.  The fixed fee will be paid in monthly billings based on a project percent complete basis.

NOTE E:  SUBSEQUENT EVENT

In November 2005, the Company entered into an agreement with an investment broker/placement agent for structure and placement of certificates evidencing a proportionate interest in a Tax Increment Revenue Note of approximately $7,700,000.

The Company paid a non-refundable retainer of $10,000 which will be credited against the fee of 1.5% of the note which is payable at the closing of the note.  The Company is also responsible for all legal fees associated with this note.  The agreement shall terminate at the end of 120 days unless renewed and extended in writing by both parties.

ANNEX A
TO PROSPECTUS

CERTIFICATE OF FORMATION

OF

ADVANCED BIOENERGY, LLC

This Certificate of Formation of Advanced BioEnergy, LLC (the “Company”), dated as of December 29, 2004, is being duly executed and filed by Revis Stephenson, an Authorized Person, to form a limited liability company under the Delaware Limited Liability Company Act, Del. Code, tit. 6, Section 18-101 et seq., as amended from time to time (the “Act”).

1.                                       Name.   The name the limited liability company formed hereby is “Advanced BioEnergy, LLC.”

2.                                       Registered Office.   The address of the initial registered office of the Company in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.                                       Registered Agent.   The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

AUTHORIZED PERSON

/s/Revis L. Stephenson
Revis Stephenson

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM: 01/04/2005 Filed 08:00 AM 01/04/2005 SRV 050003702 – 3907248 FILE

ANNEX B
TO PROSPECTUS

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

OF

ADVANCED BIOENERGY, LLC

Dated Effective February 1, 2006

ADVANCED BIOENERGY, LLC

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

TABLE OF CONTENTS

SECTION 1: THE COMPANY
1.1 Formation
1.2 Name
1.3 Purpose; Powers
1.4 Principal Place of Business
1.5 Term
1.6 Registered Agent
1.7 Title to Property
1.8 Payment of Individual Obligations
1.9 Independent Activities; Transactions With Affiliates
1.10 Definitions

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Membership Register
2.2 Additional Capital Contributions; Additional Units
2.3 Capital Accounts

SECTION 3. ALLOCATIONS
3.1 Profits
3.2 Losses
3.3 Special Allocations
3.4 Curative Allocations
3.5 Loss Limitation
3.6 Other Allocation Rules
3.7 Tax Allocations: Code Section 704(c)
3.8 Tax Credit Allocations

SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow
4.2 Amounts Withheld
4.3 Limitations on Distributions

SECTION 5. MANAGEMENT
5.1 Directors
5.2 Number of Total Directors
5.3 Election of Directors
5.4 Committees
5.5 Authority of Directors
5.6 Director as Agent
5.7 Restriction on Authority of Directors
5.8 Director Meetings and Notice
5.9 Action Without a Meeting
5.10 Quorum; Manner of Acting
5.11 Voting; Potential Financial Interest
5.12 Duties and Obligations of Directors
5.13 Chairman and Vice Chairman
5.14 Chief Executive Officer
5.15 President
5.16 Chief Operating Officer

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5.17 Chief Financial Officer
5.18 Secretary; Assistant Secretary
5.19 Vice President
5.20 Delegation
5.21 Execution of Instruments
5.22 Limitation of Liability; Indemnification of Directors
5.23 Compensation; Expenses of Directors
5.24 Loans

SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class
6.2 Members
6.3 Additional Members
6.4 Rights or Powers
6.5 Voting Rights of Members
6.6 Member Meetings
6.7 Conduct of Meetings
6.8 Notice of Meetings; Waiver
6.9 Quorum and Proxies
6.10 Voting; Action by Members
6.11 Record Date
6.12 Termination of Membership
6.13 Continuation of the Company
6.14 No Obligation to Purchase Membership Interest
6.15 Waiver of Dissenters Rights

SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records
7.2 Delivery to Members and Inspection
7.3 Reports
7.4 Tax Matters

SECTION 8. AMENDMENTS
8.1 Amendments

SECTION 9. TRANSFERS
9.1 Restrictions on Transfers
9.2 Permitted Transfers
9.3 Conditions Precedent to Transfers
9.4 Prohibited Transfers
9.5 No Dissolution or Termination
9.6 Prohibition of Assignment
9.7 Rights of Unadmitted Assignees
9.8 Admission of Substituted Members
9.9 Representations Regarding Transfers
9.10 Distribution and Allocations in Respect of Transferred Units
9.11 Additional Members

SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution
10.2 Winding Up
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts
10.4 Deemed Distribution and Recontribution
10.5 Rights of Unit Holders
10.6 Allocations During Period of Liquidation
10.7 Character of Liquidating Distributions

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10.8 The Liquidator
10.9 Forms of Liquidating Distributions

SECTION 11. MISCELLANEOUS
11.1 Notices
11.2 Binding Effect
11.3 Construction
11.4 Headings
11.5 Severability
11.6 Incorporation By Reference
11.7 Variation of Terms
11.8 Governing Law
11.9 Waiver of Jury Trial
11.10 Counterpart Execution
11.11 Specific Performance

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THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF
ADVANCED BIOENERGY, LLC

THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the Effective Date (as hereinafter defined), by and among Advanced BioEnergy, LLC, a Delaware limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit ”A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement.  Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Company’s organizers caused to be filed with the State of Delaware, a Certificate of Formation dated January 4, 2005, pursuant to the Delaware Limited Liability Company Act (the “Act”); and

WHEREAS, the Company’s organizers adopted an Amended and Restated Operating Agreement of the Company dated June 30, 2005; and

WHEREAS, the Members desire to amend and restate the Amended and Restated Operating Agreement dated June 30, 2005 to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  THE COMPANY

1.1                                 Formation.  The initial Members formed the Company as a Delaware limited liability company by filing a Certificate of Formation with the Delaware Secretary of State, Division of Corporations on January 4, 2005, pursuant to the provisions of the Act.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

1.2                                 Name.  The name of the Company shall be “Advanced BioEnergy, LLC” and all business of the Company shall be conducted in such name.

1.3                                 Purpose; Powers.  The nature of the business and purposes of the Company are:  (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Delaware; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Delaware limited liability company may lawfully be engaged, as determined by the Directors.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4                                 Principal Place of Business.  The Company shall continuously maintain a principal place of business in Nebraska.  The principal place of business of the Company shall be at 4424 South 179th Street, Omaha, Nebraska, 68135, or elsewhere as the Directors may determine.  Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5                                 Term.  The term of the Company commenced on the date the Certificate of Formation (the “Certificate”) of the Company was filed with the Delaware Secretary of State, Division of Corporations, and shall continue until the

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winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6                                 Registered Agent.  The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Delaware.  The name and address of the Registered Agent shall be The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

1.7                                 Title to Property.  All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name.  Each Member’s interest in the Company shall be personal property for all purposes.  At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8                                 Payment of Individual Obligations.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9                                 Independent Activities; Transactions With Affiliates.  The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion.  Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.  To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10                           Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

(a)                                  “Act” means the Delaware Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b)                                 “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)                                  “Affiliate” means, with respect to any Person:  (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d)                                 “Agreement” means this Third Amended and Restated Operating Agreement of Advanced

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BioEnergy, LLC, as amended from time to time.

(e)                                  “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.

(f)                                    “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(g)                                 “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(h)                                 “Certificate” means the Certificate of Formation of the Company filed with the Delaware Secretary of State, Division of Corporations.

(i)                                     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)                                     “Company” means Advanced BioEnergy, LLC, a Delaware limited liability company.

(k)                                  “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)                                     “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)                               “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(n)                                 “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement.  “Directors” mean all such Persons.  For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(o)                                 “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

(p)                                 “Effective Date” means February 1, 2006.

(q)                                 “Facilities” shall mean the ethanol production and co-product production facilities in Nebraska or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

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(r)                                    “Financial Closing” shall mean the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(s)                                  “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(t)                                    “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(u)                                 “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(v)                                 “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

(w)                               “Liquidation Period” has the meaning set forth in Section 10.6 hereof.

(x)                                   “Liquidator” has the meaning set forth in Section 10.8 hereof.

(y)                                 “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

(z)                                   “Member” means any Person (i) whose name is set forth as such on Exhibit ”A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

(aa)                            “Members” means all such Members.

(bb)                          “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act.  The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

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(cc)                            “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

(dd)                          “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(ee)                            “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act.  The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(ff)                                “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors.  “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(gg)                          “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(hh)                          “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ii)                                  “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.

(jj)                                  “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

(kk)                            “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(ll)                                  “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section

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3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses.  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(mm)                      “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(nn)                          “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(oo)                          “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(pp)                          “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(qq)                          “Securities Act” means the Securities Act of 1933, as amended.

(rr)                                “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.

(ss)                            “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(tt)                                “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(uu)                          “Unit Holders” means all Unit Holders.

(vv)                          “Unit Holder” means the owner of one or more Units.

(ww)                      “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(xx)                              “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(yy)                          “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1                                 Membership Register.  The name, address, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with each Member’s original Capital Contribution.

2.2                                 Additional Capital Contributions; Additional Units.  No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid

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amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.  Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units.  Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement.  Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3                                 Capital Accounts.  A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)                                  To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)                                 To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)                                  In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)                                 In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company.  The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3.  ALLOCATIONS

3.1                                 Profits.  After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2                                 Losses.  After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3                                 Special Allocations.  The following special allocations shall be made in the following order:

(a)                                  Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be

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allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)                                 Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)                                 Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e)                                  Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)                                    Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)                                 Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)                                 Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items,

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together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4                                 Curative Allocations.  The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4.  Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5                                 Loss Limitation.  Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6                                 Other Allocation Rules.

(a)                                  For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)                                 The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(c)                                  Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.  To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)                                 Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7                                 Tax Allocations:  Code Section 704(c).  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

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3.8                                 Tax Credit Allocations.  All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4.  DISTRIBUTIONS

4.1                                 Net Cash Flow.  The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members.  Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect.  In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2                                 Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement.  The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3                                 Limitations on Distributions.  The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof.  Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5.  MANAGEMENT

5.1                                 Directors.  Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members.  The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable.  Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members.  The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.2                                 Number of Total Directors.  The total number of initial Directors of the Company shall be a minimum of three (3) and a maximum of thirteen (13).  At the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9).  The Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote at any annual or special meeting.

5.3                                 Election of Directors.

(a)                                  Election of Directors and Terms.  The initial Directors shall be appointed by the initial Members and shall include the individuals set forth on Exhibit ”B” attached hereto.  The initial Directors shall serve until the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director.  In accordance with Section 5.2, at the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Directors shall be reduced and become fixed at nine (9).  If this reduction in the number of Directors requires the removal of any Director, John T. Porter, Robert W. Holmes and Revis L. Stephenson, III shall not be included in the Directors removed at that time.  After the expiration of the initial terms of the Directors, at each annual meeting of the

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Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified.  The initial Directors shall conduct a lottery to separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors.  Notwithstanding the foregoing, John T. Porter shall be classified in Group I; Robert W. Holmes shall be in classified in Group II and Revis L. Stephenson, III shall be classified in Group III.  The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).

(b)                                 Nominations for Directors.  One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors.  Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors.  However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United Stated mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first day of the month corresponding to the previous year’s annual meeting.  Each such notice to the Secretary shall set forth:

(i)                                     the name and address of record of the Member who intends to make the nomination;

(ii)                                  a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)                            the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)                              a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)                                 such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)                              the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)                           a nominating petition signed an dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.  The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.  Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

5.4                                 Committees.  A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution.  A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present.  Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons.  Committees are subject to the direction and control of the Directors and vacancies in the membership thereof shall be filled by the Directors.  A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.5                                 Authority of Directors.  Subject to the limitations and restrictions set forth in this Agreement, the Directors

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shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)                                  Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)                                 Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)                                  Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)                                 Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)                                  Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)                                    Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)                                 Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)                                 Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)                                     Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)                                     Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)                                  Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)                                     Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

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(m)                               Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)                                 Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution;  and

(o)                                 Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.6                                 Director as Agent.  Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.  The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.7                                 Restrictions on Authority of Directors.

(a)                                  The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)                                     Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)                                  Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                               Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)                              Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)                                 The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)                                     Dispose of at one time all or substantially all of the Property, through merger, consolidation, exchange or otherwise, except for a liquidating sale of the Property in connection with the dissolution of the Company or a transfer of substantially all or any portion of the Property to a wholly owned subsidiary of the Company;

(ii)                                  Issue more than an aggregate of 20,000,000 Units; and

(iii)                               Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates in excess of $500,000.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members.  Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

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5.8                                 Director Meetings and Notice.  Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors.  Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors.  If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required.  In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director.  Any Director may waive notice of any meeting.  A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance.  The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.

5.9                                 Action Without a Meeting.  Any action required or permitted to be taken by the Directors may also be taken by a written action signed by two-thirds (2/3) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors.  The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.

5.10                           Quorum; Manner of Acting.  Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting.  Each Director shall have one (1) vote at meetings of the Directors.  The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.

5.11                           Voting; Potential Financial Interest.  No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.12                           Duties and Obligations of Directors.  The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates.  The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.  Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.13                           Chairman and Vice Chairman.  Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors.  The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe.  The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14                           Chief Executive Officer.  The Chief Executive Officer of the Company shall have general supervision of the business, affairs and property of the Company, and over its several officers.  In general, the Chief Executive Officer shall have all authority incident to the office of Chief Executive Officer and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors. The Chief Executive Officer shall have the power to fix the compensation of elected officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company

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necessary or proper for the transaction of the business of the Company. If the Chief Executive Officer is not also the Chairman of the Board, then the Chief Executive Officer shall report to the Chairman of the Board or the Vice Chairman, as the case may be.

5.15                           President.  The President shall have general supervision of the operations of the Company. In general, but subject to any contractual restriction, the President shall have all authority incident to the office of President and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors.  The President shall, at the request or in the absence or disability of the Chairman or Vice Chairman of the Board, or the Chief Executive Officer, perform the duties and exercise the powers of such officer.  Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President of the Company, and the Chairman may exercise the duties of the office of Chairman using any such designations.  The President shall report to the Chief Executive Officer.

5.16                           Chief Operating Officer.   The Chief Operating Officer shall be responsible for the day-to-day operations of the Company and any other duties as shall be required by the Directors.  The Chief Operating Officer shall report to the President.

5.17                           Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.18                           Secretary; Assistant Secretary.  The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members.  The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or person authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time.  An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.19                           Vice President.  The Company may have one or more Vice Presidents.  If more than one, the Directors shall designate which is most senior.

5.20                           Delegation.  Unless prohibited by a resolution of the Directors, the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.21                           Execution of Instruments.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolutions(s) of the Directors, the Chief Executive Officer or President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.22                           Limitation of Liability; Indemnification of Directors.  To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing.  No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not

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eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act.  To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law.  To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action.  Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act.  The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.23                           Compensation; Expenses of Directors.  No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise.  Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company.  Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors.  In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.24                           Loans.  Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company.  If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company.  The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum.  If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6.  ROLE OF MEMBERS

6.1                                 One Membership Class.  There shall initially be one class of Membership Interests and one class of Units.

6.2                                 Members.  Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit ”C” attached hereto and such other documents as may be required by the Directors.  Each prospective Member must be approved and admitted to the Company by the Board of Directors.  The Membership Interests of the Members shall be set forth on Exhibit ”A” to this Agreement.

6.3                                 Additional Members.  No Person shall become a Member without the approval of the Directors.  The Directors may refuse to admit any Person as a Member in their sole discretion.  Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.

6.4                                 Rights or Powers.  Except as otherwise expressly provided for in this Agreement, the Members shall not

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have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5                                 Voting Rights of Members.  The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.  Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6                                 Member Meetings.  Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting.  Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members.  Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7                                 Conduct of Meetings.  Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

6.8                                 Notice of Meetings; Waiver.  Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least five (5) days and no more than sixty (60) days before the day on which the meeting is to be held.  A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting.  Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

6.9                                 Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members.  Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10                           Voting; Action by Members.  If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.11                           Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.

6.12                           Termination of Membership.  The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal.  If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.

6.13                           Continuation of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member.  The Company’s affairs shall not be required to be wound up.  The Company shall continue without dissolution.

6.14                           No Obligation to Purchase Membership Interest.  No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest.  The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

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6.15                           Waiver of Dissenters Rights.  Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

SECTION 7.  ACCOUNTING, BOOKS AND RECORDS

7.1                                 Accounting, Books and Records.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP.  The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal place of business all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years.  The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2                                 Delivery to Members and Inspection.  Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1.  The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.  Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1.  Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year.  Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3                                 Reports.  The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.  The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.4                                 Tax Matters.  The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or

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local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.  Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

SECTION 8.  AMENDMENTS

8.1                                 Amendments.  Amendments to this Agreement may be proposed by the Board of Directors or any Member.  Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment.  The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests constituting the quorum.  Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of Members holding at least two-thirds (2/3) of the Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9.  TRANSFERS

9.1                                 Restrictions on Transfers.  Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units.  In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9.  In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders.  In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2                                 Permitted Transfers.  Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:

(a)                                  at any time Transfer all or any portion of its Units:

(i)                                     to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)                                  without consideration to or in trust for descendants or the spouse of a Member; and

(b)                                 at any time following 90 days after Financial Closing, Transfer all or any portion of its Units:

(i)                                     to any Person approved by the Directors in writing,

(ii)                                  to any other Member or to any Affiliate or Related Party of another Member; or

(iii)                               to any Affiliate or Related Party of the transferor.

Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”

9.3                                 Conditions Precedent to Transfers.  In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:

(a)                                  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee

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shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer.  In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company.  In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)                                 The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c)                                  Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)                                 Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)                                  Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.  If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination.  The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer.  In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)                                    No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred.  No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)                                 No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4                                 Prohibited Transfers.  Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall

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be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company.  In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5                                 No Dissolution or Termination.  The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company.  No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6                                 Prohibition of Assignment.  Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code.  In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7                                 Rights of Unadmitted Assignees.  A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units.  In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8                                 Admission of Substituted Members.  As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units.  The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.9                                 Representations Regarding Transfers.

(a)                                  Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will

21

not Transfer any Units through a matching service that is not approved in advance by the Company.  Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

(b)                                 Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units.  Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Certificate, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10                           Distribution and Allocations in Respect of Transferred Units.  If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors.  All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.  Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person, who according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year.  Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10 whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.11                           Additional Members.  Additional Members may be admitted from time to time upon the approval of the Directors.  Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve.  All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest.  Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto.  Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof.  The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10.  DISSOLUTION AND WINDING UP

10.1                           Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% majority in interest of

22

the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act.  The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2                           Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Certificate has been canceled pursuant to the Act.  The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company.  The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3                           Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.  In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company.  The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4                           Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5                           Rights of Unit Holders.  Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6                           Allocations During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or

23

deduction in the manner provided in Section 3 hereof.

10.7                           Character of Liquidating Distributions.  All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8                           The Liquidator.  The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company.  Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.  The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9                           Forms of Liquidating Distributions.  For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11.  MISCELLANEOUS

11.1                           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or by electronic mail or facsimile, if such electronic mail or facsimile is followed by a hard copy of the communication sent promptly thereafter by regular or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address that has been provided in writing to the Company.

11.2                           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3                           Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4                           Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5                           Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.  The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6                           Incorporation By Reference.  Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise

24

provides.

11.7                           Variation of Terms.  All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8                           Governing Law.  The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9                           Waiver of Jury Trial.  Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10                     Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11                     Specific Performance.  Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event.  Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Third Amended and Restated Operating Agreement of the Company as of the day first set forth above.

COMPANY:

ADVANCED BIOENERGY, LLC

By:	/s/ Revis L. Stephenson, III
Its:	Chairman

25

EXHIBIT ”B”
Initial Board of Directors

Initial Board of Directors	Addresses of Initial Board of Directors
Revis L. Stephenson, III	1850 Fox Ridge Road Orono, MN 55356
Robert W. Holmes	206 Dawnee Street Tomah, WI 54660
John T. Porter	4424 South 179th Street Omaha, NE 68135
Robert E. Bettger	910 9th Street Fairmont, NE 68354
Larry L. Cerny	810 N 8th Street Geneva, NE 68361
Richard W. Hughes	810 N. 1st Street Geneva, NE 68361
John E. Lovegrove	902 Road F Fairmont, NE 68354
Troy Otte	429 Florida Court York, NE 68467
Keith E. Spohn	706 Road C Friend, NE 68359

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EXHIBIT ”C”

MEMBER SIGNATURE PAGE

ADDENDA TO THE
THIRD AMENDED AND RESTATED OPERATING AGREEMENT
OF ADVANCED BIOENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Advanced BioEnergy, LLC, has received a copy of the Third Amended and Restated Operating Agreement dated February 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Third Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Third Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Third Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Third Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and Accepted on Behalf of the

Company and its Members:

ADVANCED BIOENERGY, LLC

By:

Its:

27

ANNEX C
TO PROSPECTUS

ADVANCED BIOENERGY, LLC
SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$20.00 per Unit

Minimum Investment of 1,250 Units ($25,000)
100 Unit Increments Thereafter ($2,000)

The undersigned subscriber, desiring to become a member of Advanced BioEnergy, LLC (“Advanced BioEnergy”), a Delaware limited liability company, with its principal place of business at 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305, hereby subscribes for the purchase of the membership interests (“units”) of Advanced BioEnergy, and agrees to pay the related purchase price, identified below.

A.                                   Subscriber Information.  Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Attention:
Street Address	Street Address

Telephone	Telephone

Facsimile	Facsimile

Email Address	Email Address

B.                                     Number of Units Purchased. You must purchase at least 1,250 units.  Additional units must be purchased in 100 unit increments. We presently have 7,165,600 units outstanding. The maximum number of units to be sold in this offering is 3,750,000.

Number of Units Purchased:

C.                                     Purchase Price.  Indicate the dollar amount of your investment (minimum investment is $25,000).  The purchase price is calculated by multiplying $20.00 per unit by the number of units to be purchased indicated in Item B above.

Purchase Price:

D.                                    General Instruction for Subscribers.  You should read the prospectus dated             , 2006 (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Advanced BioEnergy, LLC. To subscribe, you must:

1.                                       Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 5 and the Member Signature Page to our Third Amended and Restated Operating Agreement attached to this Subscription Agreement as Attachment I.

2.                                       Immediately provide your personal (or business) check for investment amount made payable to “Fidelity Bank fbo Advanced BioEnergy, LLC.” You will determine this amount in Item C of this

1

Subscription Agreement.

3.                                       Deliver each of the original executed documents referenced in Item 1 of these instructions, together with your personal or business check described in Item 2 of these instructions to either of the following:

Advanced BioEnergy, LLC	Fidelity Bank
10201 Wayzata Boulevard, Suite 250	7600 Parklawn Avenue
Minneapolis, Minnesota 55305	Edina, Minnesota 55435-5187
Attention: Chief Executive Officer	Attention:

Your funds will be placed in Advanced BioEnergy’s escrow account at Fidelity Bank.  The funds will be released to Advanced BioEnergy or returned to you in accordance with the escrow arrangements described in the Prospectus.  Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription at any time.  If Advanced BioEnergy accepts your subscription, your funds will be immediately at-risk as described in the Prospectus. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, without interest or escrow fees.  Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to Donald Gales, our president and chief executive officer, at (763) 226-2701.

E.                                      Additional Subscriber Information. The subscriber, named above, certifies the following under penalties of perjury:

1.                                       Form of Ownership. Check the appropriate box (one only) to indicate form of ownership.  If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on Page 5.)

☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust
Trustee’s Name:
Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.                                       Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

☐ Check box if you are a non-resident alien

☐ Check box if you are a U.S. citizen residing outside of the United States

☐ Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.                                       Member Report Address.  If you would like duplicate copies of member reports sent to

2

an address that is different than the address identified in Item A, please complete this section.

Street

City, State, Zip Code

4.	STATE OF RESIDENCE.

State of principal residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

5.                                       Suitability Standards.  You cannot invest in Advanced BioEnergy unless you meet one, or more, of the following suitability tests set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

☐	I (We) have annual income from whatever source of at least $60,000 and a net worth of at least $100,000, exclusive of home, furnishings and automobiles; or

☐	I (We) have a net worth of at least $250,000, exclusive of home, furnishings and automobiles.

6.                                       Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By initialing and signing below the subscriber represents and warrants to Advanced BioEnergy that he, she or it:

Initial Here
a. has received a copy of Advanced BioEnergy’s Prospectus and the exhibits thereto;

b.                                      has been informed that the units of Advanced BioEnergy are offered and sold in reliance upon a federal securities registration; Colorado, Florida, Indiana, Iowa, Kansas, Kentucky, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin securities registrations; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this Subscription Agreement can only be sold to a person meeting requirements of suitability;

c.                                       has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Colorado, Florida, Indiana, Iowa, Kansas, Kentucky, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin, and that Advanced BioEnergy is relying in part upon the representations of the undersigned subscriber contained herein;

d.                                      has been informed that the securities subscribed for have not been approved or disapproved by the [insert states] securities departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.                                       intends to acquire the units for his, her or its own account without a view to public distribution or resale and that he, she or it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

3

f.                                         understands that there is no present market for Advanced BioEnergy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g. has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

h.                                      has received a copy of the Advanced BioEnergy Third Amended and Restated Operating Agreement and understands that upon closing the escrow by Advanced BioEnergy, the subscriber and the units will be bound by the provisions of this operating agreement, which contains, among other things, provisions that restrict the transfer of membership units;

i.                                          understands that the units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Advanced BioEnergy Third Amended and Restated Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Third Amended and Restated Operating Agreement, as may be amended from time to time, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

j. meets the suitability test marked in Item E(5) and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.                                       understands that Advanced BioEnergy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by Advanced BioEnergy in its sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.                                          understands that, to enforce the above legend, Advanced BioEnergy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m. may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

n. has written his, her, or its correct taxpayer identification number under Item E(2); and

o.                                      is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (o) should be crossed out if the backup withholding box in Item E(2) is checked).

4

Signature of Subscriber/Joint Subscriber:

Date:

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ADVANCED BIOENERGY, LLC:

Advanced BioEnergy, LLC hereby accepts the subscription for the above units.

Dated this	, 200	.

ADVANCED BIOENERGY, LLC

By:
Name:
Its:

5

ATTACHMENT I
to Subscription Agreement

MEMBER SIGNATURE PAGE

ADDENDA TO THE
THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF
ADVANCED BIOENERGY, LLC

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Advanced BioEnergy, LLC, has received a copy of the Third Amended and Restated Operating Agreement dated February 1, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Third Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Third Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Third Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Third Amended and Restated Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:	ENTITIES:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and Accepted on Behalf of the Company and its Members:

ADVANCED BIOENERGY, LLC

By:
Name:
Its:

6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.               INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Directors and officers of Advanced BioEnergy, LLC may be entitled to benefit from the indemnification provisions contained in our operating agreement and the Delaware Limited Liability Company Act. The general effect of these provisions is summarized below.

Our operating agreement provides that to the maximum extent permitted under the Delaware Limited Liability Company Act and any other applicable law, no member, director or officer of Advanced BioEnergy shall be personally liable for any debt, obligation or liability of Advanced BioEnergy merely by reason of being a member, director, officer or all of the foregoing. No director or officer of Advanced BioEnergy shall be personally liable to Advanced BioEnergy or its members for monetary damages for a breach of fiduciary duty by such director or officer; provided that the provision shall not eliminate or limit the liability of a director for the following: (i) for any breach of the duty of loyalty to the company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for a transaction from which the director or officer derived an improper personal benefit or a wrongful distribution in violation of the Delaware Limited Liability Company Act. To the maximum extent permitted under the Delaware Limited Liability Company Act and other applicable law, Advanced BioEnergy, its receiver or its trustee (however, in the case of a receiver or trustee, only to the extent of Company property) is required to indemnify, save and hold harmless and pay all judgments and claims against each director or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of Advanced BioEnergy, including reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unitholder against any director or officer, including a derivative suit, Advanced BioEnergy must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director or officer, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director or officer shall be indemnified by Advanced BioEnergy in contradiction of the Delaware Limited Liability Company Act. Advanced BioEnergy may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from such capacity, regardless of whether Advanced BioEnergy would otherwise be required to indemnify the person against the liability.

Generally, under Delaware law, a member or manager is not personally obligated for any debt or obligation of a company solely because he or she is a member or manager of a company. However, Delaware law allows a member or manager to agree to become personally liable for any or all debts, obligations and liabilities if the operating agreement provides. Our operating agreement provides that no member, director or officer of Advanced BioEnergy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

The principles of law and equity supplement the Delaware Limited Liability Company Act, unless displaced by particular provisions of this act.

There is no pending litigation or proceeding involving a director, officer, member, employee or agent of Advanced BioEnergy as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, employee or agent.

ITEM 25.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses other than the underwriting discount, payable by the registrant in connection with the sale of the membership units being registered.  All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission registration fees	$8,025
Legal fees and expenses	500,000
Accounting fees	35,000
Blue Sky filing fees	31,000
Printing expenses	35,000
Advertising	140,000
Directors and officers liability insurance	50,000
Miscellaneous expenses	10,000
Total	$809,025

ITEM 26.               RECENT SALES OF UNREGISTERED SECURITIES.

During the time period beginning on our formation on January 4, 2005 and ending on April 14, 2005, we issued and sold 150,000 units to our seed capital investors at a purchase price of $10 per unit, without registering the units with the Securities and Exchange Commission. We also transferred 2,500 unrestricted units to BioEnergy Capital Consultants, LLC. Following completion of our seed capital private placement, we performed a unit distribution to all of our unitholders, including BioEnergy Capital Consultants, LLC, equal to two units for every one unit issued and outstanding. In addition, we paid a total development fee equal to 125,000 restricted units to two of our directors, Revis L. Stephenson III and Robert W. Holmes, and we transferred 42,500 restricted units to BioEnergy Capital Consultants, LLC in exchange for consulting services for a total of 50,000 units. The units transferred to Mr. Stephenson, Mr. Holmes and to BioEnergy Capital Consultants, LLC are subject to certain restrictions that require the return of the units to Advanced BioEnergy upon the occurrences of certain events and to a lock-up agreement which restricts transfers until May 10, 2008.

All sales described above were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions, and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation D and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in these transactions.  All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1.5 million.

The issuances of restricted units described above were made pursuant to Rule 506 of Regulation D. Each of these issuances was deemed to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. We conducted no general solicitation in connection with the issuance of the securities. The acquirers of the securities are accredited investors as defined in Regulation D.

On June 15, 2006, pursuant to an agreement and plan of merger dated May 11, 2006, we acquired Indiana Renewable Fuels, LLC, an Indiana limited liability company, through the merger of our wholly owned subsidiary with and into Indiana Renewable Fuels, LLC. As a result of the merger, the outstanding membership units of Indiana Renewable Fuels were converted into an aggregate of 492,200 membership units in our company and $25,000 in cash.  Our membership units were issued in reliance on an exemption from the registration provisions of the Securities Act of 1933 set forth in Rule 506 of Regulation D.

ITEM 27.               EXHIBITS.

Exhibit Number	Description
3.1	Certificate of Formation (A)
3.2	Third Amended and Restated Operating Agreement dated February 1, 2006 (B)
4.1	Form of Membership Unit Certificate (C)
4.2	Subscription Agreement of Registrant (D)
5.1	Opinion of Faegre & Benson LLP **
8.1	Opinion of Faegre & Benson LLP
10.1	Promissory Note (Operating Loan) and Loan Agreement with Farm Credit Services of America PCA dated February 13, 2006 (E)

10.2	Master Loan Agreement with Farm Credit Services of America, FLCA dated February 17, 2006 (F)
10.3	Amendment to Master Loan Agreement with Farm Credit Services of America, FLCA dated April 11, 2006 (G)
10.4	Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (H)
10.5	Construction and Revolving Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006 (I)
10.6	Construction and Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006. **
10.7	Loan and Trust Agreement with the County of Fillmore, State of Nebraska and Wells Fargo N.A. dated April 1, 2006 (J)
10.8	Promissory Note issued to the County of Fillmore, State of Nebraska dated April 27, 2006 (K)
10.9	Deed of Trust and Security Agreement with Wells Fargo Bank dated April 27, 2006 (L)
10.10	Lump-sum Design Build Agreement with Fagen, Inc. dated March 16, 2006 (M) *
10.11	License Agreement with ICM, Inc. dated March 16, 2006 (N)
10.12	Contract for Electrical Service with Perennial Public Power District dated April 25, 2006 (O)
10.13	Employment Agreement with Revis L. Stephenson III dated April 7, 2006 (P) +
10.14	Employment Agreement with Don Gales dated April 7, 2006 (Q) +
10.15	Track Material Purchase Agreement with the Tie Yard of Omaha dated May 5, 2006 (R)
10.16	Consulting Agreement with BioEnergy Capital Consultants, LLC dated March 22, 2005 (S)
10.17	Project Development Fee Agreement with Robert W. Holmes and Revis L. Stephenson III dated May 19, 2005 (T)
10.18	Planting Agreement for Crop Year 2005 with Bettger Brothers Partnership (U)
10.19	Lock-Up Agreement with Revis L. Stephenson III, BioEnergy Capital Consultants LLC, Holmes Residuary Trust dated November 4, 2005 (V)
10.20	Letter Agreement with Oppenheimer & Co. Inc. dated November 22, 2005 (W)
10.21	Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. dated July 19, 2006 (X)
10.22	Distiller’s Grain Marketing Agreement with Commodity Specialist Company dated May 31, 2006 **
10.23	Farm Lease and Security Agreement with Bettger Brothers Partnership dated April 30, 2006 **
10.24	Energy Management Agreement with U.S. Energy Services, Inc. dated January 16, 2006 **
10.25	Letter of Intent with Fagen, Inc. dated June 17, 2005 **
21	List of Subsidiaries of the Registrant **
23.1	Consent of Faegre & Benson LLP (Contained in Exhibit 5.1)
23.2	Consent of Faegre & Benson LLP (Contained in Exhibit 8.1)
23.3	Consent of McGladrey & Pullen, LLP
24	Powers of Attorney

*	Material has been omitted pursuant to a request for confidential treatment and such materials have been filed separately with the SEC.
+	Management compensatory plan/arrangement.
**	Previously Filed
(A)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(B)	Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Post Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).
(C)	Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(D)	Included in this prospectus as annex C.
(E)	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(F)	Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(G)	Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).

(H)	Incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(I)	Incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(J)	Incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(K)	Incorporated herein by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(L)	Incorporated herein by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(M)	Incorporated herein by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(N)	Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(O)	Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(P)	Incorporated herein by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(Q)	Incorporated herein by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(R)	Incorporated herein by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-QSB, filed on May 15, 2006 (File No. 333-125335).
(S)	Incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(T)	Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form SB-2, filed on May 23, 2005 (File No. 333-125335).
(U)	Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on August 12, 2005 (File No. 333-125335).
(V)	Incorporated herein by reference to Exhibit 10.15 to the Registrant’s Pre-Effective Amendment No. 4 to Registration Statement on Form SB-2, filed on November 7, 2005 (File No. 333-125335).
(W)	Incorporated herein by reference to Exhibit 10.19 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, filed on February 10, 2006 (File No. 333-125335).
(X)	Incorporated herein by reference to Exhibit 10 to the Registrant’s Quarterly Report on Form 10-QSB, filed on August 14, 2006 (File No. 333-125335).

Item 28.                 UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The small business issuer will:

(1)          File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         Include any additional or changed material information on the plan of distribution.

(2)          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)        Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Minneapolis, state of Minnesota, on October 25, 2006.

ADVANCED BIOENERGY, LLC

By:	/s/ Revis L. Stephenson III
Revis L. Stephenson III
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Revis L. Stephenson III	Chairman, Chief Executive Officer and	October 25, 2006
Revis L. Stephenson III	Director (Principal Executive Officer)

*	Treasurer and Director (Principal	October 25, 2006
Robert W. Holmes	Financial and Accounting Officer)

*	Director	October 25, 2006
Robert Bettger

*	Director	October 25, 2006
Larry L. Cerny

*	Director	October 25, 2006
Richard Hughes

*	Director	October 25, 2006
John E. Lovegrove

*	Director	October 25, 2006
Troy Otte

*	Director	October 25, 2006
Keith Spohn

*       Revis L. Stephenson III, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the registrant pursuant to powers of attorney duly executed by such persons.

/s/ Revis L. Stephenson III
Revis L. Stephenson III
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing
3.1	Certificate of Formation	Incorporated by reference.
3.2	Third Amended and Restated Operating Agreement dated February 1, 2006	Incorporated by reference.
4.1	Form of Membership Unit Certificate	Incorporated by reference.
4.2	Subscription Agreement of Registrant	Included in this prospectus as annex C.
5.1	Opinion of Faegre & Benson LLP	Previously filed.
8.1	Opinion of Faegre & Benson LLP	Filed herewith.
10.1	Promissory Note (Operating Loan) and Loan Agreement with Farm Credit Services of America PCA dated February 13, 2006	Incorporated by reference.
10.2	Master Loan Agreement with Farm Credit Services of America, FLCA dated February 17, 2006	Incorporated by reference.
10.3	Amendment to Master Loan Agreement with Farm Credit Services of America, FLCA dated April 11, 2006	Incorporated by reference.
10.4	Statused Revolving Credit Supplement with Farm Credit Services of America, FLCA dated February 17, 2006	Incorporated by reference.
10.5	Construction and Revolving Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006	Incorporated by reference.
10.6	Construction and Term Loan Supplement with Farm Credit Services of America, FLCA dated February 17, 2006	Previously filed.
10.7	Loan and Trust Agreement with the County of Fillmore, State of Nebraska and Wells Fargo N.A. dated April 1, 2006	Incorporated by reference.
10.8	Promissory Note issued to the County of Fillmore, State of Nebraska dated April 27, 2006	Incorporated by reference.
10.9	Deed of Trust and Security Agreement with Wells Fargo Bank dated April 27, 2006	Incorporated by reference.
10.10	Lump-sum Design Build Agreement with Fagen, Inc. dated March 16, 2006	Incorporated by reference.
10.11	License Agreement with ICM, Inc. dated March 16, 2006	Incorporated by reference.
10.12	Contract for Electrical Service with Perennial Public Power District dated April 25, 2006	Incorporated by reference.
10.13	Employment Agreement with Revis L. Stephenson III dated April 7, 2006	Incorporated by reference.
10.14	Employment Agreement with Don Gales dated April 7, 2006	Incorporated by reference.
10.15	Track Material Purchase Agreement with the Tie Yard of Omaha dated May 5, 2006	Incorporated by reference.
10.16	Consulting Agreement with BioEnergy Capital Consultants, LLC dated March 22, 2005	Incorporated by reference.
10.17	Project Development Fee Agreement with Robert W. Holmes and Revis L. Stephenson dated May 19, 2005	Incorporated by reference.
10.18	Planting Agreement for Crop Year 2005 with Bettger Brothers Partnership	Incorporated by reference.
10.19	Lock-Up Agreement with Revis L. Stephenson III, BioEnergy Capital Consultants LLC, Holmes Residuary Trust dated November 4, 2005	Incorporated by reference.
10.20	Letter Agreement with Oppenheimer & Co. Inc. dated November 22, 2005	Incorporated by reference.
10.21	Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, L.L.C. dated July 19, 2006	Incorporated by reference.

10.22	Distiller’s Grain Marketing Agreement with Commodity Specialist Company dated May 31, 2006	Previously filed.
10.23	Farm Lease and Security Agreement with Bettger Brothers Partnership dated April 30, 2006	Previously filed.
10.24	Energy Management Agreement with U.S. Energy Services, Inc. dated January 16, 2006	Previously filed.
10.25	Letter of Intent with Fagen, Inc. dated June 17, 2005	Previously filed.
21	List of Subsidiaries of the Registrant	Previously filed.
23.1	Consent of Faegre & Benson LLP	Contained in Exhibit 5.1.
23.2	Consent of Faegre & Benson LLP	Contained in Exhibit 8.1.
23.3	Consent of McGladrey & Pullen, LLP	Filed herewith.
24	Powers of Attorney	Filed herewith.